As filed with the Securities and Exchange Commission on October 25, 2012

Registration No. 333-183558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————————————

Amendment No. 1 to

FORM S-1

Registration Statement
Under
The Securities Act of 1933

————————————

DIVINE SKIN, INC.

(Exact name of Registrant as specified in its Charter)

	————————————
Florida	2836	20-8380461
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1680 Meridian Avenue, Suite 301 Miami Beach, Florida 33139 Phone: (888) 404-7770	Daniel Khesin Chief Executive Officer 1680 Meridian Avenue, Suite 301 Miami Beach, Florida 33139 Phone: (888) 404-7770
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code of agent for service)

————————————

Copies to:

Brian Pearlman, Esq. Pearlman Schneider LLP 2200 Corporate Boulevard NW, Suite 210 Boca Raton, Florida 33431 Tel: (561) 362-9595 Fax: (561) 362-9612	Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Tel: (973) 597-2500 Fax: (973) 597-2400

————————————

Approximate date of commencement of proposed sale to public:    As soon as practicable after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(1)

Units, each Unit consisting of:	$10,000,000	$1,146.00 (4)

(i) Common stock, $0.001 par value per share	—	—

(ii) Warrants to purchase common stock(2)	—	—

Common stock issuable upon exercise of Warrants(2)(3)	—	—

Placement Agents' Warrants to purchase common stock(2)	—	—

Common stock issuable upon exercise of Placement Agents' Warrants(2)(3)	—	—

(1)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)

No fee is required pursuant to Rule 457(g) under the Securities Act.

(3)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(4)

Fee paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED October 25, 2012

Divine Skin, Inc.

__________ Units Consisting of
One Share of Common Stock and ___ of a
Warrant to Purchase One Share of Common Stock

We are offering up to __________ Units, with each Unit consisting of one share of our common stock and ___ of a warrant to purchase one share of our common stock. The purchase price for each Unit is $___. Each warrant will have an exercise price of $___ per share, will be exercisable immediately after issuance and will expire five years from the date of issuance. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering. We are also registering the shares of common stock issuable upon exercise of the warrants. We are not required to sell any specific dollar amount or number of Units, but will use our best efforts to sell all of the Units being offered. Prior to a closing, investor funds will be held in an escrow account and will not be returned. Following a closing, such funds will be immediately available for use by our company.  This offering will terminate on or about ___________, 201_, unless the offering is fully subscribed before such date or we decided to terminate the offering prior to such date. In either event, the offering may be closed without further notice to you.

Our common stock is traded on the OTC Bulletin Board under the symbol “DSKX.” On October 17, 2012, the closing sale price of our common stock on the OTC Bulletin Board was $0.32 per share.  We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “____”.  We also intend to effectuate a ____-for-____ reverse split of our common stock prior to the consummation of this offering. We do not intend to list the warrants on any exchange or other trading system.

Our business and an investment in our securities involve significant risks. See “Risk Factors” beginning on page 5 of this prospectus to read about factors that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds, before expenses, to us	$	$

——————

(1)

For the purpose of estimating the placement agent’s fees, we have assumed that the placement agent will receive its maximum commission on all sales made in the offering. Does not include a corporate finance fee in the amount of 1.0%, or $___ per share, of the gross proceeds of the offering payable to the placement agent. See “Plan of Distribution” for a description of the compensation payable by us in connection with this offering.

Maxim Group has agreed to act as our placement agent in connection with this offering. In addition, our placement agent may engage one or more selected dealers. The placement agent is not purchasing the securities offered by us, and is not required to sell any specific number or dollar amount of Units, but will assist us in this offering on a “best efforts” basis. We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds of the offering of Units by us, subject to certain exclusions, and to issue warrants to the placement agent to purchase a number of shares of our common stock equal to 5.0% of the aggregate number of shares of common stock included in the Units sold in the offering, subject to certain exclusions. We have also agreed to pay the placement agent a cash fee equal to 1.0% of the gross proceeds of the offering of Units by us as a corporate finance fee. The placement agent warrants will have terms substantially similar to the warrants included in the Units offered hereby and will otherwise comply with the requirements of the Financial Industry Regulatory Authority, Inc., or FINRA. We have agreed to reimburse the placement agent for their reasonable out-of-pocket expenses up to $________. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” beginning on page 47 of this prospectus for more information on this offering and the placement agent arrangements.

MAXIM GROUP, LLC

The date of this Prospectus is __________________, 2012

————————————

WE HAVE NOT APPLIED TO REGISTER THE UNITS, THE COMMON STOCK, THE WARRANTS, THE COMMON STOCK UNDERLYING THE WARRANTS, THE PLACEMENT AGENT WARRANTS, THE COMMON STOCK UNDERLYING THE PLACEMENT AGENT WARRANTS UNDER THE LAW OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, NOR DO WE INTEND TO MAKE SUCH AN APPLICATION. UNTIL OUR COMMON STOCK IS LISTED FOR TRADING ON A U.S. NATIONAL SECURITIES EXCHANGE, TRADING IN, OR THE OFFER AND RESALE OF, OUR COMMON STOCK WILL BE SUBJECT TO THE SECURITIES LAWS OF THE VARIOUS STATES OF THE UNITED STATES IN ADDITION TO THE FEDERAL SECURITIES LAWS. THESE STATE SECURITIES LAWS COVER ALL SECONDARY TRADING OF OUR COMMON STOCK. AS A RESULT, HOLDERS OF THE UNITS, THE COMMON STOCK, THE WARRANTS, THE COMMON STOCK UNDERLYING THE WARRANTS, THE PLACEMENT AGENT WARRANTS OR THE COMMON STOCK UNDERLYING THE PLACEMENT AGENT WARRANTS MAY NOT RESELL THEIR SECURITIES IN THE UNITED STATES WITHOUT SATISFYING THE APPLICABLE STATE SECURITIES LAW OR QUALIFYING FOR AN EXEMPTION THEREFROM, INCLUDING THE EXEMPTIONS MADE AVAILABLE UNDER THE U.S. NATIONAL SECURITIES MARKETS IMPROVEMENT ACT OF 1996.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

In this prospectus, (i) ”Divine Skin,” “the Company,” “we,” “us,” and “our” refer to Divine Skin, Inc., a Florida corporation, and its subsidiaries, unless the context otherwise requires; and (ii) references to “common stock” or “Common Stock” refer to our common stock, par value $0.001 per share.

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include: DS Laboratories, Aminexil, Revita, Spectral.DNC and Oligo.DX which may be registered or trademarked in the United States. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

We are a global personal care product development and marketing company. We develop and market proprietary branded personal care products that address hair restoration, skin care and other personal care needs.  We currently research, develop and formulate our own products, consistent with our mission to provide products that make a meaningful difference in the lives of our customers.

As a growth company, we attempt to compete in the personal care markets by focusing on developing innovative products that more adequately meet the personal care needs of consumers. Our current products are primarily sold under our “DS Laboratories” brand. We also sell certain products under our “Polaris Labs”, “Sigma Skin” and “Pure Guild” brands. We market and sell these products through salons, spas, department stores, specialty retailers and distributors. Our products are manufactured through various third parties on an order-by-order basis.

We have grown steadily since our inception through sales to specialty retailers, salon chains and distributors in North America and through distributors for international sales. We have a growing base of domestic and international customers with several large salon chains and distributors, which collectively sell to thousands of salons throughout the world.  Our current principal products, which are all sold under our DS Laboratories brand, are set forth below.

Hair Re-Growth	Hair Care	Skin Care	Personal Care
Revita	Dandrene	Hydroviton.CR	Nirena
Spectral	Nia	Keramene	Revita.EPS
	Radia	Oligio.DX
Trioxil

We have incurred losses since our inception. We had a net loss of $808,423 and $248,133 for the six months ended June 30, 2012, and 2011, respectively, and $980,892 and, $149,813 for the years ended December 31, 2011 and 2010, respectively. As of June 30, 2012, we had an accumulated deficit of approximately $2.3 million.

Our Key Strategies

We offer a broad range of branded, personal care products that address various personal needs applications in the hair care market, specifically hair restoration.  All of our products are a result of internally developed formulas.  Our research and development activities are not limited to any particular product category; rather, we take a broad approach to personal care applications and attempt to develop products that serve specific needs. The ingredients within our products implement technologies that utilize encapsulation techniques which we believe improve the effectiveness and spectrum of the active ingredients of our products. Our hair restoration technology, Nanoxidil, for example, is designed to stimulate follicles at the vertex of the scalp.  We believe Nanoxidil surpasses competing products in terms of efficacy and tolerability due to its higher level of penetration and prolonged therapeutic effect because of its relatively low molecular weight.  Our research into the mechanism of hair growth has also led us to develop applications to suppress unwanted body hair growth.

Our historical revenue growth has been primarily driven by the following three factors: 1) introduction of new and innovative products, 2) increasing distribution in new channels and territories and 3) supporting existing distribution with education, training and marketing.  We believe the most rapid way to accelerate revenue growth is to aggressively support our existing customer base and concurrently expanding into new markets.

Sales and Marketing

We are increasingly marketing our products directly to salons, spas, department stores, specialty retailers and distributors in an effort to foster greater brand loyalty.  However, a majority of our current sales are made to distributors. In addition to the U.S., we currently sell our products in Japan, Mexico, Russia, Turkey and the Middle East and we plan to commence selling in Brazil through distributors.

We utilize our branded website to provide information about our company, products and technology.  All marketing and communications efforts feature a constant internet based strategy which we believe allows us to leverage our brand to generate sales.

Existing Market Conditions

The International Society of Hair Restoration Surgery estimates the annual worldwide hair restoration market at $3 billion.  We believe the potential to deliver an innovative topical solution in a non-drug based, shampoo such as ours will provide us with the opportunity to access all current hair loss treatment markets. We believe our products and technology could serve as a catalyst to grow the market, and compete with existing surgical and nonsurgical procedures, given our product’s efficacy and topical, minimally invasive mode of delivery. We also believe it will also bring women into the market where they have traditionally rejected invasive surgical procedures and avoided the side effects of drug treatments. Only two drug hair restoration treatments approved by the United States Food and Drug Administration (the “FDA”) are available today: minoxidil and finasteride. Minoxidil is marketed as Rogaine® and finasteride is marketed as Propecia®. These two products can be effective in hair loss prevention and may grow new hair. However, we believe our hair re-growth products provide better efficacy in a more convenient, non-sticky, shampoo-based topical delivery.

Corporate Background

Our corporate headquarters are located at 1680 Meridian Avenue, Suite 301, Miami Beach, Florida 33139. Our phone number is (888) 404-7770. We own and operate several websites, including divineskin.com, polarisresearchlab.com, sigmaskin.com, polarisresearchlabs.com and www.dslaboratories.com. Information contained on our website is not part of this prospectus.

Risks Associated with Our Business

Investing in our common stock involves substantial risk. Before participating in this offering, you should carefully consider all of the information in this prospectus, including risks discussed in “Risk Factors” beginning on page 5. A few of our most significant risks are:

•

We have historically incurred losses;

•

Our inability to achieve profitability;

•

Our dependence on a small group of products;

•

Our reliance on third party suppliers, manufacturers and distributors;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;

•

The level of consumer acceptance of our products;

•

The increasing level of competition in the skin care and personal care industry;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

The Offering

Public offering price:	$ _________________per Unit

Common stock being offered by us:	__________ shares of common stock

Warrants to purchase common stock being offered by us:	Warrants to purchase __________ shares of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Warrant exercise price:	The exercise price of the warrants is $ _____________per share.
Warrant exercisability and expiration:	The warrants will be exercisable immediately after the original date of issuance and will expire on ______________ 2017.

Common stock outstanding after this offering:	__________ shares.(1)

Use of Proceeds:

We currently intend to use the net proceeds of this offering for expansion into international markets, increased sales force, marketing, research and development, and for general working capital. We intend to prioritize our future expenditures on the continued development of our products.  See the section entitled “Use of Proceeds” in this prospectus.

OTC Markets Symbol:	DSKX

Trading:

Our shares of common stock currently trade on the OTC Markets. There is no established trading market for the warrants and we do not intend to list the warrants on any exchange or other trading system.  We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “____”.

Proposed NASDAQ Capital Market Symbol:	“____”

Risk Factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” below and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest our securities.

——————

(1)

The number of shares of common stock to be outstanding after this offering is based on 107,279,442 shares outstanding as of June 30, 2012. This number does not include:

•

2,538,130 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.01 per share held by our existing security holders.

•

326,333 shares of our common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $0.01 per share held by existing security holders.

•

5,000,000 shares of our common stock which remain available for grant and possible subsequent issuance under our equity incentive plans.

•

10,000,000 shares of our common stock issuable upon conversion of our outstanding shares of series A preferred stock.

•

up to _________ shares of common stock issuable upon exercise of warrants issued to the investors in this offering, at an exercise price of $____ per share.

•

up to _______ shares of our common stock issuable upon exercise of the warrants issued to the placement agent in this offering.

Unless otherwise indicated, all information in this prospectus assumes that no options, warrants or shares of common stock were issued after ____________, 2012, and no outstanding options or warrants were exercised after ____________, 2012. In addition, unless otherwise indicated, all information in this prospectus assumes that the warrants issued in connection with this offering to the investors in the Units and our placement agent have not been exercised. Furthermore, except as otherwise indicated herein, all information in this prospectus, including the number of shares that will be outstanding after this offering, assumes or gives effect to a __-for-__ reverse stock split of our common stock that we will complete prior to the closing of this offering.

Statements of Operations Data:

	Fiscal Year Ended December 31, 2011	Six Months Ended June 30, 2012
		(unaudited)
Revenues, net	$3,498,262	$5,913,075
Cost of Goods sold	$2,048,115	$2,981,778
Gross profit	$1,450,147	$2,500,466
Total operating expenses	$1,824,350	$3,302,856
Net Loss	$(368,085)	$(808,423)
Net Loss per share – basic and fully diluted	$(0.00)	$(0.01)
Weighted average shares outstanding	106,085,949	105,607,986

Balance Sheet Data:

	As of December 31, 2011	As of June 30, 2012
		(unaudited)
Total assets	$6,103,991	$6,869,228
Total liabilities	$1,098,745	$2,080,948
Working capital	$4,306,775	$3,998,009
Shareholders' Equity	$5,020,278	$4,788,280

Capitalization:

The following tables set forth our capitalization as of June 30, 2012. The tables should be read in conjunction with our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus.

Long-term debt	$0
Current Liabilities	$2,080,948
Shareholders' equity:
Preferred Stock; 30,000,000 authorized; 10,000,000 shares issued and outstanding	$10,000
Common stock; $0.0001 par value; 300,000,000 shares authorized; 107,279,442 shares issued and outstanding	$107,279
Additional paid-in capital	$7,070,672
Stock subscription	$(100,000)
Accumulated deficit	$(2,299,671)
Total shareholders’ equity	$4,788,280
Total liabilities and shareholders’ equity	$6,869,228

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. If any of the following risks actually occur, our business would likely suffer and the trading price of our securities could decline, and you may lose all or part of the money you paid to buy our securities.

Risks primarily associated with our business:

We have historically incurred losses and may incur losses in the future that may adversely affect our financial condition.

We had a net loss of $808,423 and $248,133 for the six months ended June 30, 2012, and 2011, respectively, and $980,892, $149,813 and $316,222 for the years ended December 31, 2011, 2010 and 2009, respectively. As of June 30, 2012, we had an accumulated deficit of approximately $2.3 million. In the event we are unable to obtain or sustain increased gross margins, reduced costs and/or generate sufficient additional revenues to offset our costs at levels experienced in the year ending December 31, 2012, or better, we may continue to sustain losses in the future and may never be able to achieve profitability.

Our ability to succeed depends on our ability to grow our business and achieve profitability.

The introduction of new products and services and expansion of our distribution channels have contributed significantly to our recent results, but we must continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future growth and profitability will depend upon a number of factors, including, but not limited to:

•

Our ability to manage costs;

•

The increasing level of competition in the skin care and personal care industry;

•

Our ability to continuously offer new or improved products;

•

Our ability to maintain efficient, timely and cost-effective production and delivery of our products;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;

•

The level of consumer acceptance of our products;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and, even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

Our financial performance is dependent on the disproportionate success of a small group of products.

Our business and results of operations have been historically dependent on the disproportionate success of a small group of products, Revita and Spectral, which we do not manufacture. In the event sales significantly decrease for such products, our profitability will be adversely affected. Furthermore it is likely we will market more products which fail to generate significant revenues as opposed to products which generate significant revenues. Our sales and profitability will be adversely affected if we are unable to develop a sufficient number of successful products.

The majority of our revenue is generated on the basis of purchase orders, rather than long term purchase commitments and this may adversely affect our margins if we lose one or more of these customers.

While we have long-term agreements with several distributors, most of our distributors and customers may cancel a purchase order or defer shipments of our products at any time. Furthermore, most of our distributors can terminate their agreements with us on relatively short notice.  While we have maintained long-term relationships with many of our distributors and have not experienced significant cancellation or deferment of customer orders, the lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual revenue may differ from our forecasts, which could adversely affect our ability to achieve profitability.

If we fail to promote and maintain our brand in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

We may be unable to protect our intellectual property rights and may be subject to intellectual property litigation and infringement claims by third parties.

While we currently have trademark registration for a majority of our products, we rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain jurisdictions where our products are sold. Currently, we have no patents on our products. We will continue to use the current business strategy of adding proprietary blends to each product formula. We believe that our proprietary blend formula makes product replication challenging and expensive for any possible competitor. However, to the extent we do not have patents on our products; another company may replicate one or more of our products. Although we seek to ensure that we do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us.

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology and there can be no assurance that others will not independently develop similar know-how and trade secrets. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to use our proprietary know-how to offer competitive products at lower prices and we may not be able to effectively compete against these companies.

We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could expose us to the following risks, among others, we may be required to:

•

Defend against infringement claims which are expensive and time consuming;

•

Cease making, licensing or using products that incorporate the challenged intellectual property;

•

Re-design, re-engineer or re-brand our products or packaging; or

•

Enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

We are dependent upon a few suppliers for a significant portion of our raw materials and the quality of such materials and our suppliers are dependent on the continued availability and pricing of raw materials, either of which could negatively affect our ability to manage costs and maintain profitable operating margins.

We currently purchase a majority of our raw material from approximately eight different suppliers with whom we have no written purchase contracts. Any supplier and any order may be terminated or rejected by any supplier at any time. Our reliance on open orders, no preference or assurances from suppliers, and our reliance on suppliers, creates a risk that our supply of raw materials may be interrupted at any time. We may not be able to timely source another supplier, resulting in further delays. We have tried to minimize these risks by maintaining inventories consistent with projected needs but we may not be able to maintain adequate stockpiles or be able to acquire and stockpile raw materials at costs that can be passed on to customers. In addition, there could be a significant disruption in the supply of raw materials from our intended sources and we may not be able to locate alternative suppliers of materials of comparable quality at an acceptable price, or at all. Our failure to ensure a steady supply of raw material or any significant interruption in the supply of raw materials could have a material adverse effect on our operations and ability to timely fulfill orders that could result in lost orders and revenue. In addition, there can be no assurance that our suppliers will continue to provide raw materials and to manufacture products that are consistent with our standards. We may receive shipments of product that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and related increased administrative and shipping costs. In addition, because we do not control our manufacturers, products that fail to meet our standards or other unauthorized products could end up in the marketplace without our knowledge, which could harm our reputation in the marketplace.

We rely on third-party manufacturers and carriers to produce and ship our products, and we will have limited control over these manufacturers and carriers and may not be able to obtain or deliver quality products on a timely basis or in sufficient quantity.

Substantially all of our products are manufactured by unaffiliated manufacturers. We do not have any long-term contracts with our manufacturing sources, and we expect to compete with other companies for production and import capacity. In addition, we cannot be certain that our unaffiliated manufacturers will be able to fill our orders in a timely manner. Any delays, interruption or increased costs to our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.  We also rely on third-party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carrier’s ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate manner would harm our reputation and our business and results of operations.

If we experience significant increased demand, or need to replace an existing manufacturer or carrier, there can be no assurance that additional manufacturing capacity or shipping will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new manufacturing sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

A large portion of our revenues has historically been derived from sales to third-party distributors who may terminate their relationships with us at any time.

We depend on distributors to sell a significant portion of our products. In 2011 and 2010, net revenues through two distributors accounted for approximately 29% and 42% of our net revenues, respectively. Some of our distributors also market and sell competing products, which could result in conflicts of interest. Distributors may terminate their relationships with us at any time. Our future performance will depend in part on our ability to attract additional distributors that will be able to market and support our products, especially in markets in which we have not previously distributed our products. We may lose one or more of our distributors or may not be able to recruit additional or replacement distributors. The loss of one or more of our major distributors could have a material adverse effect on our business.

Like other retailers, distributors and manufacturers of skin care and personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

While management believes we are currently materially compliant with regulations covering our products, we may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. While to date we have never been subject to any product liability claim, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. If our insurance protection is inadequate and our third-party vendors do not indemnify us, the successful assertion of product liability claims against us could result in potentially significant monetary damages. In addition, interactions of our products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored.

We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results have occurred, certain individuals or groups of individuals may seek monetary retribution.

In the future we could be subject to additional laws or regulations by the FDA or other federal, state or foreign regulatory authorities or subject to more stringent interpretations of current laws or regulations which may adversely impact our business and operations.

We are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. The FDA or other governmental regulatory bodies could require the reformulation of certain products to meet new standards or FDA approval prior to marketing and sale of certain products. Any or all of such requirements could have a materially adverse affect on our business, financial condition, results of operations and cash flows.  The cost to comply with new or changing regulations could be material.  Furthermore, we cannot provide any assurances that any product would ultimately comply with new or changing regulations.

In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

While the majority of the active ingredients in our current products have undergone independent third party clinical trials in order to establish benefit claims and efficacy, in the future certain ingredients contained in our products or our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients as combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In addition, in the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

Our business may be adversely affected by unfavorable publicity within the skin care or personal care market.

We believe that the skin care and personal care markets are significantly affected by national and local media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of our products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

Our success is dependent upon the successful introduction of our new products and success in expanding the demand for existing products.

We believe the growth of our business is substantially dependent upon our ability to introduce our products to the public and to expand the demand for existing products. At present, we have limited resources to spend on advertising and marketing, and therefore, we will rely, to a large extent, on relationship with strategic partners to assist in our development of distribution channels. Our ability to meet future obligations is dependent in large measure on the success of our product sales. We expect to introduce new products. The success of new products is dependent upon a number of factors, including our ability to formulate products that will appeal to consumers and respond to market trends in a timely manner. There can be no assurance that our efforts to formulate new products will be successful or that consumers will accept our new products. In addition, products experiencing strong popularity and rapid growth may not maintain their sales volumes over time.

The skin care, hair care and personal care product markets are intensely competitive and the strengthening of any of our competitors could harm our business.

The skin care, hair care and personal care products industry is intensely competitive. Many competitors, including, but not limited to, Johnson & Johnson, Procter and Gamble and Unilever, have greater name recognition and financial resources, which may give them a competitive advantage. Our competitors may also be able to devote greater resources to marketing, promotional, and pricing campaigns that may influence our continuing and potential independent associates and members to buy products from competitors rather than from us. In addition, as the number of our products increases, we may face risks associated with market saturation of our product offerings. Our vendors and distributors may also restrict their sales of our products to the extent they are already saturating that market with our competitors’ products through other retailers or their own stores. Such competition or market saturation could adversely affect our business and current market share.

Many of our competitors have substantially greater financial, technical and human resources than we do.

Our industry has limited barriers to entry. Our competitors may succeed in formulating products that are more effective than those currently developed by us. Progress by other researchers in areas similar to those being explored by us may result in further competitive challenges. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products. They may also establish exclusive collaborative or licensing relationships with our competitors.

In addition, large pharmaceutical companies compete with others and with us in the skin care and personal care product industry. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess manufacturing, distribution and marketing capabilities far greater than ours.

We also face competition in both the health food store and mass market distribution channels from private label products offered by health and natural food store chains, drugstore chains, mass merchandisers and supermarket chains.

Product returns may adversely affect our business.

We offer a 30-day, money back unconditional guarantee to all customers and allow distributors to return up to 100% of their orders during the prior 12-month period (subject to restrictions and limitations). Our return rate since the inception of our selling activities is approximately 2% of sales. We replace returned product damaged during shipment wholly at our cost, which historically has been negligible. Future return rates or costs associated with returns may increase. In addition, to date, product expiration dates have not played any role in product returns; however, it is possible they will increase in the future.

We rely on our information technology systems to manage numerous aspects of our business, and a disruption in these systems could adversely affect our business.

We depend on our information technology (IT) systems to manage numerous aspects of our business and finance and accounting transactions, to manage our distributor compensation plan and provide analytical information to management. Our IT systems are an essential component of our business and growth strategies, and a serious disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss or natural disasters, computer system and network failures, loss of telecommunications services, physical and electronic loss of data, security breaches and computer viruses. Any disruption could cause our business and competitive position to suffer and adversely affect our business and operating results.

Economic conditions and consumer confidence and spending, could harm our business.

Global economic conditions have deteriorated significantly over the past several years and continue to be challenging and unpredictable. Consumer confidence and spending have declined drastically, particularly for non-essential products, and the global credit crisis has limited access to capital for many companies and consumers. The economic downturn could adversely impact our business in the future by causing a decline in demand for our products, particularly if the economic conditions are prolonged or worsen. In addition, such economic conditions may adversely impact access to capital for us and our suppliers, may decrease our independent distributors’ ability to obtain or maintain credit cards, and may otherwise adversely impact our operations and overall financial condition.

We are involved in several litigation matters, and, if resolved adversely, could harm our business, brand and reputation, financial condition or results of operations.

We are involved in several lawsuits involving various suppliers and service providers.  Any litigation to which we are a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or we may decide to settle lawsuits on unfavorable terms. In addition, defending these claims is costly and can impose a significant burden on management and employees, and we may receive unfavorable preliminary or interim rulings in the course of litigation. Any such negative outcome could result in payments of monetary damages, adverse effects on the market price of our common stock or changes to our business practices, and accordingly our business, brand and reputation, financial condition, or results of operations could be materially and adversely affected.

Risks primarily associated with our stock and this offering:

The Units will be offered on a best efforts basis and if we do not receive the maximum proceeds under this offering we may require additional financing in the future, which may not be available or if available, may be on terms that cause a decline in the value of the securities purchased in this offering.

We are offering the Units through the placement agent on a best efforts basis and there is no assurance that we will receive sufficient proceeds to fully implement our business plan.  If we raise capital in the future by issuing additional securities, investors may experience a decline in the value of the securities purchased in this offering.  In addition, such securities may have rights senior to the rights of the securities purchased in this offering.

Our management has broad discretion as to the use of the net proceeds from this offering.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering, and these uses may vary substantially from our current plans. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $     per share and attributing no value to the warrants, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately ($     ) per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

The warrants have an exercise price of $     per share and expire on the fifth anniversary of the date of issuance. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

The price of our common stock may be volatile.

Our common stock is traded on the Over-the-Counter Markets (“OTC Markets”) and is quoted under the symbol DSKX. The OTC Markets is an inter-dealer, over-the-counter market that provides significantly less liquidity than a listing on the Nasdaq Stock Markets or other national securities exchange. Quotes for stocks included on the OTC Markets are not listed in the financial sections of newspapers as are those for the Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain.

In addition, the trading price of our common stock has in the past and may continue to fluctuate substantially. Our common stock is subject to fluctuations for many reasons, including the following:

•

price and volume fluctuations in the overall stock market from time to time;

•

fluctuations in stock market prices and trading volumes of similar companies;

•

actions of investors that affect the market price;

•

actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

•

general economic conditions and trends;

•

sales of large blocks of our stock;

•

departures of key personnel;

•

announcements of new products;

•

regulatory developments in the United States and other countries; and

•

failure of our common stock to be listed or quoted on the Nasdaq Stock Market, American Stock Exchange or other national market system.

We have applied for listing of our common stock on the Nasdaq Stock Market in connection with this offering. We expect that our common stock will be eligible to be quoted on the Nasdaq Capital Market. For our common stock to be listed on the Nasdaq Capital Market, we must meet the current Nasdaq Capital Market listing requirements. If we were unable to meet these requirements, our common stock could be delisted from the Nasdaq Capital Market. If our common stock were to be delisted from the Nasdaq Capital Market, our common stock could continue to trade on the over-the-counter bulletin board following any delisting from the Nasdaq Capital Market, or on the Pink Sheets, as the case may be. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

If shares of our common or preferred stock available for issuance or shares eligible for future sale were introduced into the market, it could hurt our stock price.

We are authorized to issue 300,000,000 shares of common stock and 30,000,000 shares of preferred stock. As of September 30, 2012, there were an aggregate of 114,707,442 shares of our common stock and 5,500,000 shares of Series A Preferred Stock issued and outstanding. That total excludes 5,500,000 shares of our common stock that may be issued upon conversion of our Series A Preferred Stock and 2,864,463 shares of common stock that may be issued upon the exercise of outstanding warrants and options. The exercise of outstanding options and/or warrants may cause substantial dilution to those who hold shares of common stock prior to such exercises. In addition, sales of substantial amounts of the common stock in the public market by these holders or perceptions that such sales may take place may lower the common stock's market price.

We may sell our authorized, but unissued, common stock to satisfy our funding requirements. We are also authorized to issue up to 30,000,000 shares of preferred stock, without stockholder approval, which includes 5,500,000 shares of Series A Preferred Stock that are currently issued and outstanding. Any future series or class of preferred stock may have rights that are superior to the rights of the holders of our common stock. Holders of shares of Series A Preferred Stock are entitled to two votes per share for each share of Series A Preferred Stock on all matters to be voted on by our shareholders. The Series A Preferred shares automatically convert into shares of common stock on a one-for-one basis in September 2013. The sale or the proposed sale of substantial amounts of our common or preferred stock in the public markets may adversely affect the market price of our common stock and our stock price. Our stockholders may also experience substantial dilution.

Our common stock is considered “a penny stock” and, as a result, it may be difficult to trade a significant number of shares of our common stock.

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. Our stock is currently less than $5.00 per share, and is classified as a “penny stock.” As a result, any broker or dealer selling our stock must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase our securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We currently intend to invest our future earnings, if any, to fund the development and growth of our business. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, future prospects, contractual arrangements, restrictions imposed by applicable law, any limitations on payments of dividends present in any debt agreements we may enter into and other factors our board of directors may deem relevant. If we do not pay dividends, your ability to achieve a return on your investment in us will depend on any future appreciation in the market price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which our holders have purchased their common stock.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which may adversely affect our operating results, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could cause investors to lose confidence in our operating results and in the accuracy of our financial reports and could have a material adverse effect on our business and on the price of our common stock.

As a public company, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. The controls and other procedures are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is disclosed accurately and is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. In the event that we are not able to demonstrate compliance with Section 404 in a timely manner, or are unable to produce timely or accurate financial statements, we may be subject to sanctions or investigations by regulatory authorities such as the SEC and investors may lose confidence in our operating results and the price of our common stock could decline.

None of our employees have any U.S. GAAP or significant accounting experience and our failure to maintain an effective system of internal control over financial reporting, which has caused us to fail to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our current employees are relatively inexperienced with United States generally accepted accounting principles (“U.S. GAAP”) and the related internal control procedures required of U.S. public companies. Although we currently engage a consulting firm with expertise in U.S. GAAP and we intend to hire a chief financial officer with U.S. GAAP and other significant accounting experience prior to the date of this prospectus, our internal control over financial reporting is not currently effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles because of our limited resources and limited number of employees.. This could result in errors in our financial statements in future periods which could cause us to restate those financial statements.

We have identified a material weakness in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As of December 31, 2011, and June 30, 2012, our chief executive officer and chief financial officer concluded that our internal controls over financial reporting were not effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles because of our limited resources and limited number of employees. The limited resources and limited number of employees resulted in us issuing 2,502,877 shares of common stock to a consultant upon receipt of notice of exercise of outstanding warrants without receiving the exercise price of the warrants during the year ending December 31, 2011, and 407,000 shares of common stock to the same consultant upon receipt of notice of exercise of outstanding warrants without receiving the exercise price of the warrants during the quarter ended June 30, 2012. We are in the process of remediating the material weakness, but we have not yet been able to complete our remediation efforts. To mitigate the current limited resources and limited employees, we rely heavily on direct management oversight of transactions, along with the use of legal and accounting professionals. As we grow, we expect to increase our number of employees, which will enable us to implement adequate segregation of duties within the internal control framework. During the six months ended June 30, 2012, we have restructured certain functions to provide additional focus in disbursements. It will take additional time to design, implement and test the controls and procedures required to enable our management to conclude that our internal control over financial reporting is effective. We cannot at this time estimate how long it will take to complete our remediation efforts or the cost of those efforts. We cannot assure you that measures we plan to take will be effective in mitigating or preventing significant deficiencies or material weaknesses in our internal control over financial reporting. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses or cause us to fail to meet our periodic reporting obligations. Beginning with our Annual Report on Form 10-K for our 2013 fiscal year ending December 31, 2013 (to be filed in early 2014) when the SEC's rules under Section 404 of Sarbanes-Oxley become applicable to us, such a failure could also result in a conclusion that our internal controls over financial reporting were not effective. The existence of a material weakness could result in errors in our financial statements that could result in further restatements of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in the trading price of our stock.

If our common stock is not listed on a national securities exchange, U.S. holders of warrants may not be able to exercise their warrants without compliance with applicable state securities laws and the value of your warrants may be significantly reduced.

Because our common stock is not listed on a national securities exchange, the exercise of the warrants by U.S. holders may not be exempt from state securities laws. As a result, depending on the state of residence of a holder of the warrants, a U.S. holder may not be able to exercise its warrants unless we comply with any state securities law requirements necessary to permit such exercise or an exemption applies. Although we plan to use our reasonable efforts to assure that U.S. holders will be able to exercise their warrants under applicable state securities laws if no exemption exists, there is no assurance that we will be able to do so. As a result, your ability to exercise your warrants may be limited. The value of the warrants may be significantly reduced if U.S. holders are not able to exercise their warrants under applicable state securities laws.

Our common stock is not listed on a national securities exchange and, as a result, compliance with applicable state securities laws may be required for subsequent offers, transfers and sales of the shares of common stock and warrants offered hereby.

The shares of our common stock and the warrants offered hereby are being offered only in a limited number of states in which we have either registered and/or qualified the common stock and warrants for sale or pursuant to one or more exemptions from such registration and qualification requirements. We have not registered or qualified the shares of common stock and the warrants offered hereby for subsequent offer, transfer or sale in any state. Because our common stock is not listed on a national securities exchange, subsequent transfers of the shares of our common stock and warrants offered hereby by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of shares or warrants to register or qualify the shares or the warrants for any subsequent offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

There is no public market for the warrants to purchase common stock being sold in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. We do not intend to list the warrants on any exchange or other trading system. Without an active market, the liquidity of the warrants will be limited.

Immediately following this offering our management in the aggregate, will own or control approximately __% of our outstanding common shares and as majority shareholders, will be able to control voting on issues and actions that may not be beneficial or desired by other shareholders.

Immediately prior to and following the date of this prospectus, our officers and directors owned 69,495,481 shares of common stock (including 5,500,000 shares of common stock underlying our series A preferred stock) or approximately 57.8% and __%, respectively, of our issued and outstanding common stock. Our chief executive officer, chief financial officer and director, Daniel Khesin, owns 43,694,475 shares of common stock and 5,500,000 shares of series A preferred stock (currently approximately 44% of our common stock). The shares of Series A preferred stock (pre-reverse split), which vote on a 1 to 2 basis and vote with the common stock, except as otherwise required under Florida law. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control; impede a merger, consolidation, takeover or other business combination involving the Company, which, in turn, could depress the market price of our common stock.

Our governing documents provide indemnification for officers, directors and employees.

Our governing instruments provide that officers, directors, employees and other agents shall only be liable to us for losses, judgments, liabilities and expenses for which they are adjudged guilty of willful misfeasance or malfeasance in the performance of his or her obligations. Thus certain alleged errors or omissions might not be actionable by us. The governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify our officers, directors, employees and other agents for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with our company, including liabilities under applicable securities laws.

Anti-takeover provisions in our charter and bylaws could make a third party acquisition of the Company difficult.

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof without any further vote or action by the shareholders. We currently have issued and outstanding 5,500,000 shares of Series A Convertible Stock. Holders of the Series A Preferred Stock are entitled to two votes for each share of preferred stock and vote together with holders of common stock, except as otherwise required by law. The Series A Preferred Stock or issuance of additional shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless required by law or otherwise. We have no present plans to issue any additional shares of preferred stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. These forward-looking statements are principally, but not solely, contained in the section captioned “Business” below and the section captioned “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. All such forward-looking statements involve risks and uncertainties, including, but not limited to:

•

Our inability to achieve profitability;

•

Our dependence on a small group of products;

•

Our reliance on third party suppliers, manufacturers and distributors;

•

The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•

Our ability to identify and respond successfully to emerging trends in the skin care, hair care and personal care industry;

•

The level of consumer acceptance of our products;

•

The increasing level of competition in the skin care and personal care industry;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

Therefore, prospective investors are cautioned that the forward-looking statements included in this prospectus may prove to be inaccurate and our actual results or performance may differ materially from any future results or performance expressed or implied by the forward-looking statements. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by us or any other person that our objectives and plans will be achieved in any specified time frame, if at all. These forward-looking statements represent beliefs and assumptions only as of the date of this prospectus. Except to the extent required by applicable laws or rules, we do not intend to update any forward-looking statements contained herein or to announce revisions to any of such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of the Units offered by us in this offering will be approximately $_______________, after deducting the placement agent fees, including the corporate finance fee, and estimated offering expenses payable by us. These amounts do not include the proceeds which we may receive in connection with the cash exercise of the warrants. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

We currently intend to use the net proceeds of this offering as follows: 25% of the net proceeds to expand our sales and marketing effort and personnel; 25% of the net proceed to expand our packaging and shipping facilities, including, but not limited to upgrading our related technology and automation of our facilities; and 40% of our net proceeds to expand our product line in conjunction with increased expense in our research and development of new products and formulas. Remaining proceeds will be reserved for general working capital purposes.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering. Expenditures will also depend upon the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. Pending these uses, we plan to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities.

Even if we sell all of the securities subject to this offering, of which there can be no assurance, we may still need to obtain additional financing. We may seek such additional financing through public or private equity or debt offerings or other sources, including collaborative or other arrangements with corporate partners, and through government grants and contracts. Please see “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and we do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND
ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is quoted on the OTC Bulletin Board under the symbol DSKX. We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “____” in connection with this offering. Quotation commenced during the quarter ended March 31, 2010. The range of closing prices for our common stock, as reported on the OTC Bulletin Board during each quarter since the quarter ended June 30, 2010, was as follows. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of October 17, 2012, the closing sale price of our common stock as reported on the OTC Bulletin Board was $0.32.

Calendar Year 2010
	High	Low
Second Quarter	$0.35	$0.30
Third Quarter	$0.33	$0.15
Fourth Quarter	$0.38	$0.30

Calendar Year 2011
	High	Low
First Quarter	$0.74	$0.37
Second Quarter	$0.45	$0.36
Third Quarter	$0.43	$0.31
Fourth Quarter	$0.38	$0.33

Calendar Year 2012
	High	Low
First Quarter	$0.37	$0.24
Second Quarter	$0.28	$0.19
Third Quarter	$0.36	$0.24

As of September 30, 2012, there were approximately 400 security holders of record of our common stock.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2012:

•

on an actual basis; and

•

on an as adjusted basis to reflect:

•

our sale of ______ Units in this offering at an assumed offering price of $____ per Unit (the last reported sale price of our common stock on ______________, 2012), after deducting estimated placement agent fees, including the corporate finance fee, and offering expenses payable by us, and the application of the net proceeds from our sale of common stock in this offering; and

•

a ___-for-___ reverse stock split of our common stock that we will complete prior to the closing of this offering.

You should read this information in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2012
	Actual	As Adjusted
Shareholders' Equity:
Common stock—$.001 par value; 300,000,000 shares authorized; 107,279,442 issued and outstanding at June 30, 2012, and __________, as adjusted	107,279
Preferred Stock, 30,000,000 shares authorized and 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	7,070,672
Stock subscription	100,000
Accumulated deficit	(2,299,671)
Total shareholders' equity	4,788,280	—
Total equity	$4,788,280	$—

The foregoing capitalization information is based on 107,279,442 shares outstanding as of June 30, 2012 and excludes:

•

2,538,130 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.01 per share held by our existing security holders.

•

326,333 shares of our common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $0.01 per share held by our existing security holders.

•

5,000,000 shares of our common stock which remain available for grant and possible subsequent issuance under our equity incentive plans.

•

10,000,000 shares of our common stock issuable upon conversion of our outstanding shares of Series A preferred stock.

•

up to _________ shares of common stock issuable upon exercise of warrants issued to the investors in this offering, at an exercise price of $____ per share.

•

up to _________ shares of our common stock issuable upon exercise of the warrants issued to the placement agent in this offering.

DILUTION

Our net tangible book value as of June 30, 2012 was approximately $4.156 million, or $0.039 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the full $___ million of Units that may be offered in this offering at a public offering price of $___ per Unit and attributing no value to the warrants, after deducting estimated offering commissions and expenses payable by us, as-adjusted net tangible book value as of June 30, 2012, would have been approximately $___ million, or $___ per share of common stock. This represents an immediate increase in the net tangible book value of $___ per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of ($___) per share to new investors. The following table illustrates this hypothetical per share dilution:

Public offering price per Unit		$—
Net tangible book value per share as of June 30, 2012	$
Increase per share attributable to new investors		$—
As-adjusted net tangible book value per share after this offering		$—
Dilution per share to new investors		$—

Investors that acquire additional shares of common stock through the exercise of the warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The foregoing capitalization information is based on 107,279,442 shares outstanding as of June 30, 2012, and excludes:

•

2,538,130 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.01 per share held by our existing security holders.

•

326,333 shares of our common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $0.01 per share held by our existing security holders.

•

5,000,000 shares of our common stock which remain available for grant and possible subsequent issuance under our equity incentive plans.

•

10,000,000 shares of our common stock issuable upon conversion of our outstanding shares of series A preferred stock.

•

up to _________ shares of common stock issuable upon exercise of warrants issued to the investors in this offering, at an exercise price of $____ per share.

•

up to _________ shares of our common stock issuable upon exercise of the warrants issued to the placement agent in this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those set forth under “Risk Factors” and elsewhere in this prospectus and those discussed in other documents we file with the SEC. In light of these risks, uncertainties and assumptions, readers are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements represent beliefs and assumptions only as of the date of this prospectus. Except as required by applicable law, we do not intend to update or revise forward-looking statements contained in this prospectus to reflect future events or circumstances.

Overview

We develop, market and sell products for hair care, skin care and personal care needs. Through our predecessors, we have been developing and marketing hair care, skin care and personal care products for over ten years. The Company currently conducts business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name. We own 100% of the outstanding common shares of DS Laboratories, Inc., a Florida company, Sigma Development and Holding Co., Inc., a Florida company, and Polaris Labs, Inc., a Florida company. Sigma was founded as an upscale brand addition to our product portfolio. We currently distribute hair growth products, facial moisturizers and anti-aging facial cleansers through Sigma. Polaris was founded for marketing purposes to distribute Polaris branded versions of our products through physicians and foreign distributors. We currently distribute hair care products through Polaris.

We currently maintain a network of specialty retailers and distributors across North America and throughout Europe and other parts of the world. Divine Skin researches and formulates its own products. We currently offer hair care, skin care and personal care products.  We develop, market and sell these products through specialty retailers, spas, salons and other distributors. Our products are produced through various third party manufacturers on an order-by-order basis.

Significant Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Consolidated Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Accounts Receivable – Management makes critical judgments regarding the customer’s credit worthiness when assigning credit limits and the payment terms granted.  We base these judgments on available third party credit information, the customer’s internal information, other suppliers experience with the customer and our own collection experience with the customer.  While our collection efforts are effective in keeping our allowance for doubtful accounts at approximately 3.1% of accounts receivable or less, changes in economic conditions, changes in formulation of our product or other factors affecting us or our customers may affect our estimates and ultimate collections.

Inventory – Management makes critical judgments to avoid expiration and obsolescence in our inventory.  To manage these issues management relies on production planning based on sales projections, monitoring production lot numbers and stability testing of new chemical components along with other techniques. The average shelf life of our products is 31 months. As a result, an appropriate reserve for any estimated expiration or obsolescence has remained low.

Intangible Asset – We hold an exclusive Brazilian Distribution Agreement and an exclusive Pure Guild Suppliers agreement.  Management makes critical judgments in determining the long lived value of these assets when testing for impairment, which include estimates of the ultimate future returns these assets will provide based on projections and resulting net present value of future cash flows.  Management has concluded that no impairment is necessary.

Results of Operations

The following discussion and analysis addresses the major factors that affected our operations and financial condition reflected in our condensed consolidated audited financial statements for the years ended December 31, 2010 and December 31, 2011 and our condensed consolidated unaudited financial statements for the six months ended June 30, 2012 and June 30, 2011. This discussion is intended to supplement and highlight information contained in, and should be read in conjunction with, our financial statements and related notes and the selected financial data presented elsewhere in this prospectus.

Six Months Ended June 30, 2012 (“Q212-YTD”) to the Six Months Ended June 30, 2011 (“Q211-YTD”)

Revenues, net – Total net revenues increased $900,652 or 19.7%, from $4,581,592 (Q211-YTD) to $5,482,244 (Q212-YTD). Our product revenues represent primarily sales of Revita and Spectral DNC, which individually each exceeded 10% of total sales and collectively represented 35% of total sales.  Other products, which individually exceeded 5% of total sales, were Revita Cor and Spectral DNC-L, which collectively accounted for another 15% of total sales. We also sell “intro deals”, which are an assortment of these primary products, as a means of introducing our products to new customers.  Sales of intro deals accounted for another 11% of our total sales.

Revenues have increased primarily due to extensive marketing and sales efforts to expand our customer base, with our primary focus on expanding our distributors, both domestic and foreign. We conduct a significant portion of business with various distributors under exclusive distribution agreements. Revenues from one existing distributor accounted for approximately 13% of our total revenues during Q212-YTD. Sales returns and allowances as a percentage of sales has increased from less than 1% for the year ended December 31, 2010, to 6.7% for the year ended December 31, 2011 to 8% in the period ending June 30, 2012.  This material increase was primarily due to a new methodology of invoicing for allowances, resulting in significantly higher recorded allowances. The change involved improved identification of allowances granted, by recording the allowance at its credit value. Prior to the change, allowances were not separately recorded and were reflected as a reduction in the recorded sales price. This is also related to some one time co-op advertising expenses. Net revenue was not affected by these changes.

Cost of Goods Sold – Total cost of goods sold increased $843,483 or 39.4%, from $2,138,295 (Q211-YTD) to $2,981,778 (Q212-YTD).  The increase was primarily related to the increase in sales. In addition, during Q212-YTD, approximately $281,109 of the increase in cost of goods sold was attributable to changes in product mix, lost efficiencies resulting from a high portion of quarterly sales occurring at or near the end of each quarter and increased production costs. On average, the composition of cost of goods sold is: chemicals and raw material – 42%, packaging – 27%, labor-28% and overhead – 3%.

Selling and Marketing Costs – Selling and marketing costs increased $325,929 or 26.1%, from $1,247,441 (Q211-YTD) to $1,573,370 (Q212-YTD). The increase was due to the following:

–	Increases in:

•

$232,615 for professional fees primarily for investor relations consultants utilized for corporate public relations and to a lesser extent attorneys related to regulatory matters, filings and reporting,

	•	$77,544 for travel and entertainment costs incurred to expand and promote sales, and

	•	$17,692 for warehousing costs as a result of increased capacity and staffing of our “in house” facilities.

–	Partially offset by decreases in:

	•	$1,922 net, for other selling and marketing costs.

General and Administrative Costs – General and administrative costs increased $277,913 or 19.1%, from $1,451,573 (Q211-YTD) to $1,729,486 (Q212-YTD). The increase was due to the following:

–	Increases in:

	•	$169,565 for professional fees for financial consultants, and to a lesser extent attorneys and accountants related to costs of fund raising, regulatory filings and reporting,

	•	$72,580 for personnel costs due to increased staffing as a result of our expanding sales and operations groups,

	•	$35,854 for insurance as a result of increased costs of coverage due to our increased operations and sales along with expanded coverage such as D&O insurance which was purchased during Q212,

	•	$32,039 for credit card fees as a result of increased sales and increased use of credit cards as a mode of payment,

	•	$14,145 for bank and wire charges supporting increased sales and operations, and

	•	$3,710 net, for various other general and administrative costs.

–	Partially offset by decreases in:

	•	$49,980 for rent as a result of recording certain expenses and charges in the prior period which do not repeat in the current period.

Other Income – Other income decreased $13,617 or 179.5% from $7,584 income (Q211-YTD) to $6,033 expense (Q212-YTD). The decrease was primarily a result of additional interest expense resulting from the new credit facility.

Net Income (Loss) – As a result of operational matters discussed above, Net Loss increased $560,290 or 225.8% from a $248,133 Net Loss (Q211-YTD) to $808,423 Net Loss (Q212-YTD).  In addition to the reasons discussed above, the increase in net loss in the broader sense was driven by increases in sales promotions and travel along with increases in corporate public relations and legal expenses.  This results from our strategy to increase revenues by expanding our distributor base and corresponding market share.

Year Ended December 31, 2011 (“YTD-2011”) to the Year Ended December 31, 2010 (“YTD-2010”)

Revenues, net – Total net revenues increased $4,228,056 or 77.7%, from $5,444,805 (YTD-2010) to $9,672,861 (YTD-2011). Our product revenues represent primarily sales of Revita and Spectral DNC, which collectively represent 38% of total sales and Revita Cor and Spectral DNC-L, which together account for approximately 17% of total sales.  Sales of introduction packs containing an assortment of new products, primarily Revita and Spectral, accounted for 9% of total sales during 2011.

Revenues increased primarily as a result of our efforts to establish distribution agreements with distributors in several global target markets and a general increase in market acceptance of our products. We conduct a significant portion of business with Cellway International, Inc. and WR Group under exclusive distribution agreements. Revenues from the agreements accounted for approximately 27% of the Company’s total revenues during 2011.

Cost of Goods Sold – Total cost of goods sold increased $2,868,801 or 152.3%, from $1,883,160 (YTD-2010) to $4,751,961 (YTD-2011).  The increase was due to our increase in sales and changes in formula costs and production.  Had our sales mix and production cost structure remained consistent with 2010’s structure, we would have expected a $1,373,991 increase related to our increase in sales. Therefore, during 2011, $1,377,971 of the increase in cost of goods sold was attributable to changes in product mix, increased material costs and increased production costs and to acquire market share.

Selling and Marketing Costs – Selling and marketing costs increased $1,229,807 or 75.6%, from $1,626,675 (YTD-2010) to $2,856,482 (YTD-2011). The increase was primarily due to the following:

–

Increases in:

•

$838,163 for consulting and commission costs, the majority due to increased costs of distribution representatives related to the expansion of our customer base and growing our sales;

•

$180,681 for marketing and promotion costs incurred to broaden our product offering and promote additional sales;

•

$71,858 for warehousing costs as a result of transferring a portion of our outsourced warehousing activities to “in house” facilities;

•

$56,784 for product development resulting from improving our formulas and expanding our product lines;

•

$76,150 for travel and entertainment costs incurred to expand and promote additional sales; and

•

$14,403 net, for other selling and marketing costs.

–

Partially offset by decreases in:

•

$8,232 for postage as a result of increased use of electronic media.

General and Administrative Costs – General and administrative costs increased $934,318 or 44.0%, from $2,123,670 (YTD-2010) to $3,057,988 (YTD-2011). The increase was due to the following:

–

Increases in:

•

$264,849 for personnel costs due to increased staffing as a result of our expanding operations;

•

$85,055 for amortization and depreciation expense associated primarily with amortizing various deferred costs such as a prepaid operations consulting and the exclusive distribution rights agreement;

•

$85,218 for increased bad debts as a result of expanded sales;

•

$452,366 for professional fees for financial consultants and fees to attorneys and accountants related to costs of regulatory filings and reporting;

•

$38,428, for rent as a result of expanded facilities; and

•

$58,041 net, for various other general and administrative costs.

–

Partially offset by decreases in:

•

$49,639 for office expenses.

Other Income – Other income decreased $26,209 or 67.4%, from $38,887 income (YTD-2010) to $12,678 income (YTD-2011). The decrease was primarily a result of non-reoccurring gains realized during YTD-2010 from favorably settling certain claims made by prior vendors.

Net Loss – Net Loss increased $831,079 or 531.2% from a $149,813 Net Loss (YTD-2010) to $980,892 Loss (YTD-2011).

Liquidity and Capital Resources

We had cash and cash equivalents of $868,160 and working capital of $3,998,009 at June 30, 2012. Our operating and capital requirements in connection with supporting our expanding operations and introducing new products have been and will continue to be significant to us. Since inception, our losses from operations along with the increased costs and working capital required to grow our business were satisfied through the initial contribution by our founders in 2007 and through private sales of our common stock.  During the year ended December 31, 2011, we accepted an aggregate of $2,069,500 from 16 investors to subscribe for 8,039,281 shares of our common stock under a private placement pursuant to Section 4(2) of the Securities Act and Regulation S, promulgated there under. The private placement provided for issuance costs of 30% which amounted to $459,769. As a result, we netted $1,609,731 in proceeds from the subscription.  Also during the year ended December 31, 2011, we closed on a securities purchase agreement for an aggregate of $1,730,000 from 4 investors to purchase 6,178,572 shares of our common stock. The securities purchase agreement provided for issuance costs which amounted to $140,100 in cash and $24,674 in warrants. As a result, we netted $1,565,226 in proceeds. Furthermore, during August 2012 we received gross proceeds of $732,000 from three foreign investors in consideration of the issuance of 2,928,000 shares of our common stock. We received net proceeds of $607,560 from this private offering after payment of selling commissions, fees and other expenses.

Based on our current plans for the next 12 months, we anticipate that $3,000,000 minimum net proceeds from this offering will be sufficient to expand our product line , reach additional domestic and foreign markets, broadened distribution channels and fund other operating activities. In the event we receive less than $3,000,000 of net proceeds under this offering, we believe that our current working capital our credit facility discussed below are sufficient to maintain our current operations over the new 12 months. To fund continued expansion of our product line and extend our reach to broader markets, including foreign markets, we may rely on bank borrowings, if available, and additional private placement of securities. The sale of additional equity or debt securities, if convertible, could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations.

On April 6, 2012, we closed on a $1.5 million credit facility provided by a financial institution. The credit facility provides for asset based lending collateralized by all of our assets. Advances are based on 80% of qualified accounts receivable and 40% of finished goods inventory. The credit facility provides for interest and bank fees, which currently aggregate to 8% (prime plus 3% plus 1.75% asset monitoring fees and other fees) per annum and expires March 24, 2014, and may be renewed under certain conditions. The credit facility is personally guaranteed by our Chief Executive Officer and, under certain conditions, may be called upon demand or in the event of default .. Default events include, but are not limited to, failure to pay any amount due under the agreement, failure to perform any material term or covenant, any bankruptcy, any federal or state tax lien filed against our company, occurrence of any court order that restrains part of our business.  The loan agreement also provides for certain covenants which requires us to maintain a life insurance policy on our chief executive officer for the benefit of the financial institution and precludes us from the following, except in the ordinary course of our business: making distributions to shareholders, assigning, exchanging or disposing of collateral, permit or create any liens upon any collateral, pay any dividends, make any loans or advances, including to officers and employees, assume, guaranty, endorse or become directly or contingently liable, issue evidence of any indebtedness, any transactions with affiliates at less than favorable terms compared to market, the sale, transfer or dispose of substantially all of our assets or any operating subsidiary, entering into any transaction which results in a change of control of our company. We are currently in compliance with the covenants under the credit facility except that we are actively seeking to obtain a life insurance policy for our chief executive officer and the financial institution has granted us an extension through November 2012 as we attempt to secure such policy.

The credit facility also provides for a referral fee of 4% per annum for three years.  Through June 30, 2012, we have drawn down approximately $661,000 under the credit facility.

During August 2012, we received gross proceeds of $732,000 pursuant to the sale of an aggregate of 2,928,000 shares of restricted common stock at a price per share of $0.25 such shares issuable to three foreign investors. We received net proceeds of $607,560 as a selling agent received aggregate fees and commissions of $125,440, consisting of an 8% sales commission, 5% due diligence fee and payment of expense of 5% of the gross proceeds.

Cash Flows for the Six Months Ended June 30, 2012

Cash Flows from Operating Activities

Operating activities used net cash for the six months ended June 30, 2012 of $932,490.  Net cash used reflects an adjusted net loss of $19,045, as adjusted for various items which impact net loss but do not impact cash during the period, such as issuance of warrants or stock for services and for depreciation and amortization.  Net cash used for operating activities also reflects $913,445 of cash used for net changes in working capital items to support expanding sales as follows:

•	$677,193 used by an increase in accounts receivable as a result of increased sales,
•	$213,140 used by an increase in inventory to support increased sales,
•	$247,071 provided by an increase in accounts payable and accrued expenses as a result of increased credit availability from suppliers, and
•	$270,183 used by a net increase in other current assets and liabilities.

Cash Flows used in Investing Activities

Our investing activities used $145,321 in net cash during the six months ended June 30, 2012. Net cash used was composed of the following:

•	$46,292 used to purchase equipment, primarily for production,
•	$48,287 used to purchase injection molds,
•	$52,420 used to purchase additional brand rights, and
•	$1,678 net provided from disposal of other long term assets.

Cash Flows from Financing Activities

Our financing activities provided $661,628 in net cash as a result of borrowings net of repayments under the asset based credit facility during the six months ended June 30, 2012.  During Q212-YTD, we received advances of $2,660,748 and deposited collections totaling $1,883,466 plus $115,654 of deposits in transit.

Financial Position

Total Assets – Our total assets increased $765,237 or 12.5%, from $6,103,991 as of December 31, 2011 to $6,869,228 as of June 30, 2012 primarily as a result of a net increase in current assets of $673,437 the components of which are discussed further below.  The increase in total assets was also the result of an increase of $57,820 in other assets primarily due to recording recovery of the Brazilian JV investment and new injection mold cost; an increase of $31,861 in furniture and equipment due to new production equipment net of depreciation; and an increase of $2,121 in intangible assets due to purchase of additional Pure Guild brand rights net of amortization.

Current Assets – The net increase in current assets of $673,437 was primarily associated with a $193,140 increase in inventory levels net of a $20,000 change in obsolescence reserve, $594,642 increase in accounts receivable net of $82,552 change in allowances, an increase in prepaid expenses of $301,838, and a decrease in cash of $416,183.  These net changes are primarily driven by the need to support increased sales, but are more specifically discussed as follows.

Inventory – Inventory levels increased 8.9%, primarily in increased materials to support expanded production to keep pace with planned sales for 2012.

Increased inventory on hand at June 30, 2012, represented approximately 65.3% of COGS or a 7.8 month supply based on the sell through rate achieved for the six months ended June 30, 2012, as annualized. Management believes that the sales achieved in 2011 will continue throughout fiscal year 2012. Management also understands that these inventory decisions result in an inventory turnover rate of 1.5 times. Management intends to improve this turnover rate in the future and its ultimate goal is to achieve at least a 3.0 times inventory turnover rate, once it has satisfactorily explored alternative production methodologies and established a profitable and sustainable production cost structure.  The initially low turnover is a result of stocking chemicals in anticipation of planned sales increases in 2012.

Accounts Receivable – Accounts receivable increased 31.5% primarily as a result of a substantial portion of quarterly sales occurring in the few weeks preceding the quarterly close and to a lesser extent the extension of terms for new customers and initial orders. Management believes that its current receivables are collectable and that allowances provided are adequate. Our standard credit terms are 30 days net. Of the approximately $2,500,000 accounts receivable balance at June 30, 2012, approximately 84% ($2.1 million) was collected as of the date of this prospectus.

Prepaid Expenses – Prepaid expenses increased 521% primarily as a result of prepaid issuance costs incurred to establish the recent asset based credit facility, net of amortization along with increases to employee advances, advances to suppliers and prepaid investor relations consulting services.

Cash – The decrease in cash is explained more fully by the previous discussion of cash flows.

Cash Flows for the Year Ended December 31, 2011

Cash Flows from Operating Activities

Operating activities used net cash of $2,013,053 for the year ended December 31, 2011. Net cash used reflects an adjusted net loss for the year ended of approximately $183,395, as adjusted for various items which impact net income but do not impact cash during the period, such as issuance of warrants or depreciation and amortization. Net cash used also reflects $1,829,658 of cash used for net changes in working capital items, primarily from financing provided by vendors, which included:

•

$1,304,182 used by an increase in accounts receivable as a result of increased sales;

•

$993,105 used by an increase in inventory to support increased sales;

•

$417,003 provided by an increase in accounts payable and accrued expenses as a result of expanded payment terms from suppliers; and

•

$50,626 provided by an increase in other current liabilities and assets, net.

Cash Flows used in Investing Activities

Our investing activities used $48,640 in net cash during the year ended December 31, 2011. Net cash used is composed primarily of purchases of furniture and equipment.

Cash Flows from Financing Activities

Our financing activities provided net cash of $3,199,631 for the year ended December 31, 2011. We raised this capital through the private sale of our common shares to private qualified investors.

Cash Flows for the Year Ended December 31, 2010

Cash Flows from Operating Activities

Operating activities used net cash for the year ended December 31, 2010 of $591,875. Net cash used reflects an adjusted net income for the year ended of approximately $314,081, as adjusted for various items which impact net income but do not impact cash during the period, such as issuance of warrants or depreciation and amortization. Operating activities also used $905,956 of net cash to support net changes in working capital items, primarily from financing provided by vendors, which included:

•

$77,015 used by an increase in accounts receivable as a result of increased sales,

•

$463,572 used by an increase in inventory to support increased sales,

•

$340,589 used by a decrease in accounts payable and accrued expenses as a result of reduced payment terms to suppliers and settlement of supplier claims, and

•

$7,768 used by a nominal increase in other current liabilities primarily as a result of customer deposits received in 2009 and used in 2010 for orders.

Cash Flows used in Investing Activities

Our investing activities used $116,069 in net cash during the year ended December 31, 2010. Net cash used is composed of deferred marketing for several promotion and consulting Agreements.

Cash Flows from Financing Activities

Our financing activities provided net cash of $594,900 for the year ended December 31, 2010. We raised approximately $844,500 through sales of our common stock, before $249,600 in issuance costs.

Recent Accounting Pronouncements

Testing indefinite-Lived Intangible Assets for Impairment - In July 2012, the FASB issued authoritative guidance that allows companies the option to perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary.  Under this guidance, an entity is required to perform a quantitative impairment test if qualitative factors indicate that it is more likely than not that indefinite-lived intangible assets are impaired.  The qualitative factors are consistent with the guidance established for goodwill impairment testing and include identifying and assessing events and circumstances that would most significantly impact, individually or in the aggregate, the carrying value of the indefinite-lived intangible assets.  The guidance is not expected to have a material impact on the Company’s consolidated financial statements.

BUSINESS

Overview

We are a global personal care product development and marketing company. We develop and market proprietary branded personal care products that address hair restoration, skin care and other personal care needs.  We currently research, develop and formulate our own products and our mission is to develop products that make a meaningful difference in the lives of our customers.

As a growth company, we attempt to compete in the personal care markets by focusing on developing innovative products that more adequately meet the personal care needs of consumers. Our current products are primarily sold under our “DS Laboratories” brand. We also sell certain products under our “Polaris Labs”, “Sigma Skin” and “Pure Guild” brands. We market and sell these products through salons, spas, department stores, specialty retailers and distributors. Our products are manufactured through various third parties on an order-by-order basis. During 2011 certain of our hair care products represented over 50% of our product revenues, represented by sales of Revita and Spectral DNC, which collectively represented approximately 38% of total sales and Revita Cor and Spectral DNC-L, which represented approximately 17% of total sales.  Sales of introduction packs containing an assortment of new products, primarily Revita and Spectral, accounted for approximately 9% of total sales during 2011.

We have grown steadily since our inception through sales to specialty retailers, salon chains and distributors in North America and through distributors for international sales. We have a growing base of domestic and international customers with several large salon chains and distributors, which collectively sell to thousands of salons.

History and Corporate Structure

Through our predecessors, including Divine Skin, Inc., (a New York company) and DS Laboratories, Inc. (a New York corporation), we have been developing and marketing hair care, skin care and personal care products for over ten years. In January 2007, the operations of Divine Skin, Inc. (a New York company) were terminated and its assets were distributed to its shareholders. Those assets and certain liabilities were used to capitalize Divine Skin, Inc. (a Florida corporation). We currently conduct business under the “Divine Skin” trade name and also under the “DS Laboratories” trade name. DS Laboratories, Inc. (a New York corporation) was closed in December 2006 and recapitalized as a Florida corporation in January 2007. Divine Skin, Inc. (a Florida corporation) has operated out of South Florida since its inception in 2007. Our founders also owned DS Laboratories, Inc. (a Florida company), which was formed in January 2007 to secure the DS Laboratories trade name and was essentially idle through 2007 and 2008. In January 2009, all of the issued and outstanding shares of DS Laboratories, Inc. (a Florida company) were transferred to our company for nominal consideration and DS Laboratories, Inc. become a wholly owned subsidiary of our Company.

In January 2009, we acquired 100% of the outstanding shares of Sigma Development and Holding Co., Inc. for a nominal amount. Sigma was founded by the father of Michael Strong, our Vice President of Sales. Sigma was founded as an upscale brand addition to our product portfolio. Sigma operated as a related but separate entity until the acquisition. Subsequent to the acquisition, Sigma operates as a wholly owned subsidiary of us. We currently distribute hair growth products, facial moisturizers and anti-aging facial cleansers through Sigma. In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of our company. Polaris Labs was founded for marketing purposes, to distribute Polaris Labs branded versions of our products to physicians and to foreign distributors. We currently distribute hair care products through Polaris Labs. These products are currently primarily distributed through foreign distributers.

Our corporate structure is set forth below:

Strategy

We intend to capitalize on several opportunities to increase our market share, revenues, and profitability. We currently have a distribution network of retail outlets in the United States and abroad. We intend to increase revenues and profitability by developing and marketing new products while aggressively supporting our distribution partners.

As a performance driven brand, consumers expect a very high level of effectiveness from Divine Skin. In addition, in the retail environment where our products are sold, regular shoppers who contribute to the organic growth and proliferation of the brand are turned away if the products do not deliver something truly special. Therefore, all new products must be given careful attention, development, and research. Each product launch phase is broken down into several phases of packaging development, formulation development, research, compatibility and stability testing, and a few other internal protocols.

Our business model is to develop products with unique features and benefits that are outside the scope of general products offering by larger competitors in our industry. Our products are developed internally by our chief executive officer and a small staff of chemists to fill a niche product category so that we can create new products without direct competition from larger, well capitalized market participants and achieve organic growth with minimal investment. We accomplish this with attention to product development, dedicated support to distribution partners and retail salons, and marketing strategies focused on specialty retailers and salons.

Products

We have a growing product portfolio. Our current principal products are as follows:

Hair Re-Growth and General Hair Care

We have developed a complete line of shampoos and conditioners, which includes products specifically designed to treat thinning hair, hair re-growth, dandruff and other common hair care conditions.

Revita® Shampoo and Revita.Cor Conditioner

Revita is a hair growth stimulating shampoo. Revita.Cor is our hair growth stimulating conditioner. Revita is a combination of materials specially designed to maintain scalp vitality and act on follicle dysfunctions. This formulation is developed completely without the use of Sodium Lauryl Sulfate and Sodium Laureth Sulfate, commonly used low cost detergents in shampoos and cleansers that are linked to skin irritation, drying, and hair loss due to follicle attack. It contains a high concentration of caffeine, among other ingredients. Under independent studies conducted at the University of Jena in Germany in 2000 using hair samples from the scalps of young men entering into the first stages of hormone-related hair loss, the caffeine treatment increased average hair growth by approximately 46% and the life cycle of the hair was extended by 37%, when compared to the control study.

Spectral

Our Spectral line of products are topical lotions and sprays designed for men with advanced androgenic alopecia – male pattern baldness. Spectral.DNC, a spray formula, and Spectral.DNC-L, a lotion, are designed to re-grow hair through multiple pathways. One of the active ingredients in Spectral DNC and DNC-L is Procyanidin B-2 complex. We believe this formula helps retain and re-grow hair. In an independent study published in the British Journal of Dermatology in 2002, Procyanidin B-2 was shown to shorten the hair resting phase and prolong the hair growth phase, therefore increasing hair growth results. This treatment uses over 10 active compounds that trigger different processes in the scalp to generate healthy hair and contains nanosome microspheres to enhance absorption into the skin.

Spectral.RS is a topical treatment for men and women with advanced androgenic alopecia.  It is designed to address multiple causes that lead to thinning hair such as perifollicular fibrosis and internal factors such as stress, hormonal disturbances, lack of vitamins and mineral salts, and the use of certain medications. Perifollicular fibrosis is a condition that accompanies all hair loss whereby the collagen around the hair root becomes rigid and tightens, pushing a root to the surface and causing premature hair loss. One of the active ingredients in Spectral.RS is Adenosine. This ingredient was shown to be effective in an independent clinical study conducted by Shiseido Laboratories in 2005 to induce hair growth.

Dandrene®

Dandrene is an antifungal shampoo designed to treat itchy scalp and dandruff.  The product includes antimycotic properties, which inhibit the infectious fungi that generate dandruff sales.

Skin Care

Hydroviton®

Hydroviton is a skin cleanser, developed for oily and acne prone skin. It contains liposome encapsulated azelaic acid (trade name: Azelosome) which in an independent study conducted by Engelhard in 2006 showed a 46% suppression of 5α-reductase, a hormone that causes oily skin.

Keramene®

Keramene is formulated to suppress hair growth and softens remaining hair strands. Keramene combines plant hormones, natural palmatine and nondihydroguaiaretic acid. Keramene performs through two complementary pathways: 1) inducing follicles into the catagen state so they stop growing hairs, and 2) suppressing kerafinocyte proliferation so remaining hairs grow slower. Keramene contains Telocapil, among other ingredients, which has been shown by an independent study performed by Provital Group in 2003 to reduce hair growth.

Oligo®

Oligo.DX is a cream that is designed to improve the appearance of cellulite from women’s thighs, hips and buttocks. We believe Oligo.DX improves the appearance of cellulite. It contains a liposomal complex of caffeine and escin among other ingredients which were tested in a study by an independent group in Spain in 2002. The global action of this complex as an effective anticellulite was evaluated in an in vivo study performed on 20 females with cellulite imperfections, aged between 18 and 70. The product was applied daily for 60 days on specific body areas and the following parameters were identified: 1.) Buttock circumference - 15% of patients showed a decrease of 2.0 to 3.0 cm while 60% showed a decrease of 0.5 to 1.0 cm; 2.) Thigh circumference - 85% of patients presented a decrease of 0.5 to 1.0 cm; 3.) Body fat mass - 50% of patients showed a significant decrease of 0.6 to 1.4 kg.

Trioxil®

Trioxil (bisazulene gel) is an acne cream. It contains Ichthyol Pale among other ingredients, which has been shown to reduce skin blemishes under an independent study conducted on 101 test persons who were treated with a formulation containing 1% of ICHTHYOL® PALE. The study was conducted by ICHTHYOL-Gesellschaft in Germany in 2004.

Personal Care

Nirena®

Nirena is an intimate feminine care cleanser developed without cheap detergents, harsh chemicals, and low pH tolerances, which are generally found in other commercially available products. The principle active ingredient in Nirena is Brazilian Peppertree extract. In clinical studies, extract of the Brazilian Peppertree displays antimicrobial properties. A 1974 independent study used the herb effectively to treat 100 patients with chronic cervicitis and vaginitis.

Revita.EPS

Revita.EPS is a product based on advanced bio-peptides that are designed to grow and increase the length and girth of eyelash hair. The bio-peptides include SymPeptide 226EL, which under independent studies conducted by Symrise Corporation in 2007 have shown a 25% increase in eyelash length after 2 weeks of use.

Product Studies

The studies referenced above were conducted by independent third parties. Such third parties did not create the products that were subject of the studies. The studies are widely and publicly available and the majority of which can be found on the Internet. As the studies are publicly available, we did not obtain the consent of the third parties to reference such third parties in this report.

While the majority of the active ingredients in our current products have undergone independent third party clinical trials, to establish benefit claims and efficacy, certain ingredients contained in our products and our future products may require clinical trials to establish our benefit claims or their safety and efficacy. Such trials can require a significant amount of resources and there is no assurance that such trials will be favorable to the claims we make for our products, or that the cumulative authority established by such trials will be sufficient to support our claims. Moreover, both the findings and methodology of all clinical trials are subject to challenge by scientific bodies. If the findings of clinical trials are challenged or found to be insufficient to support our claims, additional trials may be required, or products may require re-formation, in order for us to continue to market current products or before future products can be marketed. Furthermore, there are limited studies, if any, on our product ingredients as combined in our product formulations. Accordingly, there can be no assurance that our products even when used as directed will have the effects intended. In the event we are unable to substantiate benefit claims or efficacy, or in the event that historical clinical trials are refuted, market acceptance for our products may decrease or not develop, which would have a detrimental effect on our business.

Marketing and Advertising

We have in-house graphic design and public relations departments to create and maintain product support literature, catalogs, mailings, web-based advertising, newsletters, editorials, advertorials, and press releases. We also target specific markets by selectively marketing our products in partnership with distribution partners that we believe reach our potential customers.

As retail salons and specialty retailers are an important source of revenue generation, we provide these outlets with educational materials and training and other marketing support services. We believe the relationships that stylists and salespersons have with their clients create an opportunity for such persons to recommend our products to our customers as compared to customers simply choosing our products from a shelf in retail stores. In addition, since the stylist is looking at the hair line on a regular basis, we feel that the stylist should be the first to diagnose hair loss. Early detection has the highest rate of successful treatment and therefore stylists can significantly improve the quality of life for many of their clients and generate revenues for their respective solon or store.

Manufacturing and Supplies

Historically we have relied on third party subcontractors and suppliers to provide product raw materials, components and to formulate and package finished good. Third parties also provided order fulfillment, warehousing and distribution services. Commencing in the first quarter of 2009, we made two significant changes to our production methodology. First, we began to formulate (research and develop) certain of our products ourselves in an effort to improve product quality and reduce costs. Second, triggered by our sales projections, we began to purchase product in larger production batches thereby increasing production efficiency for our outsourced suppliers, which reduced our costs. We also leased space and began operating our own warehouse and distribution facilities.  We expanded our warehouse facilities in 2010 and again in 2011 until we were handling all of our warehousing and distribution needs.  During 2010 we also brought packaging capabilities in house.  Consequently, we no longer outsource warehousing, fulfillment or packaging activities to third parties.

We use contracted third parties to manufacture our products. During 2011 and through September 30, 2012 we contracted with A.I.G. Technologies, Inc. and Cosmetics & Cleaners International, LLC for the production and packaging of our products. We engage these manufacturers on a per order basis, without long term contracts. The third party manufactures are responsible for receipt and storage of raw material, production and packaging and labeling finished goods. At present, we are dependent upon these manufacturers for the production (manufacturing) of all of our products. To the extent a manufacturer should discontinue the relationship with us, our sales could be adversely impacted. We believe at the present time we will be able to obtain the quantity of products and supplies we will need to meet orders. We purchase all of our raw materials from several third party suppliers pursuant to purchase orders without any long-term agreements. We do not rely on any principal suppliers, as during 2011 and 2012 we have purchased raw materials from over 60 suppliers and 70 suppliers, respectively. In the event that a current supplier or manufacturer is unable to meet our supply or manufacturing requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have established working relationships with several third party suppliers and manufacturers, none of these agreements are long-term. We also rely on third party carriers for product shipments, including shipments to and from our distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers’ ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate matter would harm our reputation, our business and results of operations.

Relationships with Retailers

We sell a variety of products that fall into the category of hair care, skin care or personal care. While all of our offerings are health care based, each product category targets a slightly different consumer and approaches its target group in a different manner. Due to the common theme, some of the markets will overlap, thereby qualifying the same customer for more than one major product. Our products are sold through both retail and wholesale groups. We have sold our products to approximately 250 retailers and wholesale groups. We do not currently sell directly to the end user. We have established relationships with specialty retailers, spas, salons and distributors, the majority of which are on a purchase order basis, without long term commitments. We continue to search for retailers and distributors both nationally and abroad for all of our products.

Distribution Agreements

We are currently a party to 18 exclusive distribution agreements covering approximately 5 countries throughout the world approximately 15 territories throughout the United States. The agreements may generally be terminated by the distributor without cause upon 30 days’ notice or by our company in the event the distributor fails to meet certain purchase requirements. We believe that there is a need for such arrangements as identifying partners in overseas markets enables us to outsource logistical matters and such third parties also provide customer support and have a greater knowledge of local markets and customs.

We have entered into an exclusive distribution agreement with Cellway International, Inc. Under an agreement dated November 25, 2008, we have granted Cellway the exclusive distribution rights for our current products throughout Japan. The term of the agreement is for a period of ten years unless earlier terminated by us or Cellway. Cellway may terminate this agreement at any time by providing us with not less than 30 days advance written notice. In addition, we may terminate the agreement if Cellway fails to comply with minimum sales quotas of 25,000 product units per year. For the year ended December 31, 2011 and December 31, 2010, revenues from our relationship with Cellway were in excess of 10% per year, and they have met minimum sales quotas.

We have entered into an exclusive distribution agreement with WR Group, Inc. Pursuant to the exclusive distribution agreement dated March 1, 2009, we have granted WR Group the exclusive rights to distribute our current products within the European Union. The term of the agreement is for a period of ten years unless earlier terminated by WR Group with not less than 30 days written notice to us. In addition, we may terminate the agreement if WR Group fails to comply with minimum sales quotas of 25,000 product units per year.  For the years ended December 31, 2011 and December 31, 2010, revenues from our relationship with WR Group were in excess of 10% per year and they have met minimum sales quotas.

During the third quarter of 2009, we entered into a private label and distribution agreement with WR Group to develop a private label brand of premium products and associated packaging materials based on our current product lines.  We developed the “Pure Guild” private label brand for WR Group.  In addition to developing the private label brand we provided $106,666 of product at our retail cost to WR Group, representing approximately 70% of the initial stocking order.  In exchange for designing the Pure Guild product line, we received approximately $100,000 in design fees, a 50% interest in the Pure Guild brand and the perpetual exclusive rights to manufacture the Pure Guild products.  During the second quarter of 2012, we acquired the remaining 50% ownership of the Pure Guild brand from our customer/supplier in exchange for purchasing their Pure Build brand inventory which amounted to $52,420. The exclusive supplier agreement was cancelled; however, we intend to promote the brand through our existing distributor network. As a result of the foregoing, we will own 100% of the Pure Guild brand and will begin active distribution of that brand through our existing distribution network, specifically marketing the brand to natural health product consumers.

In September 1, 2009 we entered into a ten year exclusive distribution agreement for Brazil with Gamma Investors, which also provided for minimum purchases and certain consulting services, in exchange for 3,000,000 shares of restricted common stock. The agreement was amended and restated in August 2011 for a term through September 2021. In addition to the distribution of our current product lines, Gamma Investors has committed to provide all required financing necessary to complete the registration and licensing in Brazil for our initial minoxidil product to be sold in Brazil. Gamma has completed the licensure process and we expect to deliver products to Gamma prior to December 31, 2012. We may terminate the agreement if Gamma fails to purchase 20,000 product units a year.  In addition, either party may terminate the agreement without cause on 90 days’ notice. However, in the event we terminate the agreement without cause, we are required to repurchase all products held in Gamma’s inventory and pay Gamma a fee equal to the greater of the prior 12 month product purchases by Gamma or $2,000,000.

We are currently completing negotiations to secure an exclusive license to use the NutraOrigin brand. We have been distributing the NutraOrigin brand products for nearly a year and although the brand currently represents a relatively modest portion of our sales, we intend for this brand to expand our personal care product line into the nutraceutical market. Our chief executive officer’s father is a principal and chief operating officer of the owner of the NutraOrigin brand. Although the negotiations are not finalized, we anticipate paying $7,000 to $10,000 per month for an exclusive 10 year license to use the Nutra Origin brand.

We are also currently completing negotiations to acquire our exclusive Mexican distributor. Our intent is to acquire 100%, or the maximum permitted by Mexican law, for primarily stock. During 2011, the distributor represented nearly 10% of our total revenue and has been a distributor of our product for over three years. Based in Mexico City, our distributor has been in operation since 2008 and has approximately 40 employees.

Research and Development

We perform our research and development (formulation) at our executive offices, primarily through the services of our chief executive officer and two full time chemists. During 2011 and 2010, we expensed $152,726 and $127,048, respectively, to research and development. None of these costs were borne directly by our customers.

Potential Future Products

We are in the process of developing an oral analgesic product that is intended to compete in the OTC category. The preliminary formulations include three key ingredients - an anti-inflammatory compound, a controlled substance that enhances the initial pain response, and a potassium salt which is intended to extend the duration of the other two compounds.  This product is in the preliminary stages of development and we cannot provide any assurances that we will bring such product to market or receive regulatory approval (if required) to produce and market the product.

Proprietary Rights

Our product formulations are created in-house. We regard the protection of trademarks and other proprietary rights that we may own material to its future success and competitive position. We rely upon the combination of laws and contractual restrictions such as confidentiality agreements to establish and protect its proprietary rights. Laws and contractual restrictions, however, may not be sufficient to prevent misappropriation of proprietary rights or to deter others from independently formulating products that are substantially equivalent or superior to our products. We have no patent protection on any of our products. If we are unable to protect our proprietary rights, our business could be adversely affected.

We have obtained the following U.S. trademarks: DS Laboratories, Aminexil, Revita, Spectral.DNC and Oligo.DX.

We currently have no license agreements, franchises, concessions, royalty agreements or other intellectual property

Regulation

The United States Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act regulate the purity and packaging of health and beauty aid products and fragrances in cosmetic products. Similar statutes are in effect in various states and foreign jurisdictions. Health and beauty aids are also subject to the jurisdiction of the Federal Trade Commission (FTC) with respect to matters such as advertising content and other trade practices. We believe our products are defined as cosmeceuticals. Within the skin care industry, cosmeceuticals are not clearly regulated nor recognized by the U.S. Food and Drug Administration. In general, products like ours are treated as either cosmetics or OTC drugs, often making drug-like claims. It is possible that the FDA, which regulates the sale and marketing of our products, may request that we make certain changes to our label claims and/or remove certain ingredients from our products or take other regulatory action. We have contracted a law firm that specializes in dealing with these regulatory matters and they have advised us that our regulatory risk is low at this time. However, it should be noted that any very drastic change to our label claims could adversely affect our business. For instance, if we were forced to change “Revita Hair Growth Stimulating Shampoo” to “Revita Shampoo” it could have a negative effect on our marketing of the product, causing a significant drop in sales volume for this product. The failure of our Company or our manufacturers to comply with applicable government regulations could result in product recalls that could adversely affect our relationships with our customers.

Our products are subject to various regulatory risks both domestically and abroad. It is possible that the FDA and health agencies in other countries may take action and demand that we remove certain products from the market, remove certain ingredients, or change certain wording on our packaging that could make the products less desirable to our customers. In addition, it is possible that the FDA and other health agencies may determine that some of the products that we market as cosmetics are actually drugs (either OTC or prescription) and may demand that we apply for either an NDA (New Drug Application) or ANDA (Abbreviated New Drug Application) which could result in the removal of those products from the market and delay the sale of these products as well as a significant cost to our company. We currently believe that our products are not subject to any specific material regulations. Furthermore, we require our international distributors to satisfy regulatory compliance matters within the particular region that such distributor is selling our products. We believe the risk of regulatory action at this time is low; however this can change at any time depending on the current FDA administration and its posture on topical skin care and hair care products. The extent that potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Furthermore, in the event any of our products required FDA approval we cannot predict or estimate the timing or cost for us to obtain FDA approval for such product.

Competition

The skin care and personal care industries are highly competitive. Many of our competitors are large, well known companies that have considerably greater financial, sales, marketing, research and development and technical resources in the company. Additionally, these competitors have formulary capabilities that may allow them to formulate new and improved products that may compete with product lines that we develop and market. In addition, competitors may elect to devote substantial resources to marketing their products to similar outlets and may choose to develop advertising, educational and information programs like this formulated by us support their marketing efforts. Our business, financial condition and results of operations could be materially and adversely affected by any one or more of such developments.

Our products, in general, compete against similar products distributed by national skin care and personal care companies, including, but not limited to, Cooper Peptide, Syk Haircare and Asian Skincare Ideas. Our competitive position is based on the foundation of developing niche products with active ingredients that may not be found in generic products. Our competitive strategy is based on management’s attempt to continually focus on the application of new technologies and efficiencies rather than fashions or trends.

Employees

At June 30, 2012, we had 33 fulltime employees, including 2 in product research and development, 3 in operations and customer services, 25 in sales (including marketing and education) and 3 in administrative and finance positions. None of our employees are represented by a labor union, nor governed by any collective bargaining agreements. We consider relations with our labor force as satisfactory.

Description of Property

We lease our current executive offices and research laboratory in Miami Beach, Florida on a month-to-month basis at a cost of approximately $5,700 per month.

In March 2010, we entered into a lease for 7,500 square feet for production facilities in Deerfield Beach, Florida. The lease provides for monthly rentals of $3,437 in the first year with an increasing scale for years two through five.  The lease matures in March 2015 and provides for a five year renewal option.

In December 2010, we entered into a lease for 570 square feet in sales facilities in Ashville, North Carolina.  The lease provides for monthly rentals of $1,600 in the first year with a small increase in the second year.  The lease matures on December 31, 2012 and provides for a two year renewal option.

In October 2011, we entered into a lease for 13,137 square feet of warehouse and production space in Pompano Beach, Florida.  The lease provides for monthly rent of $6,350 and matures in October 2012.

We believe that our existing facilities are suitable and adequate and that we have sufficient capacity to meet our current anticipated needs. None of these facilities are critical to our operations because suitable alternatives are available in substantially all of the locations where we conduct business. We continuously review our anticipated requirements for facilities and, on the basis of that review, may from time to time acquire or lease additional facilities and/or dispose of existing facilities.

Legal Proceedings

On June 13, 2011, we filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an investor relations and consulting agreement entered into on or about October 15, 2010 whereby we paid a third party approximately $20,000 and 230,000 shares of restricted common stock in consideration of investor relations and consulting services. We have demanded return of the 230,000 shares of restricted stock and recovery of costs and other damages. The third party has filed a counter claim for breach of the agreement. We intend to vigorously defend this claim.

During 2011, we also filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an agreement entered into on or about May 18, 2010 whereby we paid a third party approximately $500 and 200,000 shares of restricted common stock in consideration of consulting services. We have demanded return of the 200,000 shares of restricted stock and recovery of costs and other damages. The claim was dismissed for lack of jurisdiction and we re-filed the action in the Supreme Court, New York County, New York on or about January 11, 2012, seeking rescission of said agreement and the return of $500 and 200,000 shares of restricted common stock.

We and our chief executive officer, individually, were named in a lawsuit brought in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida by a former employee of Evolution Model Management, Inc. Divine Skin was named because we originally hired the employee rather than Evolution Model Management, as the latter was not yet an established entity. On April 17, 2012 the court awarded $51,400 to the plaintiff. We intend to appeal the verdict. We have established a reserve of $50,000, pending the outcome of the appeal.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, key employees and directors. Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Daniel Khesin	32	President, Chief Executive Officer, Principal Accounting Officer and Chairman
Michael Paul Strong	32	Vice President of Sales
Dr. Keith Markley	60	Director

Daniel Khesin has served as our President and CEO since our inception. Prior to that time, Mr. Khesin was CEO of DK Design Group, Inc., a professional audio company, where he managed investments, engaged in the incubation of new technology and developed a distribution network from January 2004 to 2005. Previously, Mr. Khesin was Vice President of Operations of Free Razor, LLC, a continuity program for personal care products from 2003 to 2004. Mr. Khesin attended Hunter College. Mr. Khesin was chosen as a director for his experience within the personal care industry.

Michael Paul Strong has served as our Vice President of Sales since its inception. Prior to serving as an officer of our company he was a language instructor in Rio de Janeiro, Brazil. Mr. Strong is responsible for all sales and product distribution activities and oversees our sales, education and marketing personnel. He is fluent in English and Portuguese.

Dr. Keith Markey has served as a director of our company since July 9, 2012.  He has served as science director for Griffin Securities Inc., a FINRA member investment banking firm based in New York City, since November 2007. From 1985 through October 2007 he served in multiple positions ranging from junior analyst through associate research director for Value Line Publishing Co. Dr. Markey is currently a member of the New York Academy of Science, Licensing Executive Society and the National Association of Science Writers. Dr. Markey received his undergraduate degree from Syracuse University, PhD from the University of Connecticut and a MBA from New York University. Dr. Markey was nominated to serve on the board due to his experience in science research and investment banking.

Committees

To date, we have not established any committees. As a smaller reporting company, we have been unable to attract qualified independent directors to serve on our board. Our board of directors, solely consisting of Daniel Khesin and Dr. Markey, currently reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. None of our directors are considered a "financial expert" as defined by the Nasdaq Rules. Because the board of directors consists of only two members, the board has not delegated any of its functions to committees. The entire board of directors acts as our audit committee as permitted under Section 3(a)(58)(B) of the Exchange Act.  Prior to the effectiveness of this offering we intend to appoint a sufficient number of independent and otherwise qualified directors to our board and establish an audit, compensation and nominating committee to comply with Nasdaq listing requirements.

Family Relationships

There are no family relationships between any of our officers and directors.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us to our Chief Executive Officer (principal executive officer) serving at the end of the last fiscal year and the two other most highly compensated executive officers whose total compensation exceeded $100,000 in 2011 or 2010.  We refer to these persons as the Named Executive Officers.

2011 Summary Compensation Table

Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Options ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
Daniel Khesin	2011	$203,393	—	—	—	—	—	—	$203,383
	2010	$164,975	—	—	—	—	—	—	$164,975
Leonid Smirnov(1)	2011	$127,081	—	—	—	—	—	—	$127,081
	2010	$102,000	—	—	—	—	—	—	$102,000
Michael Paul Strong	2011	$226,089	—	—	—	—	—	—	$226,089
	2010	$166,314	—	—	—	—	—	—	$166,314

———————

(1)

Resigned effective January 31, 2012 and remains a consultant to our company.

Employment Agreements

We have not entered into employment agreements with, nor have we authorized any payments upon termination or change-in-control to any of our executive officers or key employees.  Prior to the effective date of this prospectus we intend to enter into an employment agreement with our chief executive officer and to engage a chief financial officer who shall serve at the discretion of the board of directors and under the terms of an employment agreement.

2011 Option Grants To Executive Officers

None.

Director Compensation

No annual compensation was paid to our directors during 2011 or 2010.  During 2012, we have agreed to issue up to 50,000 shares of common stock to Dr. Markey, as consideration for serving on our board of directors.

Outstanding Equity Awards At Fiscal Year-End

None.

Equity Compensation Plan Information

The following chart reflects the number of awards granted under equity compensation plans approved and not approved by shareholders and the weighted average exercise price for such plans as of June 30, 2012.

Name Of Plan	Number of shares of common stock to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding the shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	5,000,000

Equity compensation plans not approved by security holders	—	—	—
Total			5,000,000

In January 2009, our board of directors and a majority of our shareholders approved our 2009 Equity Incentive Plan (the “Plan”). We have reserved an aggregate of 5,000,000 shares of common stock for issuance pursuant to options or restricted stock granted under the Plan. As of the date of this prospectus, we have issued no options or restricted stock under the Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means of attracting and retaining key employees, directors and consultants for us and our subsidiaries. The Plan shall be administered by the board of directors until such time as a committee shall be appointed (the “Administrator”). Options granted under the Plan may either be options qualifying as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not so qualify (“Non-Qualified Options”).

The price per share issuable upon exercise of an option shall be determined by the Administrator at the time of the grant and shall (i) in the case of an ISO, not be less than the fair market value of the shares on the date of grant; (ii) in the case of an ISO granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, be at least 110% of the fair market value of the shares on the date of grant; or (iii) in the case of an NQSO, shall be no less than ninety percent (90%) of the fair market value per share on the date of grant. For the purposes of the Plan, the “fair market value” of the shares shall mean (i) if shares are traded on an exchange or over-the-counter market, the mean between the high and low sales prices of shares on such exchange or over-the-counter market on which such shares are traded on that date, or if such exchange or over-the-counter market is closed or if no shares have traded on such date, on the last preceding date on which such shares have traded or (ii) if shares are not traded on an exchange or over-the-counter market, then the fair market value of the shares shall be the value determined in good faith by the Administrator, in its sole discretion.

The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Plan. Officers, directors and key employees of and consultants to us and our subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

The term of each option and the manner in which it may be exercised is determined by the Administrator, provided that no option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

We have not issued any options, warrants or other equity or non-equity based incentives nor has any equity award/compensation has been awarded to, earned by, or paid to any of our executive officers, directors or key employees; therefore, we have omitted an Outstanding Equity Awards at Fiscal Year End Table as permitted under Regulation S-K. Further, as a “smaller reporting company” we are providing the scaled disclosures as permitted by Regulation S-K and therefore, have omitted a Grants of Plan Based Award Table, Options Exercised and Stock Vested Table, Pension Benefits Table and Nonqualified Deferred Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of September 30, 2012, held by any person known to us to be the beneficial owner of 5% or more of our outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. As of September 30, 2012, we had 114,707,442 shares of common stock issued and outstanding.  The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, the address for each shareholder is 1680 Meridian Avenue, Suite 301, Miami Beach, Florida 33139.

The table also lists the number of shares and percentage of shares beneficially owned after this offering based on ______ shares of common stock outstanding upon completion of this offering and after giving effect to the following:

•

No exercise of warrants or options outstanding on the date of this prospectus, except as specifically set forth herein; and

•

A ___-for-___ reverse stock split of our common stock to be effected prior to the closing of this offering.

For purposes of the table below, we treat shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after September 30, 2012, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other stockholder.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After the Offering
Name and Address of Beneficial Owner	Number		Percentage	Number	Percentage
Daniel Khesin	49,194,475	(1)	40.9%
Michael Paul Strong	20,301,006		17.7%
Leonid Smirnov	8,697,825		7.6%
Keith Markey	0	(3)	*
Phoenix Investment Fund, Inc. (2)	10,500,000		9.2%
All current officers and directors as a group (3 persons)	69,495,481	(1)	57.8%

———————

(1)

Includes 5,500,000 shares of Series A Preferred Stock. Holders of the preferred stock shall be entitled to two votes for each share of preferred stock held and vote together with holders of common stock, except as otherwise required under Florida law. The preferred shares are convertible into shares of common stock on a one-to-one basis at the discretion of the holder of the preferred stock.

(2)

Investment and voting control held by Ezio da Fonseca. Address is Estrada das Canoas 320, Sao Conrado, Rio de Janeiro, Brasil.

(3)

Excludes 50,000 shares of common stock. Pursuant to an independent director agreement, we have agreed to issue Dr. Markey up to 50,000 shares of restricted common stock for serving on the board of directors.  Such shares shall vest in four (4) equal amounts over a period of twelve (12) months, the initial amount vesting on July 9, 2012. The shares are issuable pursuant and subject to our equity incentive plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Policy Regarding Related Party Transactions

We describe below certain transactions and series of similar transactions that have occurred since our inception to which we were a party or will be a party, including transactions in which:

•

the amounts involved exceeded or will exceed the lesser or $120,000 or 1% of the average of our Company’s total assets at year end for the last two fiscal years; and

•

a director, executive officer or holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

Effective July 2012, we have one independent member on our board of directors. It is our current policy that the disinterested members of our board of directors approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them in which they have a substantial ownership interest in which the amount involved may exceed the lesser of $120,000 or 1% of the average of our total assets at year end and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer.

In September 1, 2009, we entered into a ten year exclusive distribution agreement for Brazil with Gamma Investors, which also provided for minimum purchases and certain consulting services, in exchange for 3,000,000 shares of restricted common stock. The agreement was amended and restated in August 2011.  In addition to the distribution of our current product lines, Gamma Investors has committed to provide all required financing necessary to complete the registration and licensing in Brazil for a minoxidil based hair care product to be sold in Brazil. The licensure process has been completed and we expect to deliver products to Gamma prior to December 31, 2012. The principal of Gamma Investors is Ezio da Fonseca. Mr. Fonseca also holds investment and voting control of Phoenix Investment Fund, Inc., which beneficially owns approximately 9% of our outstanding common stock.

During the three months ended March 31, 2011, we began distribution of “NutraOrigin” branded nutraceutical products produced by LBK Group, Inc. under an exclusive distribution agreement with LBK Group. Alex Khesin, our Chairman’s father, is an affiliate of LBK Group. The distribution agreement grants distribution rights to us to originate sales of NutraOrigin products in the United States, in exchange for 30% of the proceeds from net sales arranged by the Company. During the six months ended June 30, 2012, we have sold approximately $40,000 in product from which we earned $12,000. There were no appreciable sales in 2010. Neither party has, nor is obligated to invest in the other party or in this venture. In addition to the foregoing, in February 2011, we have also entered into a consulting agreement with Alex Khesin to provide general expertise in marketing and promoting nutraceutical products. The consulting agreement provided for a prepaid fee of $100,000, which is being earned ratably over the term of the agreement, which is one year. The agreement has expired and Alex Khesin continues to be paid on a monthly basis. We are currently negotiating the acquisition of certain LBK Group assets.  We cannot provide any assurances that an acquisition will be completed.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. This code constitutes a “code of ethics” as defined by the rules of the SEC. This code also contains “whistle blower” procedures adopted by our board of directors regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.DivineSkin.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize us to issue up to Three Hundred Million (300,000,000) shares of common stock, par value $.001. At September 30, 2012, we had issued and outstanding 114,707,442 shares of common stock of which, 61,495,481 shares or 57.8% is owned or controlled by our officers and directors (excluding shares of common stock underlying our series A preferred stock).

We will effect a ___-for-___ reverse stock split prior to the consummation of this offering.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of us, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

At the date of this prospectus, there were no options or restricted stock issued under our 2009 Equity Incentive Plan.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to Thirty Million (30,000,000) shares of preferred stock and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are 5,500,000 shares of Series A preferred stock issued and outstanding as of the date of this prospectus. Holders of shares of Series A Preferred Stock are entitled to two votes per share for each share of Series A Preferred Stock on all matters to be voted on by our shareholders. Holders of shares of Series A Preferred Stock and common stock shall vote together on all shareholders matters, except as otherwise required under Florida law. Therefore, Series A Preferred Stock holders are able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. Shares of Series A Preferred Stock are convertible into shares of common stock on a one-to-one basis, at any time, at the discretion of the holder and automatically on September 15, 2013. As of the date of this prospectus, all outstanding shares of Series A Preferred Stock are held by our officers and directors.

Issuance of additional shares of preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares. Although we have no present intention to issue additional shares of preferred stock, we cannot assure you that we will not do so in the future.

Options and Warrants

We have issued and outstanding warrants to purchase up to an aggregate of 2,538,130 shares of common stock to certain accredited investors. The warrants are exercisable until October 2016 at $0.50 per share and may be exercisable on a cashless basis in certain instances if the underlying shares are not registered under a registration statement.

We have also issued and outstanding an option to purchase 326,333 shares of common stock at an exercise price of $0.01 per share, which is held by a consultant. The option expires on February 28, 2015). The option vests and is exercisable subject to certain lock up and leak out provisions which commenced upon the effective date of our obtaining OTC Markets listing. Leak out and vesting provisions limit exercisability of the option number to 200,000 shares per quarter and provide for continuation of financial consulting services and forfeiture under certain conditions. At June 30, 2012, options to purchase approximately 193,000 shares were vested.

In addition, we have issued and outstanding warrants to purchase up to 500,000 shares of common stock, 100,000 exercisable at $0.25 per share and 400,000 exercisable at $0.35 per share. The warrants are exercisable until January 2014.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Listing

In connection with this offering, we have applied for listing our common stock on the Nasdaq Capital Market. Our common stock remains quoted on the OTC Markets under the symbol DSKX.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering __________ Units consisting of:

•

__________ shares of our common stock; and

•

warrants to purchase __________ shares of our common stock.

Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Securities”.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the warrant, which is attached or referenced to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercise Price, Vesting and Term.  The warrants are immediately exercisable, without any vesting requirements, until ___________, 2017. The warrants have an initial exercise price of $______ per share of common stock.

Cashless Exercise.  The Warrants may be exercised using a cashless exercise procedure, in the event that no effective registration statement covers the shares of common stock issuable upon exercise of the warrants.

Transferability.  Subject to compliance with applicable Federal and state securities laws, the warrants are transferrable by the holder upon surrender of the warrant to us.

Adjustments.  The number of shares of common stock issuable upon the exercise of the Warrants is subject to adjustment in the event of a stock dividend or a subdivision or combination of our common stock. In such event, the exercise price and the number of shares of our common stock issuable upon the exercise of each Warrant will be adjusted by us so that the number of shares of our common stock that the holder of the Warrant would have received if such holder had exercised his or her Warrant on the record date fixed for such stock dividend, subdivision or combination.

Exchange Listing.  We do not intend to list the warrants on any securities exchange or other trading market.

Fundamental Transactions.  In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction, that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (3) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on The New York Stock Exchange, Inc., The NYSE Amex, LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTC Bulletin Board, then we or any successor entity shall pay at the holder's option, exercisable at any time concurrently with or within 90 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Waivers and Amendments.  Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders of at least a majority of the then-outstanding warrants.

Rights as a Stockholder.  Except as otherwise provided in the warrant or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Placement Agent Warrant.  In addition, we have agreed to issue to the placement agent or their designees, a warrant exercisable for an aggregate of 5% of the shares underlying the Units sold in this offering. The warrant will be exercisable at any time beginning on the date that is six months from the date hereof until 5:00 p.m. (New York time) on the date that is five years following the date hereof at an exercise price of $___ per share. This prospectus also covers the issuance of the placement agent warrants and the shares of common stock issuable upon the exercise of the placement agent warrants. The placement agent warrants will contain a “cashless exercise” feature, will have piggyback registration rights and will have other terms substantially similar to the terms of the warrants included in the Units offered hereby.

Penny Stock Regulations

You should note that the securities we are offering under this prospectus fit within the definition of “penny stock” under the SEC's rules and regulations. The SEC has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny-stock rules, which impose additional sales-practice requirements on broker-dealers that sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny-stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized-risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny-stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny-stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny-stock rules. Consequently, these penny-stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny-stock rules may discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

We have not registered or qualified the shares of common stock and the warrants offered hereby for subsequent offer, transfer or resale in any state. Because our common stock is not listed on a national securities exchange, subsequent transfers of the shares of our common stock and warrants offered hereby by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of shares or warrants to register or qualify the shares or the warrants for any subsequent offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

Similarly, because our common stock is not listed on a national securities exchange, the exercise of the warrants by U.S. holders may not be exempt from state securities laws. As a result, depending on the state of residence of a holder of the warrants, a U.S. holder may not be able to exercise its warrants unless we comply with any state securities law requirements necessary to permit such exercise or an exemption applies. Although we plan to use our reasonable efforts to assure that U.S. holders will be able to exercise their warrants under applicable state securities laws if no exemption exists, there is no assurance that we will be able to do so. As a result, your ability to exercise your warrants may be limited. The value of the warrants may be significantly reduced if U.S. holders are not able to exercise their warrants under applicable state securities laws.

PLAN OF DISTRIBUTION

Maxim Group, LLC, which we refer to as the placement agent, have agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agent agreement. The placement agent may engage selected dealers to assist in the placement of the Units. The placement agent is not purchasing or selling any Units offered by this prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the Units, but have agreed to use its “best efforts” to arrange for the sale of all of the Units offered hereby. We will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of Units offered pursuant to this prospectus. The price per Unit has been determined based upon arm's-length negotiations between the purchasers and us.  Our officers and directors have not agreed to purchase any securities in this offering.

The placement agent proposes to arrange for the sale to one or more purchasers of the Units offered pursuant to this prospectus through direct subscription agreements between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 7.0% of the gross proceeds in this offering subject to certain exclusions.

The following table shows the per Unit and total cash placement agent fees, excluding the corporate finance fee, we will pay to the placement agent in connection with the sale of the Units offered pursuant to this prospectus assuming the purchase of all of the Units offered hereby.

Per Unit	$
Total	$

We have agreed to reimburse the placement agent for their reasonable out-of-pocket expenses received up to $__________. We have also agreed to pay the placement agent a corporate finance fee equal to 1.0% of the gross proceeds of the offering of Units by us in connection with this offering. We have paid the placement agent an advance of $50,000 against such expenses.

In addition, we have agreed to issue to the placement agent or their designees, a placement agent warrant exercisable for an aggregate of 5% of the shares underlying the Units sold in this offering. The warrant will be exercisable at any time beginning on the date that is six months from the date hereof until 5:00 p.m. (New York time) on the date that is five years following the effective date of this offering at an exercise price of $___ per share (125% of the offering price of the Units sold in this offering). This prospectus also covers the issuance of the placement agent warrants and the shares of common stock issuable upon the exercise of the placement agent warrants. The placement agent warrants will contain a “cashless exercise” feature, will have piggyback registration rights for a period of seven years and demand registration for a period of five years from the effective date of this offering and will have other terms substantially similar to the terms of the warrants included in the Units offered hereby, except that, as required by the Financial Industry Regulatory Authority, Inc., or FINRA, neither the placement agent warrants nor any shares of common stock or warrants issuable upon exercise of the placement agent warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the effective date of this offering , except the transfer of any security:

•

by operation of law or by reason of our reorganization;

•

to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•

if the aggregate amount of our securities held by the placement agent or related person do not exceed 1% of the securities being offered;

•

that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•

the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell Units to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser's obligation to purchase Units is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

We currently anticipate that the sale of the Units will be completed on or about ________________. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent' fee, will be approximately $_______, which includes legal and printing costs, various other fees and reimbursement of the placements agents' expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors. We will mail warrants directly to the investors at the respective addresses set forth in their subscription agreement with us.

Right of First Refusal

We have granted the placement agent a right of first refusal to act as our co-placement agent or co-underwriters in connection with any subsequent offering we may make prior to ___________, 2013, on terms substantially similar to those described in this prospectus, subject to certain exceptions. Furthermore, the Company and its officers and directors have granted the placement agent an irrevocable preferential right for a period of 24 months from the date of this prospectus to purchase any securities of ours held by our officers and directors, that such officers and directors may seek to sell (other than sales of less than $25,000 worth of common stock by such officers and directors through brokers and open market transactions during any consecutive three month period), whether pursuant to registration under the Securities Act or otherwise.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and our officers and directors have agreed, subject to certain exceptions, for a period of 12 months after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date hereof or thereafter acquired without the prior written consent of the placement agent. In addition, we and our shareholders owning 2% or more of our shares of common stock outstanding at the time immediately prior to the date of this prospectus have also agreed to the lock up provisions for a period of six months after the date of this prospectus. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus in electronic format, the information on the placement agent's website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and subscription agreements. A copy of the placement agency agreement and the form of subscription agreement with the investors are included as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” on page 52 of this prospectus.

Regulation M Restrictions

The placement agent may be deemed to be underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the Units sold by it while acting as a principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Units by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•

must not engage in any stabilization activity in connection with our securities; and

•

must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)   by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

 For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each placement agent has represented, warranted and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)   it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission's Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•

in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the Units offered hereby are “securities.”

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

(a)  a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b)  provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) n insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or from the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d)  company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e)  company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f)  company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g)  an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h)  venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i)  an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j)  an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the stockholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

LEGAL MATTERS

The validity of the issuance of the Units, including the shares of common stock, warrants and shares of common stock underlying the warrants, described in this prospectus has been passed upon for us by Pearlman Schneider LLP, Boca Raton, Florida. Legal matters in connection with the offering will be passed upon for the placement agent by Lowenstein Sandler PC, Roseland, New Jersey.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriters, voting trustee, director, officer, or employee.

The consolidated financial statements of Divine Skin, Inc. and subsidiaries as of December 31, 2011 have been included herein and in the prospectus in reliance upon the report of Cherry, Bekaert & Holland, LLP, an independent registered public accounting firm, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Divine Skin, Inc. and subsidiaries as of December 31, 2010 have been included herein and in the prospectus in reliance upon the report of RBSM LLP, an independent registered public accounting firm, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

On June 29, 2011, we dismissed RBSM LLP as our independent registered public accounting firm by our Board of Directors, acting as our Audit Committee. The reports of RBSM on our financial statements for the year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the year ended December 31, 2010, and through June 29, 2011, we have not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM’s satisfaction, would have caused them to make reference thereto in their reports on our financial statements for such periods. On June 29, 2011, we engaged Cherry, Bekaert & Holland, LLP, our current auditors, as our independent registered public accounting firm for our fiscal year ended December 31, 2011.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.W., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

You can read and print press releases, financial statements, our most recent annual and quarterly reports and additional information about us, free of charge, at our web site at http://www.DivineSkin.com.

This prospectus is a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements in this prospectus about any document filed as an exhibit are not necessarily complete and, in each instance, you should refer to the copy of such document filed with the SEC. Each such statement is qualified in its entirety by such reference.

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS

Current Assets
Cash	$868,160	$1,284,343
Accounts receivable, net	2,483,095	1,888,453
Inventory	2,367,924	2,174,784
Prepaid expenses and other current assets	359,778	57,940

Total Current Assets	6,078,957	5,405,520

Furniture and equipment, net	84,877	53,017
Intangible assets, net	632,436	630,316
Other assets	72,958	15,138

TOTAL ASSETS	$6,869,228	$6,103,991

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,268,384	$1,021,313
Credit facility	661,628	—
Other current liabilities	150,936	77,432

TOTAL LIABILITIES	2,080,948	1,098,745

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 10 million shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	10,000	10,000
Common stock, $0.001 par value, 300 million shares authorized:107,279,442 and 105,029,613 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	107,279	105,030
Additional paid-in-capital	7,070,672	6,512,141
Stock subscription	(100,000)	(100,000)
Accumulated deficit	(2,299,671)	(1,506,893)

Total Shareholders' Equity	4,788,280	5,020,278
Non-Controlling Interest	—	(15,032)

Total Equity	4,788,280	5,005,246

TOTAL LIABILITIES AND EQUITY	$6,869,228	$6,103,991

See accompanying notes to unaudited condensed consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Product sales	$3,804,651	$2,330,524	$5,913,075	$4,679,980
Less returns and allowances	(306,389)	651	(430,831)	(98,388)

Net revenue	3,498,262	2,331,174	5,482,244	4,581,592

Cost of Goods Sold	2,048,115	983,719	2,981,778	2,138,295

Gross Profit	1,450,147	1,347,455	2,500,466	2,443,296

Operating Costs and Expenses:
Selling and marketing
Commissions and consulting	399,735	438,532	699,535	698,382
Other selling and marketing expenses	410,485	271,220	873,835	549,059
	810,220	709,752	1,573,370	1,247,441
General and administrative
Salary and personnel costs	290,105	256,040	598,827	526,247
Professional fees and consulting costs	428,846	210,643	708,341	538,777
Other general and administrative expenses	295,179	234,843	422,318	386,549
	1,014,130	701,526	1,729,486	1,451,573

Total operating costs and expenses	1,824,350	1,411,278	3,302,856	2,699,013

Operating Loss	(374,203)	(63,823)	(802,390)	(255,717)

Other Income (Expense)
Interest income	185	(149)	776	(149)
Interest expense	(10,184)	—	(10,184)	—
Other	16,117	6,700	3,375	7,733

Total other income (expense)	6,118	6,551	(6,033)	7,584

Loss Before Taxes	(368,085)	(57,272)	(808,423)	(248,133)

Income Tax Benefit	—	—	—	—

Net Loss	(368,085)	(57,272)	(808,423)	(248,133)

Net Loss Attributable to Non-Controlling Interest	—	2,292	—	2,292

Net Loss Attributable to Shareholders of Divine Skin, Inc.	$(368,085)	$(54,980)	$(808,423)	$(245,841)

Basic and Diluted Earnings per Share:
Weighted average shares	106,085,949	99,462,719	105,607,986	98,072,787
Loss per share	$(0.00)	$(0.00)	$(0.01)	$(0.00)

See accompanying notes to unaudited condensed consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE PERIOD FROM JANUARY 1, 2011 TO JUNE 30, 2012

	Preferred Stock		Common Stock		Additional Paid In	Subscription/ Stock	Accumulated	Total Shareholders	Non-Controlling	Total
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity	Interest	Equity

December 31, 2010	10,000,000	$10,000	94,961,001	$94,961	$2,824,459	$(70,000)	$(528,293)	$2,331,127	$(12,740)	$2,318,387
Shares Issued:
Sold to private investors			8,039,281	8,039	2,061,461			2,069,500		2,069,500
Less: Issuance costs					(459,769)			(459,769)		(459,769)
For services
Investor relations			85,000	85	34,515	(30,000)		4,600		4,600
Employee/associate compensation			180,046	180	69,916			70,096		70,096
Consulting			100,641	101	42,050			42,151		42,151
Sold to Securities Purchase
Agreement Investors			6,178,572	6,179	1,723,821			1,730,000		1,730,000
Less: Issuance costs					(164,774)			(164,774)		(164,774)
Shares Cancelled / Surrendered:
Surrendered by founders			(7,017,805)	(7,018)	7,018			—		—
Warrants and Options:
Vested for trading symbol					192,000			192,000		192,000
Issued for financial consulting services					134,244			134,244		134,244
Exercised			2,502,877	2,503	22,526			25,029		25,029
Issued for Placement Agent fees on Securities Purchase Agreement					24,674			24,674		24,674
2011 Net Loss							(978,600)	(978,600)	(2,292)	(980,892)
December 31, 2011	10,000,000	10,000	105,029,613	105,030	6,512,141	(100,000)	(1,506,893)	5,020,278	(15,032)	5,005,246
For services
Investor relations			846,968	847	192,547	—		193,394		193,394
Employee/associate compensation			502,490	502	132,814			133,316		133,316
Distributor award			385,136	385	99,615			100,000		100,000
Consulting			20,000	20	3,980			4,000		4,000
Distributor award			88,235	88	29,912			30,000		30,000
Warrants and Options:
Vested for trading symbol					96,000			96,000		96,000
Exercised			407,000	407	3,663			4,070		4,070
Disposal of Brazil distribution joint venture							15,645	15,645	$15,032	30,677
2012 Net Loss (6 months)							(808,423)	(808,423)	—	(808,423)
June 30, 2012 (Unaudited)	10,000,000	$10,000	107,279,442	$107,279	$7,070,672	$(100,000)	$(2,299,671)	$4,788,280	$—	$4,788,280

See accompanying notes to unaudited condensed consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011

Cash Flows from Operating Activities:
Net Loss	$(808,423)	$(248,133)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	130,117	89,874
Bad debt	82,551	11,205
Inventory allowance	20,000	—
Stock issued for services	460,710	78,841
Warrants issued for financial services	—	134,244
Warrants vested for other services	96,000	96,000
Changes in operating assets and liabilities:
Accounts receivable	(677,193)	(1,084,960)
Inventory	(213,140)	(759,883)
Prepaid expenses and other current assets	(343,686)	(41,485)
Accounts payable and accrued expenses	247,071	216,307
Other current liabilities	73,503	21,356
Net cash used in operating activities	(932,490)	(1,486,634)

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(46,292)	(21,706)
Purchase of injection molds	(48,287)	—
Disposal of Brazil Joint Venture	4,678	—
Purchase of brand rights	(52,420)	—
Security deposits	(3,000)	(1,095)
Net cash used in investing activities	(145,321)	(22,801)

Cash Flows from Financing Activities:
Net proceeds from credit facility	661,628	—
Proceeds from sale of stock subscription to investors	—	43,000
Less issuance costs	—	(5,829)
Proceeds from sale of stock	—	1,737,250
Less issuance costs	—	(403,625)
Net cash provided by financing activities	661,628	1,370,796

Decrease in cash	(416,183)	(138,639)
Cash, Beginning of Period	1,284,343	146,405

Cash, End of Period	$868,160	$7,766

Supplemental Information:
Cash paid for interest	$10,050	$—
Cash paid for taxes	$—	$—

See accompanying notes to unaudited condensed consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

AICPA	American Institute of Certified Public Accountants
ASC	Accounting Standards Codification
ASU	Accounting Standards Update
DSKX	Divine Skin, Inc. (parent of the publicly traded consolidated group)
DSL	DS Laboratories, Inc. (a subsidiary of Divine Skin, Inc.)
FASB	Financial Accounting Standards Board
FIFO	First-in, First-out
GAAP (US)	Generally Accepted Accounting Principles as applied in the United States
IFRS	International Financial Reporting Standards
POLARIS	Polaris Labs, Inc. (a subsidiary of Divine Skin, Inc.)
PPM	Private Placement Memorandum
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
SIGMA	Sigma Development and Holding Co. (a subsidiary of Divine Skin, Inc.)
SPA	Security Purchase Agreement
Q212-QTR	Three months ended June 30, 2012
Q211-QTR	Three months ended June 30, 2011
Q212-YTD	Six months ended June 30, 2012
Q211-YTD	Six months ended June 30, 2011
VIE	Variable Interest Entity

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) was organized under the laws of the State of Florida in January 2007.  Through its predecessors, the Company has been developing and marketing hair care, skin care and personal care products for over fifteen years. The Company has grown steadily over the last few years with a network of top specialty retailers and distributors throughout North America, Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. Management believes the Company is currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been designed to enhance the action of the active ingredients in our products. We currently offer hair care, hair loss, skin care, anti-aging, cellulite and personal care products.  These products are within the following product lines:

•	Hair Care
•	Skin Care
•	Personal Care

History of the Company

Divine Skin Inc. (a Florida corporation) was incorporated in January 2007 and capitalized with the assets recovered from a terminated predecessor New York corporation.  DS Laboratories, Inc. (a Florida corporation) was also incorporated in January 2007.  The companies were founded by common shareholders.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (Continued)

In the first quarter of 2009,

•

the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida corporation) and Sigma Development and Holding Co. (a Florida corporation), both for a nominal amount. DS Laboratories has been idle since its inception in 2007.

•	Sigma was founded as an upscale brand addition to the Company’s product portfolio.
•

Polaris Labs, Inc. (a Florida corporation) was founded to distribute versions of the Company’s products that, for marketing purposes, are sold through physicians and foreign distributors under the Polaris brand.

The primary operating entity is Divine Skin, Inc. and currently conducts its business under the “DS Laboratories” and “Divine Skin” trade names.

In the fourth quarter of 2009, we completed an agreement with DS Laboratories Brazil, LTDA to distribute our products and additional future products specifically tailored for the Brazilian market.  The costs associated with procuring this agreement have been capitalized and are amortized over the life of the agreement.

In the first quarter of 2010, we filed an S-1 Selling Shareholder Registration Statement with the SEC which was declared effective by the SEC and obtained its trading symbol (DSKX) permitting the quotation of its shares of common stock on the Over the Counter Bulletin Board (OTCBB now OTCQB).

In the first quarter of 2011, we began distribution of Nutra Origin brand nutraceutical products under an exclusive distribution agreement with the manufacturer.  Our chairman’s father is part owner and COO of the manufacturer of Nutra Origin brand products.

In the third quarter of 2011, the Company finalized discussions with DS Laboratories Brazil, LTDA, to modify its joint venture distribution agreement.  In exchange for 100% ownership in the joint venture, our Brazilian distributor has committed to fully fund the product development and licensing of our products in Brazil.  We will remain the license holder once the license is granted and we retain our exclusivity for Brazilian distribution.  We expect the licensure process to complete and commence sales in Q3 2012.  As of June 30, 2012, the Company had invested $26,000 in this venture which will be repaid by our distributor.

In the fourth quarter of 2011, we completed a SPA raising approximately $1.6 million, net of issuance costs.

In the second quarter of 2012, we engaged in negotiations to license or acquire the Nutra Origin brand. Although the negotiations are not finalized, we anticipate paying $7,000 to $10,000 per month for an exclusive 10 year license to use the Nutra Origin brand. We also acquired the 100% of the Pure Guild brand license (see Note 6).

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The consolidated financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Divine Skin, Inc. and its wholly owned operating subsidiaries DS Laboratories, Inc. (a Florida Corporation), Sigma Development and Holding Co., Inc. and Polaris Labs, Inc. Also included in the consolidated financial statements are the activities of Velocity Storage and Packaging, LLC, which is accounted for as a VIE. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Condensed Consolidated Financial Statements

The interim condensed consolidated financial statements presented herein have been prepared pursuant to the rules and regulations of the SEC.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  The interim condensed consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements, notes and accounting policies included in the Company’s Annual Report.  In the opinion of management, all adjustments which are necessary to provide a fair presentation of financial position as of June 30, 2012 and the related operating results and cash flows for the interim period presented have been made. All adjustments are of a normal recurring nature.  The results of operations, for the period presented are not necessarily indicative of the results to be expected for future periods or for the year ending December 31, 2012.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.  We believe our estimates and assumptions are reasonable; however, such estimates and assumptions are subject to a number of risks and uncertainties that may cause actual results to differ materially from such estimates. Significant estimates and assumptions underlying these consolidated financial statements include:

•	Estimates of allowances for uncollectable accounts receivable,
•	Estimates of inventory obsolescence and overhead and labor cost allocations,
•	Estimates assuming future earning capacity of our exclusive Brazilian distribution agreement,
•	Estimates of value of equity transactions for services rendered,
•	Estimates of returned or damaged product, and
•	Estimates made in our deferred income tax calculations.

Risks and Uncertainties

The Company’s business could be impacted by price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. The Company also has been experiencing significant growth which puts serious strains on its cash availability requirements.  If the Company is unsuccessful in securing adequate liquidity, its plans may be curtailed.  Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

Cash

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. The Company also provides for allowances against accounts receivables for product returns and cooperative advertising allowances.  At June 30, 2012 and December 31, 2011, the provision for doubtful accounts was $139,997 and $114,791 respectively.  At June 30, 2012 and December 31, 2011, the Company provided $120,000 and $100,252, respectively for defectives and product returns and $60,000 and $12,400, respectively for advertising credits.

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the straight line depreciation method over the estimated useful lives of the assets, which range from 5 to 7 years. The Company expensed $14,431 and $6,026 in depreciation during the six months ended June 30, 2012 and 2011, respectively.  Accumulated depreciation was $74,048 and $59,616 at June 30, 2012 and December 31, 2011, respectively. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Long-Lived Assets

The Company has adopted ASC 360-10, “Accounting for Impairment or Disposal of Long-Lived Assets”, which requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Non-Controlling Interest

Non-controlling interest consists of the minority owned portion of the Company’s 51% owned subsidiary, DS Laboratories Brazil, LTDA (during the reporting period that we were a joint venture partner), and the variable interest held in Velocity Storage Packaging LLC.

During the third quarter of 2011, the Company finalized its disposal of its interests in DS Laboratories Brazil, LTDA.

Revenue Recognition

Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•	persuasive evidence of a sales arrangement exists,
•	delivery has occurred,
•	the sales price is fixed or determinable and
•	collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

Research and Development

The Company currently maintains a functional laboratory employing two full time chemists, a part time chemist/consultant and a lab technician that identify new technology, test product alternatives and improve existing formulations. In addition, our founder and CEO devotes a substantial portion of his time in identifying new technologies and formulations to develop new products and improve existing products with the newest technology available. ASC Topic 730, “Accounting for Research and Development Costs” requires such activities be expensed in the year incurred.  Such costs include laboratory supplies, salaries, materials and consultant fees. These costs are classified as product development, salaries, selling, general and administrative expenses in the consolidated statements of operations, and amounted to $80,990 and $71,118 for the six months ended June 30, 2012 and 2011, respectively.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”.  Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.  Vested warrants for 2,538,130 shares and vested options for 193,333 shares were excluded from the earnings per share calculation because they would be anti-dilutive.

Segment Information

ASC Topic 280, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date.  The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability.  Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value.  Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment.  These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.  We currently do not have any financial assets and liabilities that are recurring that would require us to disclose them at fair value.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

Testing indefinite-Lived Intangible Assets for Impairment

In July 2012, the FASB issued authoritative guidance that allows companies the option to perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary.  Under this guidance, an entity is required to perform a quantitative impairment test if qualitative factors indicate that it is more likely than not that indefinite-lived intangible assets are impaired.  The qualitative factors are consistent with the guidance established for goodwill impairment testing and include identifying and assessing events and circumstances that would most significantly impact, individually or in the aggregate, the carrying value of the indefinite-lived intangible assets.  Adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Other ASUs not effective until after June 30, 2012, are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

NOTE 4. – INVENTORY

Significant components of inventory at June 30, 2012 and December 31, 2011 consist primarily of:

	2012	2011
	(Unaudited)
Bulk product and raw materials	$1,767,949	$1,600,032
Work in process	152,542	—
Merchandise inventory	180,944	375,810
Inventory in transit	266,489	198,942
	$2,367,924	$2,174,784

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Work in process – Work in process inventory consists of merchandise inventory currently in interim production stage that is partially completed and not yet market ready.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 4. – INVENTORY (Continued)

Merchandise inventory – Merchandise inventory consists of completed formulations in market ready packaging. Our formulations are batch controlled and subject to various government regulations which, among other things, govern the purity and safety of our product and in some cases limit the concentration of certain ingredients, which would restrict the distribution of these products to medical professionals.

Inventory in transit – In transit inventory consists of primarily bulk product and raw materials where title has transferred to the Company but the inventory has yet to arrive in a designated warehouse facility either company owned or under contract.

Management evaluated the inventory at June 30, 2012 and December 31, 2011 and any obsolete inventory was excluded from our reported inventory value. Accordingly only a $20,000 and $0 allowance for slow moving inventory was considered necessary at June 30, 2012 and December 31, 2011, respectively.

NOTE 5. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at June 30, 2012 and December 31, 2011 consist primarily of:

	2012	2011
	(Unaudited)
Advances to employees and associates	$44,814	$28,273

Prepaid IR services	144,000	—
Supplier advances	40,000	—
Other prepaids	24,438	13,000
Prepaid issuance costs – financing	106,526	—
Prepaid consultant services	100,000	100,000
Less amortization	(100,000)	(83,333)

	$359,778	$57,940

Advances to employees and associates – These advances are made on a short term basis to associates and employees and are repaid through periodic deductions from the payments to associates or payroll deductions from employees.

Prepaid IR services – During the 2nd quarter of 2012, we made advance payments to two investor relations (“IR”) firms to perform services.  One firm is contracted to perform services over the initial term of their agreement in exchange for 400,000 share of common stock valued at $88,000.  A second IR firm agreed to refund a portion (200,000 shares) of its previously granted shares of common.  The 200,000 share refund is valued at $56,000 and is held as an asset until the share certificate is surrendered.

Supplier advances – These advances are made on a short term basis to various suppliers, which include prepaid insurance and parts suppliers to secure certain components.  Prepaid insurance will be expensed over the policy terms and components will be charged to inventory costs upon receipt.

Prepaid consultant services – During the 2nd and 3rd quarters of 2010, we advanced funds to a consultant, who is our CEO’s father, to provide operational guidance in connection with our health care product line, which was launched in 2011.  The agreement has been fully advanced and $16,667 was expensed in Q112-QTR, completing the contract, which is now expired.  $8,333 was expensed in Q111-QTR.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 6. – INTANGIBLE ASSETS

Significant components of intangible assets at June 30, 2012 and December 31, 2011 consist primarily of:

	2012	2011
	(Unaudited)
Distribution rights in Brazil	$750,000	$750,000
Less: Accumulated amortization	(206,250)	(168,750)
Net distribution rights	543,750	581,250

Pure Guild brand rights	159,086	106,666
Less: Accumulated amortization	(70,400)	(57,600)
Net brand right	88,686	49,066

	$632,436	$630,316

Brazilian distribution rights – During 2009, the Company issued 3,000,000 shares of common stock to a Brazilian distributor in exchange for a 10 year exclusive distribution agreement in Brazil.  The transaction was valued at $0.25 per share.  The Company, through its exclusive distributor and former joint venture partner, is currently developing a generic Minoxidil product along with appropriate packaging for the Brazilian market, which is planned for introduction in the 3rd quarter of 2012. $37,500 and $75,000 was amortized during Q212-YTD and 2011, respectively.  During, the 3rd quarter of 2011, due to the costs involved, the Company entered into agreement with its former joint venture partner, whereby the former joint venture partner agreed to provide all required financing in exchange for 100% ownership of the joint venture. The Company retained its distribution rights.

Pure Guild brand rights – During the 3rd quarter of 2009, we were approached by a customer/distributor to develop a private label brand of premium products and associated packaging materials. The Pure Guild brand of products was the result.  As part of this project we obtained a 50% interest in the Pure Guild brand and the permanent exclusive rights to manufacture the Pure Guild products.  In exchange for these rights, we provided $106,666 of product representing approximately 70% the initial stocking order.  The value of these rights is being amortized over 5 years the basic term of the agreement.

During Q212-QTR, We acquired the remaining 50% ownership of the Pure Guild brand from our customer/supplier in exchange for purchasing their Pure Guild brand inventory which amounted to $52,420. The exclusive supplier agreement was cancelled however we intend to promote the brand through our existing distributor network, accordingly we will modify the amortization term of Pure Guild brand rights to 10 years.  We will continue our annual impairment evaluation. $12,800 and $25,600 has been amortized during Q212-YTD and 2011, respectively.

The Company will continue to amortize its distribution rights over the remaining life of the agreements as follows:

	2012	2013	2014	2015	Beyond	Total
Distribution Rights:
Brazil (exclusive)	$37,500	$75,000	$75,000	$75,000	$281,250	$543,750
	$37,500	$75,000	$75,000	$75,000	$281,250	$543,750

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 7. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at June 30, 2012 and December 31, 2011 consist primarily of:

	2012	2011
	(Unaudited)
Trade payables	$882,530	$779,945

Accrued expenses:
Advertising and marketing	84,264	115,136
Production materials	15,356	—
Human resources	50,000	12,500
Labor accrual	111,923	28,709
Consulting services accrual	25,000	34,415
License	30,000	—
Obligation to issue common shares	44,000	—
Other	19,000	15,608
Sales commission	6,311	35,000
	$1,268,384	$1,021,313

Trade payables – Consist of liabilities arising in the normal course of business, evidenced by invoices and are generally incurred in connection with the acquisition of materials, inventory or outside services.

Accrued expenses and claims – As discussed more fully in Note 9, the Company has responded to several claims from suppliers, primarily advertisers and media suppliers, alleging unpaid balances on services or materials provided. The Company has responded in many cases that the services or materials did not fully comply with required specifications or supplier commitments. In all cases, the Company has shifted its purchasing to more compatible suppliers. The Company has accrued the estimated settlement value of the claim based on an evaluation of the individual circumstances of each matter.

Obligation to issue common shares – During the 2nd quarter of 2012, the Company entered into an agreement with an investor relations firm that called for the issuance of 400,000 shares of the Company’s common shares in two installments in exchange for certain services.  As of June 30, 2012, the Company has only issued the first installment of 200,000 shares.

NOTE 8. – CREDIT FACILITY

On April 6, 2012 a financial institution provided the Company with a $1.5 million credit facility with an initial draw of $580,000.  The credit facility provides for asset based lending collateralized by all assets of the Company. Advances are based on 80% of qualified accounts receivable and 40% of finished goods inventory. The credit facility provides for interest and bank fees, which currently aggregate to 8% (prime plus 3% plus 1.75% asset monitoring fees and other fees) per annum and expires March 24, 2014, and may be renewed under certain conditions. The credit facility is personally guaranteed by our Chief Executive Officer and, under certain conditions, may be called upon demand. The credit facility also provides for a referral fee of 4% per annum for 3 years. The Loan Agreement contains customary representations, warranties, affirmative and negative covenants and events of default. The negative covenants include, among other things, restrictions on transferring our assets, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, and creating other liens on our assets, in each case subject to customary exceptions.  As of June 30, 2012, the Company had $74,409 available to borrow based on its advance formulas for qualified accounts receivable and finished goods inventory.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 9. – COMMITMENTS AND CONTINGENCIES

During Q212-YTD and 2011, the Company operated under several material agreements as listed below:

Lease for office and production facilities –

•

The Company leases its corporate headquarters office space located in Miami Beach, Florida.  The Company has negotiated the cancellation of its original lease entered into in December 2007, and continues to operate out of its Miami Beach facility, on a month to month basis at $5,700 per month or $68,400 on an annual basis.

•

In March 2010, the Company entered into a lease for 7,500 square feet in production facilities in Deerfield Beach, Florida and began operations in April 2010.  The lease provided for monthly rent of $3,437 in the first year with and increasing scale for years 2 – 5.  The lease expires in 5 years and provides for a 5 year renewal option.  The Company relocated to larger facilities in October 2011 and is currently in negotiation to terminate the lease.

•

In December 2010, the Company entered into a lease for 570 square feet in sales facilities in Ashville, North Carolina.  The lease provides for monthly rent of $1,600 in the first year with a small increase in the second year.  The lease expires in 2 years and provides for a 2 year renewal option.

•

In October 2011, the Company entered into a lease for 13,137 square feet of warehouse and production space in Pompano Beach, FL.  The lease provides for monthly rent of $6,350 and expires in October 2012.

The Company is committed to lease payments over the next five years are as follows:

	2012	2013	2014	2015	Beyond	Total
Facility Leases:
Miami Beach, FL (HQ)	$—	$—	$—	$—	$—	$—
Deerfield Beach, FL (Production)	22,308	45,657	47,483	20,107	—	135,555
Pompano, FL (Production)	20,193					20,193
Ashville, NC (Sales)	9,900					9,900
	$52,401	$45,657	$47,483	$20,107	$—	$165,648

Pending and threatened litigation –

•

Divine Skin, Inc. has received several pending and threatened litigations from various suppliers typically over non-payment for goods or services. Such vendor disputes are typical in the normal course of business. Divine Skin had vigorously disputed those claims on the grounds of the substandard materials or services provided.  In 2011, we received 2 supplier claims for certain packaging materials that we are disputing and filing counter claims.  We established an accrual for these claims and the structured payouts representing our estimate of the amount due of $134,264 and $143,052 at June 30, 2012 and December 31, 2011, respectively.

Purchase commitments –

In order to secure an adequate supply of raw materials, the Company executes purchase orders to its suppliers as evidence of its intent to purchase materials.  Purchase orders outstanding at June 30, 2012 totaled $722,951.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 10. – EQUITY

Common Stock Sold Privately

During the first quarter of 2010, the Company began selling its common stock to qualified investors, at a purchase price between $0.15-$0.25 per share. The offering is being conducted on a “best efforts” basis with respect to all shares. The offering also provides that the Company shall pay the selling agents the following fees and commissions: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds.

The following table summarizes transactions under the private offering as follows:

Period	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds

2010	4,506,000	$0.19	$844,500	$(249,600)	$594,900
2011
Q1 2011	3,257,207	$0.25	821,000	(223,651)	597,349
Q2 2011	3,530,830	$0.26	916,250	(179,974)	736,276
Q3 2011	1,251,244	$0.27	332,250	(56,144)	276,106
Q4 2011	—	$—	—	—	—
	8,039,281	$0.26	$2,069,500	$(459,769)	$1,609,731
	12,545,281	$0.23	$2,914,000	$(709,369)	$2,204,631

There were no additional private sales in Q212-YTD.

Common Stock Sold Under Securities Purchase Agreement (SPA)

On October 4, 2011 (the “Closing Date”), the Company and certain accredited investors entered into a SPA and completed a closing of a private offering of 6,178,572 shares of the Company’s Common Stock, par value $0.0001 per share and warrants to purchase up to an aggregate of 1,554,645 shares of Common Stock, for aggregate gross proceeds of $1,730,000. The warrants are exercisable for five years from issuance at $0.50 per share and may be exercisable on a cashless basis in certain instances if the underlying shares are not registered under a registration statement. The number of shares of Common Stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Closing Date.

Wilmington Capital Securities, LLC (the “Placement Agent”) received a selling commission in cash of 7% of the gross proceeds ($121,100), with an additional $10,000 expense allowance. In addition, the Company issued the Placement Agent a warrant to purchase up to 449,805 shares of Common Stock.

The Company incurred other issuance costs and expenses associated with the SPA, paid in the form of cash or warrants, for an additional $33,674.

In accordance with the terms of the SPA, the Company registered 8,183,021 common shares effective January 26, 2012.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 10. – EQUITY (Continued)

The following table summarizes transactions under the SPA as follows:

Period	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds

2011
Q4 2011	6,178,572	$0.28	$1,730,000	$(164,774)	$1,565,226

There were no additional sales under the SPA in Q212-YTD.

Other Issues of Common Stock

During the first quarter of 2011 the Company issued 78,000 shares for services provided by an employee and consultants valued at $0.42 per share, which resulted in an expense of $33,180.

During the second quarter of 2011 the Company issued 112,641 shares for services provided by employee and consultants valued at $0.37 - $0.42 per share, which resulted in an expense of $45,661.

During the third quarter of 2011 the Company issued 155,790 shares for services provided by employee and consultants valued at $0.38 - $0.40 per share, which resulted in an expense of $60,598.

During the fourth quarter of 2011 the Company issued 19,256 shares for services provided by consultants valued at $0.38 per share, which resulted in an expense of $7,408. In addition, a consultant exercised warrants for 1,236,210 common shares and vested options for 1,266,667 common shares, totaling 2,502,877 common shares for $25,029.

During the first quarter of 2012 the Company issued 281,818 shares for services provided by two employees valued at $0.31 - $0.32 per share, which resulted in an expense of $89,182 in aggregate.  The Company also issued 88,235 shares as an award for achieving business goals.  The shares were valued at $.34, which resulted in an allowance offsetting revenues of $30,000.

During the second quarter of 2012 the Company issued 1,087,640 shares for services provided by six associates valued at $0.20 - $0.28 per share, which resulted in an expense of $241,528 in aggregate.  The Company also issued 385,136 shares as an award for achieving business goals at $.26, which resulted in an allowance offsetting revenues of $100,000. In addition, a consultant exercised vested options for 407,000 common shares for $4,070.

Surrender of Common Stock

During the third quarter of 2011, the 3 principal founding shareholders voluntarily surrendered 7,017,805 common shares, collectively.

Warrants

During 2011, the Company continued to sell shares of its common stock under the PPM originated in 2010, as governed by Regulation S.  These sales of common shares also provided a grant warrants to the selling agent under the same terms disclosed above.  Accordingly, the Company issued warrants based on the private sale of common shares as follows:

Period	Common Shares Sold	Qualified Warrants	Per Share Value	Warrant Value
2011

Q1 2011	3,257,207	$305,100	$.44	$134,244

Q2 2011	3,530,830	—	.36	—

Q3 2011	1,251,244	—	.38	—

Q4 2011	—	—	.35	—

8,039,281	$305,100	$.30	$134,244

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 10. – EQUITY (Continued)

Effective for Q2 and Q3 of 2011, the selling agent waived his rights to receive warrants.  Accordingly, the Company issued no warrants related to the private sale of shares and accrued no expense for financial consulting services.  During Q4 of 2011, no shares were sold privately since the terms of the SPA preclude such activities.

In Q4 2011 the Company completed a closing of a private offering of 6,178,572 shares of the Company’s Common Stock, under an SPA. (see Common Stock Sold Under Securities Purchase Agreement (SPA)). The SPA provides the investors with warrants to purchase an aggregate of 1,554,645 shares of Common Stock.  In addition, the SPA also granted warrants to purchase 493,485 shares of Common Stock as fees for assisting in the SPA closing.

The following tables present the status of all warrants outstanding at June 30, 2012 and December 31, 2011, respectively

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Year Ended December 31, 2011
Outstanding at January 1, 2011	1,431,110	$0.01	3.25	$355,200
Issued	2,343,230	0.01	4.2	109,836
Exercised	(1,236,210)	0.01
Forfeited	—	—
Outstanding at December 31, 2011	2,538,130	$0.01	4.2	$20,000
Exercisable at December 31, 2011	2,538,130	$0.01	4.2	$20,000

6 Months Ended June 30, 2012
Outstanding at January 1, 2012	2,538,130	$0.01	4.2	$20,000
Issued	—	—
Exercised	—	—
Forfeited	—	—
Outstanding at June 30, 2012	2,538,130	$0.01	3.75	$—
Exercisable at June 30, 2012	2,538,130	$0.01	3.75	$—

No warrants were issued in Q212-YTD however the value of the warrants issued in 2011 were determined using the Black-Scholes-Merton option pricing model and were based on the following assumptions:

	2012	2011
Expected term	n/a	5.0 yrs
Risk free interest rate		.9%
Stock price volatility		25.0%
Dividend yield		0

Option

The selling agent engaged by the Company has also entered into a Consulting Agreement under which he assisted the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTCBB). The Company has issued an option to the selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. At grant date, the option was valued based on the offering price of the PPM of $0.25 per share, which was $480,000. The option expires in five years. The option vests and is exercisable subject to certain lock up and leak out provisions which commence upon the effective date of the Company obtaining OTCBB listing. Leak out provisions limit exercisability of the option number to 200,000 shares per quarter.  During the first quarter of 2010, the Company obtained its trading symbol and accordingly recorded an expense for consulting services of $160,000 in 2010 reflecting the structured vesting. As a result of the structured vesting, the Company recognized $96,000 of expense in both Q212-YTD and Q112-YTD.  At June 30, 2012 there is $32,000 left to expense in future periods.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 10. – EQUITY (Continued)

The following tables present the status of all options outstanding at June 30, 2012 and December 31, 2011:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Year Ended December 31, 2011
Outstanding at January 1, 2011	2,000,000	$0.01	3.5	$720,000
Issued	—	—
Exercised	(1,266,667)	$0.01
Forfeited	—	—
Outstanding at December 31, 2011	733,333	$0.01	3.5	$264,000
Exercisable at December 31, 2011	200,000	$0.01	3.5	$72,000

6 Months Ended June 30, 2012
Outstanding at January 1, 2012	733,333	$0.01	3.5	$264,000
Issued	—	—
Exercised	(407,000)	$0.01
Forfeited	—	—
Outstanding at June 30, 2012	326,333	$0.01	2.6	$168,667
Exercisable at June 30, 2012	193,000	$0.01	2.6	$92,000

No options were issued in Q212-YTD and 2011.

Preferred Stock

As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, amended in September 2009, each share of Series A Preferred Stock is entitled to 2 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law.  The preferred stock automatically converts into common stock on a one-for-one basis in September 2012.  The shares are held by the three founders of the Company.

NOTE 11. – INCOME TAXES

The provision for income taxes for Q212-YTD and Q211-YTD is summarized as follows:

	2012	2011
	(Unaudited)	(Unaudited)
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	8,656	(86,044)
State	(10,665)	(7,990)
(Decrease) Increase in valuation allowance	(2,010)	94,034

Total provision (benefit) for income taxes	$—	$—

The income tax benefit for Q212-YTD and Q211-YTD was not booked due to the uncertainty of future profitable operations necessary to realize the benefit.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 11. – INCOME TAXES (Continued)

The provision for income taxes for Q212-YTD and Q211-YTD differs from the amount computed by applying the federal statutory rate to income (loss) before provision (benefit) for income taxes as follows:

	2012		2011

Expected provision (benefit) at statutory rate	35.0%		(35.0%	)
State taxes	3.6%		(3.6%	)
Non-deductible expenses	(38.8%	)	—
(Decrease) Increase in valuation allowance	(0.2%	)	38.6%

Total provision (benefit) for income taxes	0.0%		0.0%

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities at June 30, 2012 and December 31, 2011 are as follows:

	2012	2011
	(Unaudited)
Deferred tax assets:
Net operating loss carry-forwards	$714,318	$533,599
Stock-based compensation	(182,729)	—
Total deferred tax assets	531,589	533,599
Valuation allowance	(531,589)	(533,599)
Net deferred tax assets	$—	$—

As of June 30, 2012 and December 31, 2011 the Company had a valuation allowance on its deferred tax assets of $531,589 and $533,599, which relates primarily to net operating losses. The valuation allowance decreased $2,010 in the Q212-YTD.

As of June 30, 2012 and December 31, 2011, the Company had net operating loss carry-forwards of $1,683,720 and $1,446,928, respectively. Unused net operating loss carry-forwards will expire at various dates beginning in 2029 and ending on 2031.

As of June 30, 2012 and December 31, 2011, the Company had no unrecognized tax benefits and accordingly no related accrued interest or penalties.

NOTE 12. – 2009 EQUITY INCENTIVE PLAN

Overview – The Company initiated a 2009 Equity Incentive Plan (the "Plan") to:

1.	attract and retain the best available personnel for positions of substantial responsibility,

2.	provide additional incentives to Employees, Directors and Consultants, and

3.	promote the success of the Company and the Company's Affiliates.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 12. – 2009 EQUITY INCENTIVE PLAN (Continued)

Subject to the Plan – The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

Eligibility – Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations – Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term – The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting – Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is nine months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every nine months thereafter until fully vested and exercisable.

NOTE 13. – SIGNIFICANT CUSTOMERS

Our product revenues represent primarily sales of Revita and Spectral DNC, which individually each exceeds 10% of total sales and collectively represent 35% of total sales.  Other products, which individually exceed 5% of total sales, are Revita Cor and Spectral DNC-L, which collectively account for another 15% of total sales. We also sell “intro deals”, which are an assortment of these primary products, as a means of introducing our products to new customers.  Sales of intro deals accounted for 11% of our total sales.  The Company sells its products to several categories of customer, which primarily include distributors and salons, several of which represent individually in excess of 10% of total sales.  During Q212-YTD our top six customers generated 40% of our sales.

Sales to these customers during Q212-YTD and their accounts receivable at June 30, 2012 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

B	$714,506	13%	$307,159	11%

Sales to these customers during Q211-YTD and their accounts receivable at June 30, 2011 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$1,210,094	26%	$656,787	38%
B	$ 658,249	14%	$180,298	10%

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 14. – SIGNIFICANT VENDORS

The Company purchases its raw materials from various foreign and domestic suppliers several of which represent individually in excess of 10% of total purchases. Purchases of raw materials consist primarily of basic chemicals and packaging materials. The Company believes that it enjoys cordial relationships with all its suppliers but should the need arise; the Company believes that it could transition to alternate suppliers with minimal adverse impact. It does not have any formal long term purchase agreements with its suppliers. The Company does issue purchase orders based on its production plan, which may be modified or cancelled should its production plan change.

Purchases from significant vendors during Q212-YTD and their accounts payable at June 30, 2012 were:

Vendor	Purchase Amount	Percent	Accounts Payable	Percent

A	$515,683	23%	$35,650	4%
C	$266,088	12%	$77,228	9%

Purchases from significant venders during Q211-YTD and their accounts payable at June 30, 2011 were:

Vendor	Purchase Amount	Percent	Accounts Payable	Percent

A	$596,691	26%	$25,998	4%
B	$306,049	14%	$70,000	11%
C	$302,404	13%	$82,269	13%

NOTE 15. – CONSOLIDATION OF VARIABLE INTEREST ENTITY

The Company holds a variable interest in Velocity Storage and Packaging LLC (“Velocity”) an entity for which the Company is the primary beneficiary. Velocity performs packaging and shipping services exclusively for the Company. The Company’s variable interest relates to a financing arrangement whereby, all operational expenses including labor costs, facility costs and other operational expenses are reimbursed by the Company at Velocity’s cost. The Company has no equity investment in Velocity and Velocity has no assets, liabilities or equity structure of its own. Accordingly, the Company determined that Velocity was a variable interest entity ("VIE") and the Company was the primary beneficiary under the guidance offered in ASC 810-10 since Velocity does not have sufficient equity at risk for the entity to finance its own activities. ASC 810-10 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur.

NOTE 16. – SUBSEQUENT EVENTS

Acquisition of our Mexican Distributor

We are currently completing negotiations to acquire our exclusive Mexican distributor. Our intent is to acquire 100%, or the maximum permitted by Mexican law, for primarily stock. During 2011 the distributor represented nearly 10% of our total revenue and has been a distributor of our products for over three years. Based in Mexico City, our distributor has been in operation since 2008 and has approximately 40 employees. The acquisition is subject to conditions to closing, including, but not limited to the Company’s satisfactory due diligence of the Mexican entity.

Acquisition of Nutra Origin Brand License

We are also currently completing negotiations to secure an exclusive license to use the Nutra Origin brand. We have been distributing the Nutra Origin brand products for nearly a year and although the brand currently represents a relatively modest portion of our sales, we intend for this brand to expand our personal care product line into the nutraceutical market. Our CEO’s father is a part owner and COO of the company that owns the Nutra Origin brand. Although the negotiations are not finalized, we anticipate paying $7,000 to $10,000 per month for an exclusive 10 year license to use the Nutra Origin brand.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Divine Skin, Inc. (d/b/a DS Laboratories)

We have audited the accompanying consolidated balance sheet of Divine Skin, Inc. (d/b/a DS Laboratories) as of December 31, 2011, and the related consolidated statements of operations, changes in equity, and cash flows for the year then ended. Divine Skin, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Divine Skin, Inc. (d/b/a DS Laboratories) as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry, Bekaert & Holland, L.L.P.

Fort Lauderdale, Florida
April 4, 2012, except as to Note 15 which is as of September 15, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Divine Skin, Inc. (d/b/a DS Laboratories)

We have audited the accompanying consolidated balance sheet of Divine Skin, Inc. (d/b/a DS Laboratories) and Subsidiaries as of December 31, 2010 and the related consolidated statements of operations, changes in equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its Internal Control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

April 15, 2011

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
ASSETS

Current Assets
Cash	$1,284,343	$146,405
Accounts receivable, net	1,888,453	737,954
Inventory	2,174,784	1,181,680
Prepaid expenses and other current assets	57,940	110,601

Total Current Assets	5,405,520	2,176,640

Furniture and Equipment, net	53,017	18,861
Intangible Assets, net	630,317	730,916
Other Assets	15,138	17,443

TOTAL ASSETS	$6,103,992	$2,943,860

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,021,313	$604,311
Other current liabilities	77,433	21,162

TOTAL LIABILITIES	1,098,746	625,473

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 10 million shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	10,000	10,000
Common stock, $0.001 par value, 300 million shares authorized: 105,029,613 and 94,961,001 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	105,030	94,961
Additional paid-in-capital	6,512,141	2,824,459
Stock subscription	(100,000)	(70,000)
Accumulated deficit	(1,506,893)	(528,293)

Total Shareholders' Equity	5,020,278	2,331,127
Non-Controlling Interest	(15,032)	(12,740)

Total Equity	5,005,246	2,318,387

TOTAL LIABILITIES AND EQUITY	$6,103,992	$2,943,860

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Year Ended
	December 31,
	2011	2010

Revenue:
Product sales	$10,368,735	$5,401,957
Consulting and other income	—	91,750
Less returns and allowances	(695,874)	(48,902)

Net revenue	9,672,861	5,444,805

Cost of Goods Sold	4,751,961	1,883,160

Gross Profit	4,920,900	3,561,645

Operating Costs and Expenses:
Selling and marketing	2,856,482	1,626,675
General and administrative	3,057,988	2,123,670

Total operating costs and expenses	5,914,470	3,750,345

Operating Income (Loss)	(993,570)	(188,700)

Other Income (Expense)
Interest income	454	—
Other	12,224	38,887

Total other income (expense)	12,678	38,887

Net Loss	(980,892)	(149,813)

Net Loss Attributable to Non-Controlling Interest	2,292	12,740

Net Loss Attributable to Shareholders of Divine Skin, Inc.	$(978,600)	$(137,073)

Basic and Diluted Earnings per Share:
Weighted average shares	100,611,200	$92,668,273
Earnings per share	$(0.01)	(0.00)

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

					Additional	Subscription/		Total	Non-
	Preferred Stock		Common Stock		Paid In	Stock	Accumulated	Shareholders'	Controlling	Total
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity	Interest	Equity

December 31, 2009	10,000,000	$10,000	89,986,001	$89,986	$1,660,841	$—	$(391,220)	$1,369,607	$—	$1,369,607

Shares Issued:								—	—	—
Sold to private investors			4,506,000	4,506	839,994			844,500	—	844,500
Less: Issuance costs					(249,600)			(249,600)	—	(249,600)
For services
Investor relations			444,000	444	156,556			157,000	—	157,000
Employee/associate compensation			25,000	25	4,475			4,500	—	4,500
Consulting - sales and marketing			—					—	—	—
Common shares to be returned						(70,000)		(70,000)	—	(70,000)
Warrants:
Vested for trading symbol					160,000			160,000	—	160,000
Issued for financial consulting services					252,193			252,193	—	252,193
2010 Net Loss							(137,073)	(137,073)	(12,740)	(149,813)

December 31, 2010	10,000,000	10,000	94,961,001	94,961	2,824,459	(70,000)	(528,293)	2,331,127	(12,740)	2,318,387

Shares Issued:
Sold to private investors			8,039,281	8,039	2,061,461			2,069,500		2,069,500
Less: Issuance costs					(459,769)			(459,769)		(459,769)
For services
Investor relations			85,000	85	34,515	(30,000)		4,600		4,600
Employee/associate compensation			180,046	180	69,916			70,096		70,096
Consulting			100,641	101	42,050			42,151		42,151
Sold to SPA investors			6,178,572	6,179	1,723,821			1,730,000		1,730,000
Less: Issuance costs					(164,774)			(164,774)		(164,774)
Shares Cancelled / Surrendered:
Surrendered by founders			(7,017,805)	(7,018)	7,018			—		—
Warrants and Options:
Vested for trading symbol					192,000			192,000		192,000
Issued for financial consulting services					134,244			134,244		134,244
Exercised			2,502,877	2,503	22,526			25,029		25,029
Issued for Placement Agent fees on SPA					24,674			24,674		24,674
2011 Net Loss							(978,600)	(978,600)	(2,292)	(980,892)

December 31, 2011	10,000,000	$10,000	105,029,613	$105,030	$6,512,141	$(100,000)	$(1,506,893)	$5,020,278	$(15,032)	$5,005,246

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (DBA DS LABORATORIES) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Year Ended
	December 31,
	2011	2010

Cash Flows from Operating Activities:
Net Loss	$(980,892)	$(149,813)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	200,722	118,178
Bad debts	41,032	28,546
Product return and advertising reserve	112,652	—
Stock issued for services	116,847	21,500
Warrants issued for financial services	134,244	133,600
Warrants vested for services	192,000	162,071
Changes in operating assets and liabilities:
Accounts receivable	(1,304,182)	(77,015)
Inventory	(993,105)	(463,572)
Prepaid expenses and other current assets	(5,644)	(32,549)
Accounts payable and accrued expenses	417,003	(340,589)
Other current liabilities	56,270	7,768
Net cash used in operating activities	(2,013,053)	(591,875)

Cash Flows from Investing Activities:
Purchase of furniture and equipment	(50,945)	—
Purchase brand identity and supplier exclusive agreement	—	(106,666)
Security deposits	2,305	(9,403)
Net cash used in investing activities	(48,640)	(116,069)

Cash Flows from Financing Activities:
Proceeds from sale of stock to others	2,069,500	844,500
Less Issuance costs	(459,769)	(249,600)
Proceeds from sale of stock under SPA	1,730,000	—
Less Issuance costs	(140,100)	—
Net cash provided by financing activities	3,199,631	594,900

Increase (Decrease) in cash	1,137,938	(113,044)
Cash, Beginning of Year	146,405	259,449

Cash, End of Year	$1,284,343	$146,405

Supplemental Information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Non-cash Items:
Issuance cost paid in warrants	$24,670	$—

See accompanying notes to consolidated financial statements

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS

Terms and Definitions

AICPA	American Institute of Certified Public Accountants
ASC	Accounting Standards Codification
ASU	Accounting Standards Update
FASB	Financial Accounting Standards Board
FIFO	First-in, First-out
GAAP (US)	Generally Accepted Accounting Principles as applied in the United States
IFRS	International Financial Reporting Standards
PPM	Private Placement Memorandum
SEC	Securities Exchange Commission
SFAS or FAS	Statement of Financial Accounting Standards
SPA	Security Purchase Agreement
Q411-QTR	Three months ended December 31, 2011
Q410-QTR	Three months ended December 31, 2010
Q411-YTD	Year ended December 31, 2011
Q410-YTD	Year ended December 31, 2010
VIE	Variable Interest Entity

Organization and Nature of Business

Divine Skin, Inc. (the “Company”, “Divine Skin”, “DS Laboratories”, “we”, “us” or “our”) was organized under the laws of the State of Florida in January 2007. Through its predecessors, the Company has been developing and marketing skin care and personal care products for over fifteen years. The Company has grown steadily over the last few years with a network of top specialty retailers and distributors throughout North America, Europe, Asia and South America. Divine Skin researches and develops its own products, which management believes keeps the Company at the forefront of innovation. Management believes the Company is currently a leading innovator of “Liposome Technology”, which acts as a carrier agent, and has been designed to enhance the action of active ingredients contained in pharmaceutical and cosmeceutical products. We currently offer skin care, aging, cellulite, hair loss and personal care products. The majority of these products are within the following product lines:

•	Skin Care
•	Hair Loss and Hair Care
•	Health Care

History of the Company

In January 2007, the operations of Divine Skin, Inc. (a New York company), were terminated and its assets were used to capitalize Divine Skin, Inc. (a Florida corporation). In December 2006, DS Laboratories, Inc. (a New York Corporation), was closed and its assets were used to capitalize DS Laboratories, Inc. (a Florida corporation) formed in January 2007, which has been idle since its inception. Divine Skin, Inc. (a Florida corporation) and DS Laboratories, Inc. (a Florida corporation) were related through common shareholders.

In Q1 2009, the Company acquired 100% of the outstanding shares of DS Laboratories, Inc. (a Florida Corporation) and Sigma Development and Holding Co., both for a nominal amount. DS Laboratories has been idle since its inception in 2007. Sigma was founded as an upscale brand addition to the Company’s product portfolio. In March 2009, Polaris Labs, Inc. was founded as a wholly owned subsidiary of the Company, to distribute Polaris branded versions of the Company’s products that, for marketing purposes, are sold through physicians and foreign distributors. The primary operating entity is Divine Skin, Inc. (a Florida corporation). The Company currently conducts business under the “Divine Skin” and “DS Laboratories” trade names.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 1. – ORGANIZATION AND NATURE OF BUSINESS (Continued)

In Q4 2009, the Company completed an agreement covering the exclusive distribution of its product and additional future products specifically tailored for the Brazilian market. The costs associated with procuring this agreement have been capitalized and are amortized over the life of the agreement.

In Q1 2010, the Company filed an S-1 Selling Shareholder Registration Statement with the SEC which was declared effective by the SEC and obtained its trading symbol (DSKX) permitting the quotation of its shares of common stock on the Over the Counter Bulletin Board (OTC Markets).

In Q1 2011, the Company began distribution of nutraceutical products produced by NutraOrigin under an exclusive distribution agreement. As of December 31, 2011, the Company has not made or is required to make any investment in this venture. NutraOrigin is owned by our Chairman’s father.

In Q3 2011, the Company finalized discussions with DS Laboratories Brazil, LTDA, to modify its joint venture distribution agreement. In exchange for 100% ownership in the joint venture, our Brazilian distributor has committed to fully fund the product development and licensing of our products in Brazil. The Company retains its exclusivity for Brazilian distribution and expects to complete the licensure process and commence sales in Q2 2012. As of December 31, 2011, the Company has invested $26,000 in this venture.

In Q4 2011 the Company completed a SPA raising approximately $1.6 million, net of issuance costs.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements are prepared using the accrual basis of accounting where revenues and expenses are recognized in the period in which they were incurred. The basis of accounting conforms to accounting principles generally accepted in the United States of America.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of Divine Skin, Inc. and its wholly owned operating subsidiaries DS Laboratories, Inc. (a Florida Corporation), Sigma Development and Holding Co., Inc. and Polaris Labs, Inc. Also included in the consolidated financial statements are the activities of Velocity Storage and Packing, LLC, which is accounted for as a VIE. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Risks and Uncertainties

The Company’s business could be impacted by price pressure on its product manufacturing, acceptance of its products in the market place, new competitors, changes in federal and/or state legislation and other factors. The Company is also has been experiencing significant growth which puts serious strains on its cash requirements. If the Company is unsuccessful in securing adequate liquidity, its plans may be curtailed. Adverse changes in these areas could negatively impact the Company’s financial position, results of operations and cash flows.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations. Substantially all of the Company’s cash deposits are held in one commercial banking institution.

Accounts Receivable

Accounts receivable are reported at net realizable value. The Company establishes an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2011 and 2010, the provision for doubtful accounts was $114,791 and $73,759, respectively.  In addition, in 2011, the Company provided $100,252 for product returns and $12,400 for advertising credits.

Inventory

Inventory is reported at the lower end of cost or market on the first-in, first-out (FIFO) method. Our inventory is subject to expiration and obsolescence, accordingly quantities purchased and sell through rates are periodically monitored for potential overstocking or pending expiration as a basis for establishing the appropriate reserve for any estimated expiration or obsolescence.

Furniture and Equipment

Furniture and equipment are recorded at cost and depreciation is provided using the straight line depreciation method over the estimated useful lives of the assets, which range from 5 to 7 years. The Company expensed $16,788 and $11,178 in depreciation during the year ended December 31, 2011 and 2010, respectively. Accumulated depreciation was $59 616 and $42,828 at December 31, 2011 and 2010, respectively. Expenditures for repairs and maintenance of equipment are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

Furniture and equipment is reviewed whenever events or changes in circumstances occur that indicate possible impairment in accordance with ASC 360-10, “Accounting for Impairment or Disposal of Long-Lived Assets”.

Long-Lived Assets

The Company has adopted ASC 360-10, “Furniture and Equipment”, which requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Non-Controlling Interest

Non-controlling interest consists of the minority owned portion of the Company’s 51% owned subsidiary, DS Laboratories Brazil, LTDA during the time it was owned, and the variable interest held in Velocity Storage Packaging LLC.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ASC 810-10-65 establishes new standards, effective January 1, 2009, that govern the accounting for and reporting of (1) non-controlling interest in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Significant changes to the accounting for non-controlling interests include (a) the inclusion of non-controlling interests in the equity section of the controlling entity’s consolidated balance sheet rather than in the mezzanine section and (b) the requirement that changes in the controlling entity’s interest in the non-controlling interest, without a change in control, be recognized in the controlling entity’s equity rather than being accounted for by the purchase method, which accounting under the purchase method would have given rise to goodwill.

Additionally, the adoption of ASC 810-10-65 requires that net income, as previously reported prior to the adoption of ASC 810-10-65, be adjusted to include the net income attributable to the non-controlling interest, and that a new separate caption for net income attributable to common shareholders of the Company be presented in the consolidated statements of operations. ASC 810-10-65 also requires similar disclosure regarding comprehensive income.

Revenue Recognition

Revenue is recognized when a product is shipped. The Company manages the collection process for transactions processed on its website, but it outsources its fulfillment (delivery) process to third parties.

The Company’s revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition”, which establishes criteria that must be satisfied before revenue is realized or realizable and earned. The Company recognizes revenue when all of the following four criteria are met:

•	persuasive evidence of a sales arrangement exists,
•	delivery has occurred,
•	the sales price is fixed or determinable and
•	Collectability is probable.

Shipping and handling charges related to sales transactions are recorded as sales revenues when billed to customers or included in the sales price in accordance with ASC Topic 605, “Accounting for Shipping and Handling Fees and Costs”. Shipping and handling costs are included in cost of revenue.

The Company accepts product returns and will issue a credit, refund or product exchange. To date, product returns have occurred but are not considered significant. The Company has established a product return reserve of $100,252.

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.” However, the Company does incur formulation costs that include salaries, materials and consultant fees. These costs are classified as product development, selling, general and administrative expenses in the statements of operations, which amounted to $152,726 and $95,942 for the year ended December 31, 2011 and 2010, respectively.

Income Taxes

The Company accounts for income taxes under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings per share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, “Earnings per Share”. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. Certain options and warrants are not included in the earnings per share calculation as their effect would be anti-dilutive. Warrants for 2,538,130 shares and options for 1,233,333 shares were excluded from the earnings per share calculation.

Segment Information

ASC Topic 280, “Disclosures about Segments of an Enterprise and Related Information,” established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. The Company operates in one segment for management reporting purposes.

Fair Value of Financial Instruments

Fair value is defined as an exit price, which is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability. We currently do not have any financial assets and liabilities that are recurring that would require us to disclose them at fair value.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

Revenue Recognition: On January 1, 2011, the Company adopted FASB ASU 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force.” This ASU amended the criteria for when to evaluate individual delivered items in a multiple deliverable arrangement and how to allocate consideration received. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 3. – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

Fair Value Measurement: In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS). This ASU was issued to provide largely identical guidance about fair value measurement and disclosure requirements for entities that disclose the fair value of an asset, a liability, or an instrument classified in shareholders' equity in their consolidated financial statements as that provided in the International Accounting Standards Board's new IFRS 13, Fair Value Measurement. This ASU does not extend the use of fair value but, rather, provides guidance about how fair value should be applied where it already is required or permitted under GAAP. This guidance is to be applied prospectively for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. In the period of adoption, a reporting entity will be required to disclose a change, if any, in valuation technique and related inputs that results from applying the ASU to quantify the total effect, if practicable. The Company believes the adoption of this guidance will not have a material impact on its financial statement disclosures.

Fair Value of Financial Instruments. The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date. The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument’s valuation.

Comprehensive Income: In June 2011, the FASB issued new guidance that gives an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total for comprehensive income. The entity is also required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements(s) where the components of net income and the components of other comprehensive income are presented. The guidance is to be applied retrospectively, for fiscal periods and interim periods within those years, beginning after December 15, 2011 and early adoption is permitted. In December 2011, the FASB issued new guidance deferring the changes in the June 2011 relating to presentation of classification adjustments. The Company’s adoption of the new guidance, other than that related to presentation of reclassification adjustments, as of January 1, 2012 is not expected to have a material impact on its consolidated financial position, results of operations and cash flows.

Intangibles – Goodwill and Other: In September 2011, the FASB issued ASU 2011-08, Intangibles — Goodwill and Other (Topic 350): Testing Goodwill for Impairment, which gives entities testing goodwill for impairment the option of performing a qualitative assessment before calculating the fair value of a reporting unit in step 1 of the goodwill impairment test. If entities determine, on the basis of qualitative factors, that the fair value of a reporting unit is more likely than not less than the carrying amount, the two-step impairment test would be required. Otherwise, further testing would not be needed. The amended guidance will be effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company believes the adoption of this guidance will not have a material impact on its consolidated financial statements.

Other ASUs not effective until after December 31, 2011, are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 4. – INVENTORY

Significant components of inventory at December 31, 2011 and 2010 consist primarily of:

	2011	2010
Bulk product and raw materials	$1,600,032	$814,416
Merchandise inventory	375,810	204,018
Inventory in transit	198,942	163,246
	$2,174,784	$1,181,680

Bulk product and raw materials – Bulk product consists of completed product formulations that have not yet been packaged in market ready packaging. Raw materials consist of bulk quantities of the various chemical components of product formulations.

Merchandise inventory – Merchandise inventory consists of completed formulations in market ready packaging. Our formulations are batch controlled and subject to various government regulations which, among other things, govern the purity and safety of our product and in some cases limit the concentration of certain ingredients, which would restrict the distribution of these products to medical professionals.

Inventory in transit – In transit inventory consists of primarily bulk product and raw materials where title has transferred to the Company but the inventory has yet to arrive in a designated warehouse facility either company owned or under contract.

Management evaluated the inventory at December 31, 2011 and 2010 and any obsolete inventory was excluded from our reported inventory value, accordingly no allowance for obsolescence was necessary.

NOTE 5. – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2011 and 2010 consist primarily of:

	2011	2010
Deferred advertising costs	$—	$65,000
Prepaid consulting services	100,000	35,000
Less: amortization	(83,333)	—
Employee advances	28,273	8,083
Other prepaid	13,000	2,518
	$57,940	$110,601

Deferred advertising costs – During the 1st quarter of 2010, we entered into an advertising campaign with a customer which involved the inclusion of trial sachet packs of our product in a mailer. The customer was to process the mailer and incur all the associated media and communication costs. We were to supply the sachet packets for inclusion. We produced and delivered the sachets to the customer however during 2010, the customer decided to delay the promotion. Accordingly we deferred the value of the sachets pending the customer commencing the campaign. The customer’s campaign commenced during Q1 2011, and accordingly, we expensed the deferred advertising.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 5. – PREPAID EXPENSES AND OTHER CURRENT ASSETS (Continued)

Prepaid consulting services – During the second and third quarters of 2010, we advanced funds to a consultant, who is our CEO’s father, to provide operational guidance in connection with our health care product line, which was launched in 2011. The agreement has been fully advanced and is being amortized over its term. $83,333 has been amortized in 2011.

NOTE 6. – INTANGIBLE ASSETS

Significant components of intangible assets at December 31, 2011 and 2010 consist primarily of:

	2011	2010
Distribution rights	$750,000	$750,000
Less amortization of distribution rights	(168,750)	(93,750)
Net distribution rights	581,250	656,250

Pure Guild brand rights and supplier agreement	106,667	106,666
Less amortization of brand rights and supplier agreement	(57,600)	(32,000)
Net brand rights and supplier agreement	49,067	74,666
	$630,317	$730,916

Distribution rights – During 2009, the Company issued 3,000,000 shares of common stock to a Brazilian distributor in exchange for a 10 year exclusive distribution agreement in Brazil. The transaction is valued at $0.25 per share. The Company, though a joint venture with its exclusive distributor, is currently developing a generic Minoxidil product along with appropriate packaging for the Brazilian market, which is planned for introduction in the second quarter of 2012. $75,000 was amortized during 2011. During, the third quarter of 2011, due to the costs involved, the Company entered into agreement with its joint venture partner, whereby the joint venture partner agreed to provide all required financing in exchange for 100% ownership of the joint venture. The Company retains its distribution rights.

Pure Guild brand rights and supplier agreement – During the 3rd quarter of 2009, we were approached by a customer/distributor to develop a private label brand of premium products and associated packaging materials. The Pure Guild brand of products was the result. As part of this project we obtained a 50% interest in the Pure Guild brand and the permanent exclusive rights to manufacture the Pure Guild products. In exchange for these rights, we provided $106,667 of product representing approximately 70% the initial stocking order. The value of these rights is being amortized over 5 years the basic term of the agreement. $25,600 was amortized during 2011.

The Company will continue to amortize its brand and distribution rights over the remaining life of the agreements as follows:

	2012	2013	2014	2015	Beyond	Total
Distribution Rights:
Brazil (exclusive)	$75,000	$75,000	$75,000	$75,000	$281,250	$581,250
Pure Guild	21,333	21,333	6,401	—	—	49,067
	$96,333	$96,333	$81,401	$75,000	$281,250	$630,317

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 7. – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Significant components of accounts payable and accrued expenses at December 31, 2011 and 2010 consist primarily of:

	2011	2010
Trade payables	$779,946	$354,796
Accrued expenses and claims:
Advertising and marketing claim	115,136	175,136
Production materials claim	—	24,038
Freight claim	—	4.500
Accrued bank fees	6,207	—
Accrued production labor	28,709	—
Accrued consulting services	34,415	—
Sales commission	35,000	—
Human resources claim	12,500	25,367
Credits due to customers	—	20,474
Deferred rent	9,401	—
	$1,021,313	$604,311

Trade payables – Consist of liabilities arising in the normal course of business, evidenced by invoices and are generally incurred in connection with the acquisition of materials, inventory or outside services.

Accrued expenses and claims – As discussed more fully in Note 8, the Company has responded to several claims from suppliers, primarily advertisers and media suppliers, alleging unpaid balances on services or materials provided. The Company has responded in many cases that the services or materials did not fully comply with required specifications or supplier commitments. In all cases, the Company has shifted its purchasing to more compatible suppliers. The Company has accrued the estimated settlement value of the claim based on an evaluation of the individual circumstances of each matter.

NOTE 8. – COMMITMENTS AND CONTINGENCIES

During 2011 and 2010, the Company operated under several material agreements as listed below:

Lease for office facilities –

•

The Company leases its corporate headquarters office space located in Miami Beach, Florida. The Company has negotiated the cancellation of its original lease entered into in December 2007, and continues to operate out of its Miami Beach facility, on a month to month basis at $5,700 per month or $68,400 on an annual basis.

•

In March 2009, the Company leased a 3,500 square foot facility in Pompano Beach, Florida as its production facility to assemble small production runs of its products. The lease provides for monthly rent of $2,600 and expired in March 2011.

•

In March 2010, the Company entered into a lease for 7,500 square feet in production facilities in Deerfield Beach, Florida. The new facility replaced its Pompano Beach production facilities and began operations in April 2010. The lease provides for monthly rent of $3,437 in the first year with and increasing scale for years 2 – 5. The lease matures in 5 years and provides for a 5 year renewal option. The Company relocated to larger facilities in October 2011 and is currently in negotiation to terminate the lease.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 8. – COMMITMENTS AND CONTINGENCIES (Continued)

•

In December 2010, the Company entered into a lease for 570 square feet in sales facilities in Ashville, North Carolina. The lease provides for monthly rent of $1,600 in the first year with a small increase in the second year. The lease matures in 2 years and provides for a 2 year renewal option.

•	In October 2011, the Company entered into a lease for 13,137 square feet of warehouse and production space in Pompano Beach, FL. The lease provides for monthly rent of $6,350 and matures in 12 months.

The Company is committed to lease payments over the next five years are as follows:

	2012	2013	2014	2015	Beyond	Total
Facility Leases:
Miami Beach, FL (HQ)	$—	$—	$—	$—	$—	$—
Pompano Beach, FL (Production)	—	—	—	—	—	—
Deerfield Beach, FL (Production)	43,901	45,657	47,483	20,107	—	157,148
Pompano Beach, FL (Production)	60,579	—	—	—	—	60,579
Ashville, NC (Sales)	19,800	—	—	—	—	19,800
	$124,280	$45,657	$47,483	$20,107	$—	$237,527

Pending and threatened litigation –

•

Divine Skin, Inc. has received several pending and threatened litigations from various suppliers typically over non-payment for goods or services. Such vendor disputes are typical in the normal course of business. Divine Skin had vigorously disputed those claims on the grounds of the substandard materials or services provided. All claims received in 2010 and prior periods have been resolved primarily through negotiated settlements resulting in a reduction of the claim and repayment through a structured payout. In 2011, we received 2 additional supplier claims for certain packaging materials that we are disputing and filing counter claims. We established an accrual for these claims and the structured payouts representing our estimate of the amount due of $143,052 and $229,042 at December 31, 2011 and 2010, respectively.

•

Divine Skin Inc. has been named in a lawsuit brought by a former employee of 301 Model, an entity also related to Divine Skin, Inc. through common ownership. Divine Skin was named because it originally hired the employee rather than 301 Model as the latter was not yet an established entity. Our management is vigorously defending our position that the employee was terminated after two weeks for cause and that the employee subsequently violated their non-compete agreement. Accordingly, we do not anticipate that any material assessment or settlement will result from the lawsuit.

•

On June 13, 2011, the Company filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an investor relations and consulting agreement entered into on or about October 15, 2010 whereby the Company paid a third party approximately $20,000 and 230,000 shares of restricted common stock in consideration of investor relations and consulting services. The Company has demanded return of the 230,000 shares of restricted stock and recovery of costs and other damages. The third party has counterclaimed and the matters are currently pending. The Company is vigorously defending the counter claim.

•

On June 13, 2011, the Company filed an action in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida for the rescission of an agreement entered into on or about May 18, 2010 whereby the Company paid a third party approximately $500 and 200,000 shares of restricted common stock in consideration of consulting services. The Company has demanded return of the 200,000 shares of restricted stock and recovery of costs and other damages. These shares were recorded as an unpaid subscription pending meeting certain performance criteria stipulated in the agreement. In November 2011, our claim was dismissed for lack of jurisdiction. The Company has refiled its claim in New York.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 9. – EQUITY

Common Stock Sold Privately

During the first quarter of 2010, the Company began selling its common stock to qualified investors, at a purchase price between $0.15-$0.25 per share. The offering is being conducted on a “best efforts” basis with respect to all shares. The offering also provides that the Company shall pay the selling agents the following fees and commissions: 15% sales commission, a 5% due diligence fee and payment of expenses of up to 10% of the gross proceeds.

The following table summarizes transactions under the private offering as follows:

Period	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds
2010
Q1 2010	1,112,000	$0.18	$200,000	$(60,000)	$140,000
Q2 2010	1,734,000	$0.15	260,000	(78,000)	182,000
Q3 2010	660,000	$0.20	134,500	(36,600)	97,900
Q4 2010	1,000,000	$0.25	250,000	(75,000)	175,000
	4,506,000	$0.19	$844,500	$(249,600)	$594,900
2011
Q1 2011	3,257,207	$0.25	821,000	(223,651)	597,349
Q2 2011	3,530,830	$0.26	916,250	(179,974)	736,276
Q3 2011	1,251,244	$0.27	332,250	(56,144)	276,106
Q4 2011	—	$—	—	—	—
	8,039,281	$0.26	$2,069,500	$(459,769)	$1,609,731
	12,545,281	$0.23	$2,914,000	$(709,369)	$2,204,631

Common Stock Sold Under Securities Purchase Agreement (SPA)

On October 4, 2011 (the “Closing Date”), the Company and certain accredited investors entered into a SPA and completed a closing of a private offering of 6,178,572 shares of the Company’s Common Stock, par value $0.0001 per share and warrants to purchase up to an aggregate of 1,554,645 shares of Common Stock, for aggregate gross proceeds of $1,730,000. The warrants are exercisable for five years from issuance at $0.50 per share and may be exercisable on a cashless basis in certain instances if the underlying shares are not registered under a registration statement. The number of shares of Common Stock to be received upon the exercise of the warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Closing Date.

Wilmington Capital Securities, LLC acted as our placement agent in connection with the Offering. The Placement Agent received a selling commission in cash of 7 per cent of the gross proceeds ($121,100), with an additional $10,000 expense allowance. In addition, the Company issued the Placement Agent a warrant to purchase up to 449,805 shares of Common Stock.

The Company incurred other issuance costs and expenses associated with the SPA, paid in the form of cash or warrants, for an additional $33,674.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 9. – EQUITY (Continued)

In accordance with the terms of the SPA, the Company filed a registration statement (the “Registration Statement”) covering 8,183,021 common shares of common stock (the “Registrable Shares”), which included the shares issued under the SPA and shares underlying the warrants issued under the SPA held by the investors (the “Holders”).  The Registration Statement went effective January 26, 2012.  In the event that the Registration Statement fails to remain effective (an “Event Date”) for a period of one year from the Closing Date (the “Effectiveness Period”), the Company shall pay to the Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by the Holder pursuant to the SPA for the Registrable Shares (excluding Registrable Shares eligible for resale under Rule 144) held by the Holder.  In addition on each 30-day anniversary (or pro rata portion thereof) during the Effectiveness Period, the Company shall pay to the Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by the Holder pursuant to the SPA for any unregistered Registrable Shares (excluding Registrable Shares eligible for resale under Rule 144) then held by the Holder.  Furthermore, the damages payable to each Holder shall be limited to the purchase price paid by the Holder pursuant to the SPA for the Registrable Shares held by the Holder on such Event Date.

The following table summarizes transactions under the SPA as follows:

Period	Common Shares	Price	Gross Proceeds	Issuance Costs	Net Proceeds
2011
Q1 2011	—	$—	$—	$—	$—
Q2 2011	—	$—	—	—	—
Q3 2011	—	$—	—	—	—
Q4 2011	6,178,572	$0.28	1,730,000	(164,774)	1,565,226
	6,178,572	$0.28	$1,730,000	$(164,774)	$1,565,226

Other Issues of Common Stock

During the first quarter of 2010 the Company issued 25,000 shares for services valued at $0.18 per share, which resulted in an expense of $4,500.

During the second quarter of 2010, we entered into a consulting agreement with an investor relations group to provide certain corporate promotional material and strategic advice. During the third quarter of 2010, 200,000 shares of common stock were advanced to the consultant for future services. The transaction was valued at $70,000, its fair value at the date of issuance. To date the consultant has not completed the agreed upon services. Accordingly, we terminated the agreement and demanded the return of our stock. Since the agreed services have not been provided, the shares are not considered fully paid for and accordingly have been recorded in Stock Receivable, a contra equity account.

During the fourth quarter of 2010 the Company issued 244,000 shares for investor relations services valued at $0.36 per share, which resulted in an expense of $87,840.

During the first quarter of 2011 the Company issued 78,000 shares for services provided by an employee and consultants valued at $0.42 per share, which resulted in an expense of $33,180.

During the second quarter of 2011 the Company issued 112,641 shares for services provided by employee and consultants valued at $0.37 - $0.42 per share, which resulted in an expense of $45,661.

During the third quarter of 2011 the Company issued 155,790 shares for services provided by employee and consultants valued at $0.38 - $0.40 per share, which resulted in an expense of $60,598.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 9. – EQUITY (Continued)

During the fourth quarter of 2011 the Company issued 19,256 shares for services provided by consultants valued at $0.38 per share, which resulted in an expense of $7,408. In addition, a consultant exercised warrants for 1,236,210 common shares and vested options for 1,266,667 common shares, totaling 2,502,877 common shares for $25,029.

Surrender of Common Stock

During the third quarter of 2011, the 3 principal founding shareholders voluntarily surrendered 7,017,805 common shares, collectively.

Warrants

During 2010, the Company sold shares of its common stock under a PPM as governed by Regulation S. As discussed in the PPM offering, the selling agent has the right to receive warrants to purchase one share of Common Stock of the Company for every ten Shares sold. The exercise price of each warrant is $0.01 per share and such warrants are exercisable for a period of five years from the date of issuance. The warrants were “in the money” upon issuance and their value was charged to financing consulting services. Accordingly, the Company issued warrants based on the private sale of common shares as follows:

Period	Common Shares Sold	Qualified Warrants	Per Share Value	Warrant Value
2010
Q1 2010	1,112,000	111,200	$.17	$18,904
Q2 2010	1,734,000	173,400	.34	58,956
Q3 2010	660,000	61,000	.34	20,740
Q4 2010	1,000,000	100,000	.35	35,000
	4,506,000	445,600	$.30	$133,600

Also during the first quarter of 2010, the Company issued warrants to an investor relations consultant in aggregate to purchase 500,000 shares of common stock at prices ranging from $0.25 to $0.35 per share depending on the tranche. The warrants were recorded at their fair value of $2,071, which resulted in a charge to operations.

During 2011, the Company continued to sell shares of its common stock under the PPM as governed by Regulation S. These sales of common shares also provided a grant warrants to the selling agent under the same terms disclosed above. Accordingly, the Company issued warrants based on the private sale of common shares as follows:

Period	Common Shares Sold	Qualified Warrants	Per Share Value	Warrant Value
2011
Q1 2011	3,257,207	305,100	$.44	$134,244
Q2 2011	3,530,830	—	.36	—
Q3 2011	1,251,244	—	.38	—
Q4 2011	—	—	.35	—
	8,039,281	305,100	$.30	$134,244

Effective for Q2 and Q3 of 2011, the selling agent waived his rights to receive warrants. Accordingly, the Company issued no warrants related to the private sale of shares and accrued no expense for financial consulting services. During Q4 of 2011, no shares were sold privately since the terms of the SPA preclude such activities.

In Q4 2011 the Company completed a closing of a private offering of 6,178,572 shares of the Company’s Common Stock, under an SPA. (see Common Stock Sold Under Securities Purchase Agreement (SPA)). The SPA provides the investors with warrants to purchase an aggregate of 1,554,645 shares of Common Stock. In addition, the SPA also grants warrants to purchase 493,485 shares of Common Stock as fees for assisting in the SPA closing.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 9. – EQUITY (Continued)

The following tables present the status of all warrants outstanding at December 31, 2010 and 2011, respectively.

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Year Ended December 31, 2010
Outstanding at January 1, 2010	485,510	$0.01	4.0	$169,929
Issued	945,600	0.01	5.0	170,960
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2010	1,431,110	$0.01	4.5	$340,889
Exercisable at December 31, 2010	1,431,110	$0.01	4.5	$340,889

Year Ended December 31, 2011
Outstanding at January 1, 2011	1,431,110	$0.01	3.5	$355,200
Issued	2,343,230	0.01	4.2	109,836
Exercised	(1,236,210)	—
Forfeited	—	—
Outstanding at December 31, 2011	2,538,130	$0.01	4.2	$20,000
Exercisable at December 31, 2011	2,538,130	$0.01	4.2	$20,000

The value of warrants issued in 2011 and 2010 were determined using the Black-Scholes-Merton option pricing model and were based on the following assumptions:

	2011	2010

Expected term	5 yrs	3.9-5.0 yrs
Risk free interest rate	.9%	1.56%-2.07%
Stock price volatility	25.0%	28.5%
Dividend yield	0	0

Option

The selling agent engaged by the Company has also entered into a Consulting Agreement under which he assisted the Company in filing a registration statement on Form 10 and quotation of its shares on the Over the Counter Bulletin Board (OTC Markets). The Company has issued an option to the selling agent to purchase 2,000,000 share of common stock at an exercise price of $0.01 per share. At grant date, the option was valued based on the offering price of the PPM of $0.25 per share, which was $480,000. The option expires in five years. The option vests and is exercisable subject to certain lock up and leak out provisions which commence upon the effective date of the Company obtaining OTC Markets listing. Leak out provisions limit exercisability of the option number to 200,000 shares per quarter. During the first quarter of 2010, the Company obtained its trading symbol and accordingly recorded an expense for consulting services of $160,000 in 2010 reflecting the structured vesting.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 9. – EQUITY (Continued)

The following tables present the status of all options outstanding at December 31, 2010 and 2011, respectively.

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Year Ended December 31, 2010
Outstanding at January 1, 2010	0	$0.01	0.0	$0
Issued	2,000,000	0.01	4.5
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2010	2,000,000	$0.01	4.5	$720,000
Exercisable at December 31, 2010	666,667	$0.01	4.5	$233,333

Year Ended December 31, 2011
Outstanding at January 1, 2011	2,000,000	$0.01	3.5	$720,000
Issued	—	—
Exercised	(1,266,667)	0.01
Forfeited	—	—
Outstanding at December 31, 2011	733,333	$0.01	3.5	$264,000
Exercisable at December 31, 2011	200,000	$0.01	3.5	$72,000

The value of the options issued in 2010 were determined using the Black-Scholes-Merton option pricing model and were based on the following assumptions:

	2011	2010

Option life	—	5.0 yrs
Risk free interest rate	—	1.56%
Stock price volatility	—	28.5%

Preferred Stock

During the first quarter of 2009 three shareholders of the Company (which at such time constituted all of the shareholders of the Company) exchanged an aggregate of 10,000,000 shares of common stock for 10,000,000 shares of Series A Preferred Stock. As provided under Certificate of Designation for Series A Preferred Stock dated January 14, 2009, but filed in April 2009 and amended in September 2009, each share of Series A Preferred Stock is entitled to 2 votes per share and the Series A Preferred Stock votes together with the Company’s common stock, except as otherwise provided under Florida law.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 10. – INCOME TAXES

The provision for income taxes for the year ended December 31, 2011 and 2010 is summarized as follows:

	2011	2010
Current:
Federal	$—	$—
State	—	—
Deferred:
Federal	(342,510)	(47,976)
State	(31,804)	(4,455)
Increase (Decrease) in valuation allowance	374,314	52,431

Total provision (benefit) for income taxes	$—	$—

The income tax benefit for the year ended December 31, 2011 and 2010 was not booked due to the uncertainty of future profitable operations necessary to realize the benefit.

The provision for income taxes for the year ended December 31, 2011 and 2010 differs from the amount computed by applying the federal statutory rate to income (loss) before provision (benefit) for income taxes as follows:

	2011	2010

Expected provision(benefit) at statutory rate	-35.0%	-35.0%
State taxes	-3.3%	-3.3%
Valuation allowance for Net Loss	38.3%	38.3%

Total provision (benefit) for income taxes	0.0%	0.0%

Deferred income taxes reflect the net tax effect of tax carry forward items and the temporary differences between the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities at December 31, 2011 and December 31, 2010 are as follows:

	2011	2010
Deferred tax assets:
Net operating loss carry-forwards	$533,599	$159,284
	—	—
Total deferred tax assets	533,599	159,284
Valuation allowance	(533,599)	(159,284)
Net deferred tax assets	$—	$—

As of December 31, 2011 and December 31, 2010 the Company had a valuation allowance on its deferred tax assets of $533,599 and $159,284, which relates to net operating losses. The valuation allowance increased $374,315 in 2011. The increase in 2011 was attributable to accumulated net operating loss.

As of December 31, 2011 and December 31, 2010, the Company had net operating loss carry-forwards of $1,446,928 and $466,035, respectively. Unused net operating loss carry-forwards will expire at various dates beginning in 2029 and ending in 2031.

As of December 31, 2011 and 2010, the Company had no unrecognized tax benefit and accordingly no related accrued interest or penalties.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 11. – 2009 EQUITY INCENTIVE PLAN

Overview – The Company initiated a 2009 Equity Incentive Plan (the "Plan") to:

1.	attract and retain the best available personnel for positions of substantial responsibility,
2.	provide additional incentives to Employees, Directors and Consultants, and
3.	promote the success of the Company and the Company's Affiliates.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, time vested and/or performance vested Restricted Stock, Stock Appreciation Rights and Unrestricted Shares may also be granted under the Plan.

Subject to the Plan – The initial maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000 shares. No more than 100,000 Shares of Common Stock may be granted to any one Participant with respect to Options, Stock Purchase Rights and Stock Appreciation Rights during any one calendar year period. Common Stock to be issued under the Plan may be either, authorized and unissued shares or shares held in treasury.

Eligibility – Nonstatutory Stock Options, Stock Purchase Rights, Stock Awards, Stock Appreciation Rights and Unrestricted Shares may be granted to all Service Providers. Incentive Stock Options may be granted only to Employees.

Limitations – Each Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if an Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.

Term – The term of each Option shall be stated in the applicable Option Agreement or, if not stated, ten years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

Exercise and Vesting – Unless otherwise determined by the Administrator and provided for in the Option Agreement, each Option shall vest and become exercisable as to one-sixth (1/6) of the Shares subject to the Option on the date that is nine months after the date of grant, and an additional one-sixth (1/6) of the Shares subject to the Option every nine months thereafter until fully vested and exercisable.

NOTE 12. - SIGNIFICANT CUSTOMERS

The Company’s product revenues represent primarily sales of Revita, Spectral DNC and NR08, which individually each exceeds 10% of total sales and collectively represent 38% of total sales. Intro packs, Revita.cor, and Spectral DNC-L collectively account for another 26% of total sales. During Q411-YTD two customers generated 29% of the Company’s sales and 13% of the outstanding accounts receivable balance at December 31, 2011. These customers are distributors of the Company.

Sales to these customers during Q411-YTD and their accounts receivable at December 31, 2011 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

B	$1,458,908	16%	$86,746	4%
A	$1,182,570	13%	$184,192	9%

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 12. - SIGNIFICANT CUSTOMERS (Continued)

Sales to these customers during Q410-YTD and their accounts receivable at December 31, 2010 were:

Customer	Sales Amount	Percent	Accounts Receivable	Percent

A	$1,051,172	20%	$182,096	15%
B	$1,182,847	22%	$159,300	1%

NOTE 13. - SIGNIFICANT VENDORS

The Company purchases its raw materials from various foreign and domestic suppliers several of which represent individually in excess of 10% of total purchases. Purchases of raw materials consist primarily of basic chemicals and packaging materials. The Company believes that it enjoys cordial relationships with all its suppliers but should the need arise; the Company believes that it could transition to alternate suppliers with minimal adverse impact. It does not have any formal long term purchase agreements with its suppliers. The Company does issue purchase orders based on its production plan, which may be modified or cancelled should its production plan change. The Company had $412,284 in outstanding purchase orders at December 31, 2011.

Purchases from significant vendors during Q411-YTD and their accounts payable at December 31, 2011 were:

Vendor	Purchase Amount	Percent	Accounts Payable	Percent

A	$1,177,768	27%	$0	0%
B	$542,154	12%	$122,761	26%

Purchases from significant venders during Q410-YTD and their accounts payable at December 31, 2010 were:

Vendor	Purchase Amount	Percent	Accounts Payable	Percent

A	$443,528	27%	$0	0%
B	$165,371	10%	$0	0%
C	$276,400	17%	$0	0%

NOTE 14. - CONSOLIDATION OF VARIABLE INTEREST ENTITY

The Company holds a variable interest in Velocity Storage and Packaging LLC (“Velocity”) an entity for which the Company is the primary beneficiary. Velocity performs packaging and shipping services exclusively for the Company. The Companies variable interest relates to a financing arrangement whereby, all operational expenses including labor costs, facility costs and other operational expenses are reimbursed by the company at Velocity’s cost. The Company has no equity investment in Velocity and Velocity has no assets, liabilities or equity structure of its own. Velocity is financially supported by the Company in the form of reimbursement for 100% of the operational costs. Accordingly, the Company determined that Velocity was a variable interest entity ("VIE") and the Company was the primary beneficiary under the guidance offered in ASC 810-10 since Velocity does not have sufficient equity at risk for the entity to finance its own activities. ASC 810-10 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur.

DIVINE SKIN, INC. (dba DS LABORATORIES) and SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

NOTE 15. – SUBSEQUENT EVENTS

On March 20, 2012, the Company issued a non binding letter of intent to acquire 100 percent of Divine Skin Laboratories SA de CV (“DSL Mexico”) in consideration of shares of common stock of the Company. DSL Mexico was formed in 2008 in Mexico City and it sells and distributes DS Laboratories products exclusively to a network of physicians throughout Mexico. The Mexican company has been a distributor of Divine Skin product for more than three years, representing nearly 10 percent of the Company’s revenue in 2011. The closing of the transaction is subject to the negotiation of definitive terms and certain conditions to closing, including, but not limited to, due diligence by both parties and an independent audit of DSL Mexico. Accordingly, there can be no assurance that the acquisition will be completed.

On March 30, 2012, the Company closed on $1.5 million credit facility provided by a financial institution. The credit facility provides for asset based lending collateralized by all assets of the Company. Advances are based on 80% of qualified accounts receivable and 40% of finished goods inventory. The credit facility provides for interest and bank fees, which currently aggregate to 8% (prime plus 3% plus 1.75% asset monitoring fees and other fees) per annum and expires March 24, 2014, and may be renewed under certain conditions. The credit facility is personally guaranteed by our Chief Executive Officer and, under certain conditions, may be called upon demand. The credit facility also provides for a referral fee of 4% per annum for 3 years.

Effective September 15, 2012, the Company issued an aggregate of 4,500,000 shares of common stock to two Company founders pursuant to the conversion terms of 4,500,000 shares of Series A Convertible Preferred Stock held by such persons.

__________ Units

Divine Skin, Inc.

__________ Units Consisting of
____ Share of Common Stock and ___ of a
Warrant to Purchase One Share of Common Stock

PROSPECTUS

Maxim Group

___________________________, 2012

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses incurred or expected to be incurred by Divine Skin, Inc. in connection with the issuance and distribution of the securities being registered hereby, other than placement agent fees. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

SEC registration fee	$1,146.00
Finra fee	$30,000.00
Legal fees and expenses	$150,000.00
Nasdaq Capital Marketing listing fee and expenses	$80,000.00
Accounting fees and expenses	$20,000.00
Transfer agent fees and expenses	$10,000.00
Printing and engraving expenses	$10,000.00
Miscellaneous fees and expenses	$50,000.00
Total	$351,146.00

Item 14.    Indemnification of Directors and Officers.

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.    Recent Sales of Unregistered Securities.

Upon the Company’s inception, the Company issued an aggregate of 10,000 shares of its common stock to three officers and directors of the Company as founders of the Company. The shares were issued at $0.001 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Act”). The shares contain a legend restricting their transferability absent registration or applicable exemption. Effective January 2009, the Company declared a stock dividend of 10,000 shares of common stock for one share of common stock.

On January 14, 2009, the Company issued 10,000,000 shares of Series A Preferred Stock which shares were issued to the officers and directors of the Company in exchange of 10,000,000 shares of common stock of the Company held by such individuals. The Series A Preferred Stock was issued pursuant to the exemption from registration provided by Section 4(2) of the Act. The shares of Series A Preferred Stock may not be transferred absent registration or applicable exemption.

In January 2009 the Company entered into a consulting agreement with a third party consultant. Under the agreement, the consultant provides advisory services to the Company, including but not limited to investor relations and general business matters. The agreement is for a term of 12 months. In consideration for the services provided by the consultant, the Company issued a warrant to purchase up to 2,000,000 shares of the Company’s common stock, exercisable at $0.01 per share for a period of five years from the date of issuance. The consultant received information concerning the Company and had the opportunity to ask questions about the Company. The warrant was issued pursuant to an exemption from registration provided by Section 4(2) of the Act. The warrant contains a legend restricting its transferability absent registration or applicable exemption.

During the nine months ended September 30, 2009, the Company issued an aggregate of 4,855,096 shares of common stock to nine foreign investors in consideration of gross proceeds of $1,213,774 under a Private Placement Memorandum (“Reg S PPM”). The Reg S PPM provided for issuance costs of 30% which amounted to approximately $364,132 in relations to this transaction. As a result, the Company netted $849,642 in proceeds from the subscription. The Company issued a common stock purchase warrant to a selling agent to purchase up to 485,510 shares of the Company’s common stock exercisable at $0.01 per share for a period of five years from the date of issuance. The shares were issued under the exemption from registration provided by Regulation S under the Act. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended September 30, 2009, the Company issued an aggregate of 74,000 shares to eight service providers in consideration of accounting, legal and consulting services provided to the Company. The shares were issued under the exemption from registration provided by Section 4(2) under the Act. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. Two thousand shares issued to an employee of the Company were subsequently cancelled.

Effective October 1, 2009, the Company issued 3,000,000 shares of common stock to distributor pursuant to the terms of a distribution agreement, as amended. The distribution agreement provides the distributor with exclusive distribution rights throughout Brazil. The shares were issued under the exemption from registration provided by Regulation S under the Act. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009 the Company accepted an aggregate of $7,000 from 14 investors to subscribe for 28,000 of our common shares under a private placement memorandum. The Company netted $7,000 in proceeds from the subscription. The shares were issued under the exemption from registration provided by Section 4(2) under the Act. The investors were accredited and received information concerning the Company prior to making their investment decision. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During October 2009 the officers of the Company returned an aggregate of 7,969,059 shares of common stock to the Company for nominal consideration. Such shares were retired by the Company and returned to treasury.

During the three months ended March 31, 2010, the Company issued an aggregate of 1,112,000 shares of common stock to two foreign investors in consideration of gross proceeds of $200,000 under a private placement pursuant to Regulation S under the Act. The Company paid fees and commissions of approximately $60,000. As a result, the Company netted $140,000 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 111,200 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During the three months ended March 31, 2010, the Company issued 25,000 shares of its common stock to a service provider in consideration of sales training services. The shares were issued pursuant to the exemption from registration provided under Section 4(2) of the Act. The service provider had access to information concerning the Company and an opportunity to ask questions about the Company. The certificate representing the shares contains a legend restricting its transferability absent registration or applicable exemption.

During the three months ended June 30, 2010, the Company issued 1,734,000 shares of common stock to a foreign investor in consideration of gross proceeds of $260,000 under a private placement pursuant to Regulation S under the Act. The Company paid fees and commissions of approximately $78,000. As a result, the Company netted $182,000 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 173,400 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During July 2010 the Company issued 50,000 shares of common stock to an investor in consideration of gross proceeds of $10,000 under a private placement pursuant to Section 4(2) under the Act. The Company paid no fees or commissions. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During July 2010 the Company issued 200,000 shares to a service provider pursuant to the terms of an investor relations and consulting agreement. The shares are valued at $0.35 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Act. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. The Company has demanded the return of these shares from the service provider, as the Company believes that the service provider has failed to perform.

During July and August 2010 the Company issued an aggregate of 610,000 shares of common stock to two foreign investors in consideration of gross proceeds of $122,000 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $36,600. As a result, the Company netted $85,400 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 61,000 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During the three months ended December 31, 2010, the Company issued 244,000 shares of its common stock to a service provider for investor relations and consulting services. The shares are valued at $0.36 per share. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Act. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During November 2010 the Company issued 1,000,000 shares of common stock to a foreign investor in consideration of gross proceeds of $250,000 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $75,000. As a result, the Company netted $175,000 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. In addition, the Company issued a warrant to purchase 100,000 shares of common stock exercisable at $0.01 per share to a consultant that assisted in the offering.

During the three months ended June 30, 2011, the Company issued an aggregate of 112,641 shares of common stock to four employees and consultants in consideration of services performed. The shares were issued pursuant to Section 4(2) under the Act. The service providers had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended June 30, 2011, the Company issued an aggregate of 3,530,830 shares of common stock to five foreign investors in consideration of gross proceeds of $916,250 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $179,974. As a result, the Company netted $736,276 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended September 30, 2011 the Company sold approximately 1,251,244 shares of common stock to six foreign or otherwise accredited investors for gross proceeds of $332,250 under a private placement pursuant to Section 4(2) and Regulation S under the Act. The Company paid fees and commissions of approximately $56,144 in connection with the sales to foreign investors. As a result, the Company netted $276,106 in proceeds from the subscription. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the three months ended September 30, 2011 the Company issued 80,790 shares of its common stock to a service provider. The shares were issued pursuant to Section 4(2) under the Act. The service provider had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During September 2011 the Company retired and returned to treasury approximately 7,017,805 shares of its common stock for nominal consideration. The shares were previously held by the Company’s officers.

On October 4, 2011 (the “Closing Date”), the Company and certain accredited investors entered into a Securities Purchase Agreement and completed a closing of a private offering of 6,178,571 shares of the Company’s Common Stock and warrants to purchase up to an aggregate of 1,554,645 shares of Common Stock, for aggregate gross proceeds of $1,730,000. The warrants are exercisable for five years from issuance at $0.50 per share and may be exercisable on a cashless basis in certain instances if the underlying shares are not registered under a registration statement. The number of shares of Common Stock to be received upon the exercise of the warrants and the exercise price of the warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Closing Date. The Company received gross proceeds of $1,730,000 under the Securities Purchase Agreement. Wilmington Capital Securities, LLC acted as our placement agent in connection with the Offering. The placement agent received a selling commission in cash of 7 per cent of the gross proceeds ($121,100), with an additional $10,000 expense allowance. In addition, the Company issued the placement agent a warrant to purchase up to 449,805 shares of Common Stock under the same terms as the warrants. The Shares, the warrants and the placement agent warrants were issued under the exemption from registration provided by Section 4(2) of the Act. The securities contain a legend restricting transferability absent registration or applicable exemption.

During October 2011 the Company issued 2,502,877 shares of its common stock pursuant to the exercise of outstanding options and warrants previously issued to a service provider. The options and warrants were exercised at $0.01 per share and the Company received $25,028.77. The shares were issued pursuant to Section 4(2) under the Act. The service provider had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the fourth quarter of 2011 the Company issued 19,256 shares of common stock for services provided by consultants valued at $0.38 per share, which resulted in an expense of $7,408. The shares were issued pursuant to Section 4(2) under the Act. The service provider had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During the first quarter of 2012 the Company issued 281,818 shares for services provided by two employees.  The Company also issued 88,235 shares to a distributor as an award for achieving business goals. The shares were issued without registration under the Act, in reliance upon the exemption provided under Section 4(2). The securities issued contain a legend restricting transfer absent registration or applicable exemption.  The securities holders received current information about the Company and had the opportunity to ask questions about the Company.

During the three months ended June 30, 2012 the Company issued an aggregate of 220,672 shares of common stock to two employees in consideration of bonuses earned by the employees. The shares were issued pursuant to Section 4(2) under the Act. The employees had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During May 2012 the Company issued 20,000 shares of common stock to a foreign person in consideration of research services provided by such person. The shares were issued pursuant to Section 4(2) under the Act. The third party had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During May 2012 the Company issued an aggregate of 385,136 shares to two third parties as bonuses for achieving business goals. The shares were issued pursuant to Section 4(2) under the Act. The third parties had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During May 2012 the Company issued 407,000 shares of common stock to a consultant pursuant to the exercise of options held by the consultant. Such options were exercisable at $0.01 per share.  In addition the consultant was issued an additional 396,968 shares of common stock in consideration of consulting services. The shares were issued pursuant to Section 4(2) under the Act. The consultant had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

Effective June 1, 2012 the Company issued 200,000 shares of common stock to a consulting company under the terms of a consulting agreement in consideration of investor relations services and agreed to issue an additional 200,000 shares within 90 days of the date of the agreement. The shares were issued pursuant to Section 4(2) under the Act. The consultant had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

Effective June 15, 2012 the Company issued 250,000 shares of common stock to a consulting company in consideration of investor relations services. The shares were issued pursuant to Section 4(2) under the Act. The consultant had access to information concerning the Company and the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

During August 2012, the Company accepted subscriptions to issue an aggregate of 2,928,000 shares of common stock to three foreign investors and received gross proceeds of $732,000.  The shares were issued pursuant to Regulation S under the Act.  The foreign investors had access to information concerning the Company and had the opportunity to ask questions about the Company. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption. The Company paid an aggregate fee of $124,440 to a selling agent in connection with the offering, which consisted of an 8% sales commission, 5% due diligence fee and payment of expenses of up to 5% of the gross proceeds.

Effective September 15, 2012 the Company issued an aggregate of 4,500,000 shares of common stock to two Company founders pursuant to the conversion terms of 4,500,000 shares of Series A Convertible Preferred Stock held by such persons. The shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Act. The certificates representing the shares contain legends restricting transferability absent registration or applicable exemption.

Item 16.    Exhibits.

(a)  Exhibits required by Item 601 of Regulation S-K. The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement:

Exhibit No.		Description
3.1		Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated January 13, 2007 (1)
3.2		Amendment to Amended and Restated Articles of Incorporation of Divine Skin, Inc., dated September 15, 2009 (2)
3.3		Bylaws of Divine Skin, Inc. (Provided herewith)
4.1		Form of Warrant dated October 4, 2011(6)
4.2		Revolving Demand Note dated March 30, 2012 (8)
4.3		Form of Common Stock Purchase Warrant for Investors in the Units **
4.4		Form of Common Stock Purchase Warrant for Placement Agent of the Units **
5.1		Opinion of Pearlman Schneider LLP **
10.1	+	2009 Divine Skin, Inc. Equity Incentive Plan (1)
10.3		Consulting Agreement with Abner Silva dated November 2008 (Provided herewith)
10.4		Form of Exclusive Distribution Agreement (1)
10.5		Gamma Investors Exclusive Distribution Agreement, as amended and restated (Provided herewith)
10.6		Form of Regulation S Subscription Agreement (3)
10.7		Form of Section 4(2) Subscription Agreement (3)
10.8		Securities Purchase Agreement dated October 4, 2011(6)
10.9		Registration Rights Agreement dated October 4, 2011(6)
10.10		Demand Loan and Security Agreement dated March 30, 2012 (8)
10.11		Validity Guaranty dated March 30, 2012 (8)
10.12		Form of Placement Agent Agreement **
10.13		Form of Subscription Agreement for U.S. investors **
10.14		Cellway International Distribution Agreement dated November 25, 2008 (Provided herewith)
10.15		WR Group Distribution Agreement dated March 1, 2009 (Provided herewith)
21.1		List of subsidiaries of the Company (Provided herewith)
23.1		Consent of Cherry, Bekaert & Holland, LLP (Provided herewith)
23.2		Consent of RBSM LLP(Provided herewith)
23.3		Consent of Pearlman Schneider LLP (contained in Exhibit 5.1)**
99.1		Code of Ethics (4)
101	#

The following materials from Divine Skin, Inc.’s financial statements for the year ended December 31, 2011 and quarter ended June 30, 2012 are formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) Consolidated Statement of Stockholders' Deficit, (iv) the Consolidated Statements of Cash Flow, and (iv) Notes to Consolidated Financial Statements.

———————

**

To be filed.

+

Management contract or compensation plan or arrangement.

#

In accordance with Regulation S-T, the XBRL-related information in Exhibit 101 shall be deemed “furnished” and not “filed.”

(1)

Incorporated by reference to registration statement on Form 10 filed with the Securities and Exchange Commission filed May 22, 2009.

(2)

Incorporated by reference to Form 10-Q for the period ended September 30, 2009.

(3)

Incorporated by reference to registration statement on Form S-1 with the Securities and Exchange Commission, as amended, filed December 12, 2009 (file number 333-163449).

(4)

Incorporated by reference to Form 10-K Annual Report for the year ended December 31, 2009.

(5)

Incorporated by reference to Form 8-K filed February 25, 2011.

(6)

Incorporated by reference to Form 8-K filed October 11, 2011.

(7)

Incorporated by reference to Amendment No. 1 to form 8-K filed July 11, 2011.

(8)

Incorporated by reference to Form 8-K filed April 5, 2012.

(b)  Financial Statements Schedules.

All financing statements schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or other notes hereto.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B (230.430B of this chapter):

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on the 25th day of October 2012.

DIVINE SKIN, INC.

/s/ DANIEL KHESIN
Daniel Khesin, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL KHESIN	President, Chief Executive Officer, Chief Financial Officer (Principal Financial and Accounting Officer) and Director (Principal Executive Officer)	October 25, 2012
Daniel Khesin

/s/ KEITH MARKEY	Director	October 25, 2012
Keith Markey